As filed with the Securities and Exchange Commission on May 14, 2007

Registration No. 333-141595

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

Amendment No. 2 to
FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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WESTERN GOLDFIELDS INC.

(Exact name of registrant as specified in its charter)

Ontario	1040	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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2 Bloor Street West
Suite 2102, P.O. Box 110
Toronto, Ontario
Canada M4W 3E2
(416) 324-6000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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Western Mesquite Mines, Inc.

6502 East Highway 78

Brawley, California 92227

(928) 341-4653 Extension 103

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Cameron A. Mingay Cassels Brock & Blackwell LLP 2100 Scotia Plaza 40 King Street West Toronto, Ontario Canada, M5H 3C2 (416) 869-5300	Christopher J. Cummings Shearman & Sterling LLP Commerce Court West 199 Bay Street, Suite 4405 Toronto, Ontario Canada M5L 1E8 (416) 360-8484

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this Registration Statement and all conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

May 18, 2007

Dear Stockholder:

You are cordially invited to attend the Meeting of stockholders to be held at 9:30 a.m., Eastern Daylight Time, on June 19, 2007.

At the Meeting, you will be asked to elect directors and to approve HJ & Associates, LLC as our independent auditors for 2007. In addition, you will be asked to approve amendments to our stock option plan, which amendments accord with revised guidelines issued by the Toronto Stock Exchange, and the adoption of a stockholders’ rights plan, which will only become effective prior to the Reorganization (as defined below). Further, we are pleased to present for your approval a proposal for reorganizing Western Goldfields, Inc. in order to change its place of incorporation from Idaho to Ontario, Canada (“the Reorganization”). If the Reorganization is completed, the shares you own of Western Goldfields, Inc. (which we refer to as WG Idaho) will automatically become common shares of Western Goldfields Inc., an Ontario company that we recently formed (which we refer to as WG Ontario). The number of WG Ontario shares you will own will be the same as the number of WG Idaho shares you own immediately prior to the completion of the Reorganization, and your relative economic ownership in the company will remain unchanged. After completion of the Reorganization, WG Ontario and its subsidiaries will continue to conduct the business now conducted by WG Idaho and its subsidiaries. In addition, the board of directors of WG Idaho will become the board of directors of WG Ontario and HJ & Associates, LLC, will become the independent auditors for 2007.

Our board of directors believes that the Reorganization offers the following benefits and advantages:

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As a Canadian company, we expect to be able to complete transactions requiring shareholder approval more quickly, which would facilitate our corporate strategy of growth through acquisitions.

•

As a Canadian mining company, we expect to have a higher profile in the Canadian markets as we will be considered to be a “mid-cap” company. Canada is considered one of the main capital markets in the world for the mining sector.

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As a Canadian mining company, we may be a more attractive investment to a wider range of Canadian investors, while still being able to access the U.S. capital markets.

You should be aware that the Reorganization will result in certain important changes to your rights as a shareholder and has some risk. For instance:

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WG Ontario will not have a limit on the number of shares authorized for issue. WG Idaho is limited to 500,000,000 shares of common stock.

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Enforcement of liabilities by U.S. persons against WG Ontario may be more difficult than against WG Idaho.

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The rights you may have as a shareholder of an Idaho corporation will not be the same rights you have as a shareholder of an Ontario corporation.

Following the Reorganization, WG Ontario will be treated as a U.S. corporation for all U.S. federal income tax purposes. The Reorganization will qualify as a tax-free exchange for U.S. federal income tax purposes. Therefore, shareholders of WG Idaho who are U.S. holders will not recognize gain or loss on the receipt of WG Ontario common shares in exchange for WG Idaho common stock pursuant to the Reorganization. Further, the holding period for any WG Ontario common shares received by a U.S. holder with respect to the Reorganization will include such U.S. holder’s holding period for the common shares of WG Idaho surrendered. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

WG Idaho common stock is currently traded on the Toronto Stock Exchange under the symbol “WGI” and we expect that, immediately following the Reorganization, WG Ontario common shares will be traded on the TSX under the same symbol.

Your board of directors has approved the Agreement and Plan of Merger to facilitate the Reorganization and it recommends that you vote “FOR” its approval and “FOR” each of the other proposals contained in the accompanying proxy statement/prospectus.

This proxy statement/prospectus provides you with detailed information regarding each of the proposals to be considered at the Meeting. We encourage you to read this entire document carefully. PLEASE CONSIDER THE RISK FACTORS BEGINNING ON PAGE 9.

We urge you to join us in supporting this important opportunity.

Raymond Threlkeld
President and Chief Executive Officer

May 18, 2007

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated May 18, 2007 and is first being mailed to shareholders on or about May 18, 2007.

This proxy statement / prospectus incorporates important business and financial information about us that is not included in or delivered with this proxy statement / prospectus. Information incorporated by reference is available without charge to holders of our securities upon written or oral request to us at 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada M4W 3E2, Attention: Julie Taylor, or by telephone at (416) 324-6000. To obtain timely delivery, security holders must request the information no later than five business days before the date they must cast their vote with respect to the matters discussed herein, or June 12, 2007.

WESTERN GOLDFIELDS, INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 19, 2007

To the Stockholders of Western Goldfields, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual and Special Meeting of Stockholders (“the Meeting”) of Western Goldfields, Inc. will be held at 9:30 a.m., Eastern Daylight Time, on June 19, 2007 at the TSX Broadcast Centre, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada, to consider and act upon the following matters:

(1) To approve the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, among Western Goldfields, Inc. (“WG Idaho”), Western Goldfields (USA) Inc. (“Mergerco”) and Western Goldfields Inc. (“WG Ontario”), an Ontario company, whereby the company will effectively change its place of incorporation from Idaho to Ontario by merging Mergerco with WG Idaho, with the surviving entity to be a Nevada corporation that is a wholly-owned subsidiary of WG Ontario, and pursuant to which each share of WG Idaho will automatically become a share of WG Ontario and all current stockholders of WG Idaho will become shareholders of WG Ontario.

(2) To approve the Shareholder Rights Plan, substantially in the form attached to the accompanying proxy statement/prospectus as annex VI, which will only be implemented immediately prior to the Reorganization becoming effective.

(3) To approve amendments to our stock option plan in accordance with recent Staff Notices of the Toronto Stock Exchange, such amendments to be substantially in the form attached to the accompanying proxy statement/prospectus as annex VII.

(4) To elect the five directors to the Board of Directors of Western Goldfields, Inc., who will become the Board of Directors of WG Ontario if Proposal (1) is approved.

(5) To approve the appointment of HJ & Associates, LLC as independent auditors for the year 2007.

(6) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The board of directors has fixed the close of business on May 14, 2007 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED, YOU SHOULD VOTE YOUR PROXY BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

Raymond Threlkeld
President and Chief Executive Officer

May 18, 2007

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and similar Canadian securities legislation with respect to the Reorganization, other matters to be considered at the Meeting, and our financial condition, results of operations and business. This legislation protects public companies from liability for forward-looking statements in private securities actions if the forward-looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially. Forward-looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under “Risk Factors” and elsewhere herein. All statements regarding the expected benefits of the Reorganization and other matters to be considered at the Meeting are forward-looking statements. The forward-looking statements may include statements for the period following completion of the Reorganization. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “intends,” “plans” or similar expressions in this document or in the documents incorporated by reference. You should be aware that any forward-looking statements in this document only reflect current expectations and are not guarantees of performance.

We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to:

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an inability to realize expected benefits of the Reorganization within the anticipated time frame, or at all;

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costs or difficulties related to the Reorganization and related transactions, which could be greater than expected;

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the effect of political, economic and market conditions and geopolitical events;

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our reputation;

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investor sentiment; and

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unexpected adverse consequences.

Actual results may differ materially from those expressed or implied by forward-looking statements. As you make your decision how to vote, please take into account that forward-looking statements speak only as of the date of this document or, in the case of documents incorporated by reference, the date of any such document.

QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

What Am I Being Asked To Vote On?

You are being asked to vote in favor of a merger by which WG Idaho will become a wholly-owned subsidiary of WG Ontario. Each share of WG Idaho common stock that you hold will be automatically deemed to be one WG Ontario common share.

You are also being asked to vote in favour of certain amendments to our stock option plan, which amendments accord with revised guidelines of the TSX, and the implementation of a revised stockholder rights plan, which would become effective upon the completion of the Reorganization.

Since the Meeting is an annual meeting, you are also being asked to vote on the election of five directors to the board of directors of WG Idaho and to approve the appointment of HJ & Associates, LLC as WG Idaho’s independent auditors for the 2007 fiscal year. If the merger is approved by the stockholders at the Meeting, the WG Idaho directors that are elected to the board will become the directors of WG Ontario and HJ & Associates, LLC will serve as the independent auditors of WG Ontario.

How Will The Reorganization Be Accomplished?

A new Nevada company, which has been formed specifically for the merger, will merge with WG Idaho. The company resulting from the merger will exist under Nevada law and will be a wholly-owned subsidiary of WG Ontario. As a result of the merger, each currently outstanding share of WG Idaho will entitle the holder thereof to one common share of WG Ontario. As a result of the Reorganization, you will become a shareholder in WG Ontario, the new Ontario parent company of the corporation surviving the merger that will hold all of the assets of WG Idaho. After this merger, you will own an interest in an Ontario company that, together with its subsidiaries, will continue to be engaged in the same business that WG Idaho and its subsidiaries were engaged in before the merger. The additional steps in the Reorganization are fully described in “The Reorganization – Structure of the Reorganization” on page 10. YOUR PROPORTIONATE OWNERSHIP AND RELATIVE VOTING RIGHTS WILL NOT CHANGE AS A RESULT OF THE REORGANIZATION.

What Are The Benefits To The Company Of Completing This Reorganization?

We believe the Reorganization will allow us to take advantage of financial and other business opportunities that are not available under our current corporate structure, including:

•

As a Canadian company, we expect to be able to complete transactions requiring shareholder approval more quickly, which would facilitate our corporate strategy of growth through acquisitions.

•

As a Canadian mining company, we expect to have a higher profile in the Canadian markets as we will be considered to be a “mid-cap” company. Canada is considered one of the main capital markets in the world for the mining sector.

•

As a Canadian mining company, we may be a more attractive investment to a wider range of Canadian investors, while still being able to access the U.S. capital markets.

Will The Reorganization Dilute My Ownership Interest?

No. The Reorganization will not dilute your ownership interest. Immediately after the Reorganization, you will own the same percentage of WG Ontario common shares as you own of WG Idaho common stock immediately prior to the completion of the Reorganization.

Why Is The Company Proposing This Reorganization?

The primary objective of the Reorganization is to enhance shareholder value. Our board has established a corporate strategy of opportunistically seeking out and investing in proven gold deposits. Our board believes that the Reorganization will facilitate this strategy by making it easier for us to achieve our goal of growth through acquisitions. Our board of directors believes that we will achieve cost savings in respect of legal and regulatory fees that will no longer be required following the Reorganization. However, we cannot predict what impact, if any, the Reorganization will have in the long-term in light of the fact that the achievement of our objectives depends on many things, including changes in securities regulation across jurisdictions.

Will U.S. WG Idaho Shareholders Be Taxed As A Result Of The Reorganization?

Generally, for U.S. federal income tax purposes, shareholders who are U.S. holders will not recognize gain or loss on the receipt of WG Ontario common shares in the merger. Further, the holding period for the common shares of WG Ontario that are received in the Reorganization will generally include such U.S. holder’s holding period for the common shares of WG Idaho surrendered.

We urge you to consult your own tax advisors regarding your particular tax consequences of the Reorganization.

How Will WG Ontario Be Taxed Following the Reorganization for Purposes of U.S. Federal Income Tax?

Following the Reorganization, WG Ontario will continue to be treated as a U.S. corporation for all U.S. federal income tax purposes. Therefore, the Reorganization will not cause any reduction in U.S. federal income taxes.

What Will the U.S. Federal Income Tax Consequences Be to U.S. Holders of Owning WG Ontario Common Shares?

The gross amount of dividends paid to U.S. holders from WG Ontario on WG Ontario common shares generally will be included in gross income as dividend income. Such dividends generally also will be subject to Canadian withholding tax. However, such dividends will not constitute foreign source income for U.S. foreign tax credit limitation purposes because WG Ontario, even though organized as a Canadian corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes. Therefore, U.S. holders may not be able to claim a U.S. foreign tax credit for Canadian withholding tax on any dividends received from WG Ontario unless such U.S. holders have sufficient other foreign source income.

What Will the U.S. Federal Income Tax Consequences Be to Canadian and Other Non-U.S. Holders of Owning WG Ontario Common Shares?

The gross amount of dividends paid to non-U.S. holders from WG Ontario on WG Ontario common shares generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate if provided by an applicable income tax treaty and if you provide proper certification of eligibility for the lower rate. Qualified residents of Canada are entitled to a reduced rate of 15% under the United States–Canada Income Tax Treaty of 1980, as amended (the “Treaty”). If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Additionally, you will generally not recognize gain or loss on any sale, exchange, or other otherwise taxable disposition of common shares of WG Ontario unless the gain is effectively connected with the conduct of a trade or business in the United States or you are an individual and have been present in the United States for 183 days or more in the taxable year of the disposition, or if WG Ontario is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes and generally you owned more than 5% of the common shares of WG Ontario or WG Idaho during the five years priors to such disposition.

When Do You Expect To Complete The Reorganization?

We hope to complete the Reorganization shortly after the Meeting, assuming that it is approved by stockholders at that Meeting.

Will The Proposal Affect Current Operations? What About The Future?

The Reorganization, which will move the company’s place of incorporation from Idaho to Ontario, will more closely align the corporate structure of the organization with the country in which its management is located. The Reorganization will have no immediate impact on how we conduct day-to-day operations at the Mesquite mine. The location of future operations will depend on the needs of the business, independent of our place of incorporation.

What Vote Is Required To Approve The Reorganization?

As long as holders representing at least a majority of the outstanding shares of WG Idaho common and preferred stock are present at the Meeting in person or by proxy, the proposal will be approved if the number of votes cast in favour of the proposal exceeds the number of votes cast opposing the proposal.

See “The Meeting – Vote Required For Approval” on page 28.

Will I Be Able To Trade My Shares During The Time It Takes To Complete The Reorganization?

Yes. You will be able to trade your shares during the time it takes to complete the Reorganization.

How Do I Vote ?

You have four voting options:

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Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

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By telephone through the number shown on your proxy card;

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By mail by completing, signing, dating and returning the enclosed proxy card; or

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By attending the meeting and voting your shares in person.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of stock ownership and proof of identification for entrance to the meeting.

If you hold your shares in nominee or “street name”, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification for entrance to the meeting.

If My Broker Holds My Shares In Street Name, Will My Broker Vote My Shares For Me?

NO. IF YOU DO NOT PROVIDE YOUR BROKER WITH INSTRUCTIONS ON HOW TO VOTE YOUR SHARES THAT ARE HELD IN STREET NAME, YOUR BROKER WILL NOT BE PERMITTED TO VOTE THEM. You should complete and return the enclosed form of proxy or be sure to provide your broker with instructions on how to vote your shares.

What Do I Do If I Want To Change My Vote?

There are three ways in which you may revoke your proxy and change your vote:

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First, if you hold your shares in your name as a stockholder of record, by notifying us at Investor Relations, Western Goldfields, Inc., 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada, M4W 3E2, telephone: (416) 324-6000.

•

Second, you may complete and submit a new, later-dated proxy by the method described above. The latest dated proxy actually received by WG Idaho prior to the Meeting will be the one that is counted, and all earlier proxies will be revoked.

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Third, you may attend the Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the Meeting to revoke your proxy.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.

Do I Have To Exchange My Stock Certificates?

No. As a result of the Reorganization, each currently outstanding share certificate of WG Idaho will be deemed to represent an equal number of common shares of WG Ontario. After the Reorganization is completed, the shares of common stock of WG Idaho that you currently hold will automatically represent the same number of WG Ontario common shares. For further information, please see “The Reorganization – Share Conversion” on page 13.

Who Do I Contact With Further Questions?

Please call the company’s proxy solicitor, Georgeson Inc. at (866) 577-4843 or write us at Investor Relations, Western Goldfields, Inc., 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada, M4W 3E2, telephone: (416) 324-6000.

CHAPTER 1 – THE REORGANIZATION

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the Reorganization and other transactions more fully and for a more complete description of the legal terms of the Reorganization, you should read carefully this entire proxy statement/prospectus, including the annexes, and the other documents we have referred you to. See “Where You Can Find More Information.” The Agreement and Plan of Merger is attached as annex I to this proxy statement/prospectus. The Articles of Incorporation and By-laws that will govern WG Ontario are attached as annexes II and III.

Unless the context otherwise suggests, references to “we”, “us”, “our” and similar terms, as well as references to “WG Idaho” and “the Company” refer to Western Goldfields, Inc., the existing Idaho corporation, and references to “WG Ontario” refer to Western Goldfields Inc., recently organized in Ontario, which will be the publicly listed parent company of the surviving Nevada corporation following the Reorganization.

Parties to the Merger

Western Goldfields, Inc. (“WG Idaho”)

We were incorporated as Bismarck Mining in the State of Idaho in 1924 and changed our name to Western Goldfields, Inc. in July 2002. We are an independent gold producer focused on completing the expansion of the Mesquite Mine (“Mesquite” or “the Mine”) in Imperial County, California and restoring the Mine to full production.

In early 2003, we commenced the process of acquiring the Mine from Hospah Coal Company (“Hospah”), a wholly-owned subsidiary of Newmont Mining Corporation (“Newmont”). In November 2003, we acquired a 100% interest in Mesquite pursuant to an asset purchase agreement. These assets are now held by our wholly-owned subsidiary, Western Mesquite Mining Inc.

Mesquite is our most important asset, providing us with current gold production from material that was placed on the heap leach pads by Newmont and previous owners of the property. The gold produced has provided us with operating cash flow to help sustain our operations pending the reactivation of the Mine.

Our immediate priority is to finance the development of the Mesquite Mine to bring it back into full production based on the feasibility report completed in August 2006.

Western Goldfields Inc. (“WG Ontario”)

WG Ontario is a newly formed Ontario company and is currently wholly-owned by WG Idaho. WG Ontario has no significant assets or capitalization and has not engaged in any business or other activities other than in connection with its formation and the Reorganization and related transactions. As a result of the Reorganization, it will become the parent holding company of the company that will result from the merger of WG Idaho and Mergerco, and we expect that its common shares will be listed on the TSX and posted for trading on the Over-the-Counter Bulletin Board.

Western Goldfields (USA) Inc. (“Mergerco”)

Mergerco is a newly formed Nevada corporation and a wholly-owned subsidiary of WG Ontario. Mergerco has been formed to accomplish the proposed merger with WG Idaho. It has no significant assets or capitalization and has not engaged in any business or other activities except in connection with its formation and the Reorganization and related transactions.

The principal executive offices of WG Idaho, WG Ontario and Mergerco are located at 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada, M4W 3E2. The telephone number of each party at that address is (416) 324-6000.

The Reorganization (See Page 10)

Our board of directors has approved and recommends that you adopt the Agreement and Plan of Merger which effectively changes your company’s place of incorporation from Idaho to Ontario. The Reorganization will be accomplished through the merger of Mergerco and WG Idaho. Mergerco will be the surviving company in the merger and will become a wholly-owned subsidiary of WG Ontario. The terms of the merger are set forth in the Agreement and Plan of Merger attached as annex I to this proxy statement/prospectus. As a result of the merger, your shares of WG Idaho common stock will automatically become WG Ontario common shares so that you will own shares in an Ontario corporation rather than an Idaho corporation. For a more detailed description of the differences between your rights under Idaho law and under Ontario law, please see “Comparison of Rights of Shareholders” on page 16. After completion of the Reorganization, WG Ontario and its subsidiaries will continue to conduct the business that WG Idaho and its subsidiaries now conduct.

The Reorganization involves the following steps:

1. Mergerco will merge with WG Idaho. The surviving entity will exist under the laws of the State of Nevada and will be a wholly-owned subsidiary of WG Ontario.

2. Pursuant to the merger, the outstanding shares of WG Idaho will automatically convert by operation of law into common shares of WG Ontario, and the current shareholders of WG Idaho will be entitled to exactly the same number of WG Ontario common shares as the number of WG Idaho shares they currently own. For a description of the terms of the WG Ontario common shares, please see the discussion under “Description of Shares of WG Ontario” on page 15.

Shareholders are not required to exchange their stock certificate(s) as a result of the merger. Each outstanding certificate representing shares of WG Idaho shall automatically represent the same number of WG Ontario common shares. Following the merger, certificates bearing the name of WG Ontario will be issued in the normal course upon surrender of certificates bearing the name of WG Idaho for exchange or transfer.

Background for the Reorganization (See Page 10)

The primary objective of the Reorganization is to enhance shareholder value. Our board has established a corporate strategy of opportunistically seeking out and investing in proven gold deposits. The board believes that the Reorganization will facilitate this strategy by making it easier for us to achieve our goal of growth through acquisition. Our board of directors believes that we will achieve cost savings in respect of legal and regulatory fees that will no longer be required following the Reorganization. However, we cannot predict what impact, if any, the Reorganization will have in the long-term in light of the fact that the achievement of our objectives depends on many things, including changes in securities regulation across jurisdictions.

We believe that the Reorganization will increase the company’s attractiveness to non-U.S. investors and result in a more favorable corporate structure for expansion of our current business. We encourage you to read the section titled “The Reorganization – Background to the Reorganization” for a more detailed discussion of these reasons.

For a discussion of the risk factors associated with the Reorganization, please see the discussion under “Risk Factors” on page 9 and the “Cautionary Statement Regarding Forward-Looking Statements”.

Conditions to Consummation of the Reorganization (See Page 12)

The consummation of the Reorganization is conditional upon several factors, including the affirmative vote of a majority of the votes cast at the Meeting and receipt of all necessary governmental and regulatory approvals.

For a discussion of the other conditions, please see “The Reorganization – The Merger Agreement – Conditions to Consummation of the Merger” on page 12.

Material U.S. Federal Income Tax Consequences to Shareholders (See Page 21)

Following the Reorganization, WG Ontario will be treated as a U.S. corporation for all U.S. federal income tax purposes. The Reorganization will qualify as a tax-free exchange for U.S. federal income tax purposes. Therefore, shareholders who are U.S. holders will not recognize gain or loss on the receipt of WG Ontario common shares in the Reorganization. Further, the holding period for the common shares of WG Ontario that are received in the Reorganization will generally include such U.S. holder’s holding period for the common shares of WG Idaho surrendered.

A more detailed discussion of the material U.S. federal income tax consequences of the Reorganization to the shareholders and the ownership of WG Ontario common shares is set forth under the heading “Income Tax Consequences of the Reorganization – Material U.S. Federal Income Tax Consequences” on page 21.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES OF THE REORGANIZATION.

Certain Canadian Federal Income Tax Considerations

A shareholder who is resident in Canada and who holds shares of WG Idaho common stock will be considered to have disposed of such shares to WG Ontario under the Reorganization (subject to entering into a joint tax election with WG Ontario to obtain a full or partial tax deferral when available as described in Section “Income Tax Consequences of the Reorganization – Certain Canadian Federal Income Tax Consequences of the Reorganization” of the accompanying proxy/prospectus) for proceeds of disposition equal to the fair market value of any WG Ontario Shares acquired by the Canadian resident shareholder on the exchange. As a result, such Canadian resident shareholder who holds the WG Idaho shares as capital property will in general realize a capital gain (or capital loss) equal to the amount by which the sum of the fair market value, on the date of disposition, of the WG Idaho shares, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate adjusted cost base to the shareholder of such WG Idaho shares.

A Canadian resident shareholder who holds the WG Idaho shares as capital property and who wishes to obtain a full or partial tax deferral in respect of the disposition of such WG Idaho shares can enter into a joint tax election with WG Ontario under Section 85 of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation) specifying therein an elected amount in accordance with certain limitations, and subject to the detailed rules, provided for in the Tax Act (and in any applicable provincial tax legislation).

See the discussion in the section entitled, “Certain Canadian Federal Income Tax Considerations” on page 23.

Rights of Shareholders (See Page 16)

The principal attributes of the WG Idaho common stock and the WG Ontario common shares will be similar. There are differences, however, between the rights of shareholders under Idaho law and Ontario law. In addition, there are differences between our current articles of incorporation and by-laws and WG Ontario’s articles of incorporation and by-laws. We encourage you to read the section entitled “Comparison of Rights of Shareholders” on page 16 for a more detailed discussion of these differences. Also see, attached as annex II and III hereto, a copy of the articles and by-laws of WG Ontario, respectively.

Stock Exchange Listing; Recent Stock Prices (See Page 14)

Immediately following the Reorganization, we expect that the common shares of WG Ontario will be listed on the Toronto Stock Exchange under the symbol “WGI,” the same symbol under which WG Idaho’s common stock currently trades.

The closing price per share of our shares on the Toronto Stock Exchange was Cdn$2.10 on March 21, 2007, the last trading day prior to the date of this proxy statement/prospectus.

Appraisal Rights of Dissenting Shareholders (See Page 14)

Under the Idaho Business Corporations Act, stockholders voting against the Agreement and Plan of Merger will not have appraisal rights.

Accounting Treatment of the Reorganization (See Page 14)

The Reorganization will be accounted for as a reorganization of entities under common control which will not result in changes in the historical consolidated carrying amount of assets, liabilities and shareholders’ equity.

Meeting (See Page 28)

The Meeting of stockholders will be held at 9:30 a.m., Eastern Daylight Time, on June 19, 2007 at the TSX Broadcast Centre, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada.

Only shareholders of record at the close of business on May 14, 2007 as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Meeting.

The presence, in person or by proxy, of shareholders holding a majority of the voting power of WG Idaho will constitute a quorum.

Other Proposals to Be Considered at the Meeting (See Page 31)

In addition to the Reorganization, at the Meeting you will be asked to consider proposals relating to the following matters:

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the approval of a shareholders’ rights plan, which will only be effective immediately prior to the Reorganization being completed;

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the approval of certain amendments to our stock option plan;

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the election of the directors to the board of directors of WG Idaho; and

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a proposal to approve the appointment of HJ & Associates, LLC as independent auditors of WG Idaho for the fiscal year 2007.

If the merger is approved by shareholders at the Meeting, the WG Idaho directors that are elected to the board of WG Idaho will become the Board of Directors of WG Ontario and HJ & Associates, LLC will become the independent auditors of WG Ontario. Further, the stock option plan of WG Idaho will become the stock option plan of WG Ontario, with all options granted previously thereunder becoming exercisable for WG Ontario common shares. In addition, the shareholders’ rights plan of WG Idaho will become the shareholders’ rights plan of WG Ontario.

Recommendation of the Board of Directors

The board of directors of WG Idaho has approved the Agreement and Plan of Merger to facilitate the Reorganization, and it recommends that you vote “FOR” its approval and “FOR” each of the other proposals contained in the accompanying proxy statement/prospectus.

Vote Required (See Pages 14 and 28)

As long as holders representing at least a majority of the outstanding shares of WG Idaho common stock are present at the Meeting in person or by proxy, a proposal will be approved if the number of votes cast in favour of the proposal exceeds the number of votes cast opposing the proposal. The resolutions regarding the election of directors of WG Idaho will be approved if a plurality of votes support the resolutions. As of the record date, there were 113,631,153 shares of WG Idaho common stock outstanding and entitled to vote and no shares of preferred stock. As of the record date, our directors and executive officers owned, directly and beneficially, and were entitled to vote, in the aggregate, approximately 5,851,251 shares of our common stock, which represents approximately 5.15% of the outstanding WG Idaho common and preferred stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger.

Proxies (See Page 29)

General

Stockholders of record may vote:

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Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

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By telephone through the number shown on your proxy card;

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By mail by completing, signing, dating and returning the enclosed proxy card; or

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By attending the meeting and voting your shares in person.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of stock ownership and proof of identification for entrance to the meeting.

If you hold your shares in nominee or “street name”, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification for entrance to the meeting.

Revocation

There are three ways in which you may revoke your proxy and change your vote:

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First, if you hold your shares in your name as a stockholder of record, by notifying us at Investor Relations, Western Goldfields, Inc., 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada, M4W 3E2, telephone: (416) 324-6000.

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Second, you may complete and submit a new later-dated proxy by the method described above. The latest dated proxy actually received by the company prior to the Meeting will be the one that is counted, and all earlier proxies will be revoked.

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Third, you may attend the Meeting and vote in person. Simply attending the Meeting, however, will not revoke your proxy. You must vote in person at the Meeting to revoke your proxy.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your proxy.

SUMMARY PRO FORMA FINANCIAL INFORMATION

A pro forma condensed consolidated balance sheet for WG Ontario is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to the historical consolidated balance sheet of WG Idaho as of December 31, 2006. That balance sheet is included in WG Idaho’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

A pro forma condensed consolidated income statement for WG Ontario is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statement of WG Idaho for the year ended December 31, 2006. That income statement is included in WG Idaho’s Annual Report on Form 10-KSB for the year ended December 31, 2006.

Costs incurred in connection with the Reorganization are not expected to be material and are expensed as incurred.

RISK FACTORS

There are a number of factors that could materially affect the success of the Reorganization and the operation and financial condition of the Corporation following the Reorganization. The following are certain factors that have been identified that could adversely affect the Reorganization or that could have adverse consequences to us and/or the holders of our securities. The following is not an exhaustive list of the factors that could affect the success of the Reorganization. Nonetheless, you should carefully review the following factors prior to exercising the voting rights attached to your common shares.

For a discussion of risks associated with owning common shares of WG Idaho or WG Ontario, please see the disclosure included under the caption “Risk Factors” in WG Idaho’s Form 10KSB for the year ended December 31, 2006 incorporated by reference in this proxy statement/prospectus.

WG Ontario may be required to pay taxes as a result of the reorganization.

Based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder (“the Tax Act”) and the Canada-United States Income Tax Convention (1980) (“the Treaty”), and any amendments to either the Canadian Tax Act or the Treaty announced prior to the date hereof, we expect that the Reorganization will not result in any material Canadian federal income tax liability to any of WG Idaho, WG Ontario or Mergerco. The Canada Revenue Agency (the “CRA”), however, could disagree with this view and could take the position that material Canadian federal income tax liabilities or amounts on account thereof are payable by any one or more of these companies as a result of the Reorganization. If the CRA were to claim that Canadian federal income tax liabilities or amounts on account thereof were due, we expect that we would contest such assessment. To contest such assessment, we would be required to remit cash or provide security of the amount in dispute or such lesser amount as permitted under the Tax Act and acceptable to the CRA to prevent the CRA from seeking enforcement actions pending our dispute of such assessment.

You may not realize the benefits, if any, described in this proxy statement/prospectus, if our board chooses to defer or abandon the reorganization.

The Reorganization may be deferred or abandoned, at any time, by action of our board of directors, whether before or after the Meeting. While we currently expect the Reorganization to take place as soon as practicable after adoption of the Agreement and Plan of Merger at the Meeting, the board of directors may defer the Reorganization for a significant time after the Meeting or may abandon the Reorganization because, among other reasons, of an increase in our estimated cost of the Reorganization, including U.S. or Canadian tax costs or a determination by our board of directors that the Reorganization would not be in our best interests or the best interests of our stockholders or that the Reorganization would have material adverse consequences to us or our stockholders.

Changes in foreign laws, including tax law changes, could adversely affect the subsidiaries and shareholders of WG Ontario

Changes in tax laws, treaties or regulations or the interpretation or enforcement thereof could adversely affect the tax consequences of the Reorganization to WG Ontario and its shareholders. In addition, the U.S. Internal Revenue Service, CRA, or other taxing authorities may not agree with our assessment of the effects of such laws, treaties and regulations, which could have a material adverse effect on the tax consequences of the Reorganization.

In addition, as a corporation incorporated under the Business Corporations Act (Ontario), WG Ontario will become subject to changes in the laws of Ontario and the laws of Canada applicable therein and your rights as a shareholder of WG Ontario could change after the Reorganization as a result of such changes.

You may not benefit from the reorganization.

We have presented in this proxy statement/prospectus the anticipated benefits of the Reorganization. Many factors could affect the outcome of the Reorganization, and some or all of the anticipated benefits of the Reorganization may not occur. Opportunities for expanding the business of WG Ontario through mergers or acquisitions may not be available or may not be available at prices desirable to us or may not result in substantial benefits to us. WG Ontario may not generate the level of capital markets interest anticipated in connection with being regarded as a “mid-cap” company in the context of the Canadian capital markets.

Your rights as a stockholder of WG Idaho will change as a result of the reorganization.

Because of the differences between Idaho law and Ontario law and certain differences between the governing documents of WG Idaho and WG Ontario, your rights as a stockholder will change if the Reorganization is completed. For a detailed discussion of these differences, see “Comparison of Rights of Stockholders/Shareholders” beginning on page 16.

For example, shareholders who own shares of WG Idaho common stock issued prior to July 1, 1997 may have preemptive rights to purchase shares of WG Idaho common stock; however, we believe there is uncertainty with respect to the existence of such rights. The common shares of WG Ontario will not have preemptive rights associated with them. The preemptive rights (if any) of shareholders who own shares of common stock issued prior to July 1, 1997 may be extinguished as a result of the Reorganization. For further discussion of potential preemptive rights of certain shareholders of WG Idaho, please see the risk factor entitled “Certain of our shareholders may have preemptive rights to acquire shares of our common stock” in the Company’s Form 10KSB for the year ended December 31, 2006 incorporated by reference in this proxy statement/prospectus.

Holders of WG Ontario common shares may be subject to double tax on dividends

The gross amount of dividends paid to U.S. holders from WG Ontario on WG Ontario common shares generally will be included in gross income as dividend income. Such dividends generally also will be subject to Canadian withholding tax. However, such dividends will not constitute foreign source income for U.S. foreign tax credit limitation purposes because WG Ontario, even though organized as a Canadian corporation, will be treated as a U.S. corporation for U.S. federal income tax purposes. Therefore, U.S. holders may not be able to claim a U.S. foreign tax credit for Canadian withholding tax on any dividends received from WG Ontario unless such U.S. holders have sufficient other foreign source income.

The enforcement of judgments in shareholder suits against WG Ontario may be more difficult.

WG Ontario is an Ontario company. As a result, it may be difficult for you to effect service of process within the United States or to enforce judgments obtained against WG Ontario in United States courts. WG Ontario will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Mergerco be its United States agent appointed for that purpose. In addition, it may be more difficult to bring some claims against WG Ontario in Canadian courts than it would be to bring similar claims against a U.S. company in a U.S. Court.

THE REORGANIZATION

Structure of the Reorganization

Our board of directors has approved and recommends that you adopt the Agreement and Plan of Merger whereby we will change our place of incorporation from Idaho to Ontario. The Reorganization will be accomplished through the merger of Mergerco and WG Idaho. The company resulting from the merger will be a company existing under the laws of the State of Nevada and will be a wholly-owned subsidiary of WG Ontario. The terms of the Reorganization are set forth in the Agreement and Plan of Merger attached as annex I to this proxy statement/prospectus. As a result of the merger, your shares of WG Idaho common stock will automatically become the same number of WG Ontario common shares.

After completion of the Reorganization, you will own an interest in an Ontario company that, through its subsidiaries, will be engaged in the same business that WG Idaho and its subsidiaries were engaged in prior to the Reorganization.

The Reorganization involves the following steps:

1. Mergerco will merge with WG Idaho. The surviving entity will be a company existing under the laws of the State of Nevada and will be a wholly-owned subsidiary of WG Ontario.

2. In the merger, the outstanding shares of WG Idaho will automatically convert by operation of law into common shares of WG Ontario, and the current shareholders of WG Idaho will be entitled to exactly the same number of WG Ontario common shares as the number of WG Idaho shares that they currently hold. For a description of the terms of the WG Ontario common shares, please see the discussion under “Description of Shares of WG Ontario” on page 15.

In addition, WG Ontario expects to guarantee certain indebtedness of its subsidiaries following completion of the Reorganization.

Background to the Reorganization

We believe that there are several reasons the Reorganization will be advantageous, including:

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As a Canadian company, we expect to be able to complete transactions requiring shareholder approval more quickly, which would facilitate our corporate strategy of growth through acquisitions.

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As a Canadian mining company, we expect to have a higher profile in the Canadian markets as we will be considered to be a “mid-cap” company. Canada is considered one of the main capital markets in the world for the mining sector.

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As a Canadian mining company, we may be a more attractive investment to a wider range of Canadian investors, while still being able to access the U.S. capital markets.

You should be aware that the Reorganization will result in certain important changes to your rights as a shareholder and has some risk for instance:

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WG Ontario will not have a limit on the number of shares authorized for issue. WG Idaho is limited to 500,000,000 shares of common stock.

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Enforcement of liabilities by U.S. persons against WG Ontario may be more difficult than against WG Idaho.

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The rights you may have as a shareholder of an Idaho corporation will not be the same rights you have as a shareholder of an Ontario corporation.

We cannot assure you, however, that any of the anticipated benefits of the Reorganization will be realized. Please review and carefully consider the Risk Factors we describe starting on page 9.

Reasons for the Reorganization

The primary objective of the Reorganization is to enhance shareholder value. Our board has established a corporate strategy of opportunistically seeking out and investing in proven gold deposits. The board believes that the Reorganization will facilitate this strategy by making it easier for us to achieve our goal of growth through acquisitions. Our board of directors believes that we will achieve cost savings in respect of legal and regulatory fees that will no longer be required following the Reorganization. However, we cannot predict what impact, if any, the Reorganization will have in the long-term in light of the fact that the achievement of our objectives depends on many things, including changes in securities regulation across jurisdiction.

In addition to the potential benefits described above, the Reorganization will expose you to some risks. Please see the discussion under “Risk Factors” on page 9. There are also differences between the Idaho and the Ontario corporate law and the organizational documents of WG Idaho and WG Ontario. For a discussion of these differences, please see “Comparison of Rights of Shareholders” on page 16. The board of directors has determined that the potential advantages of the Reorganization substantially outweigh these risks and differences. Accordingly, the board of directors of WG Idaho has approved the Agreement and Plan of Merger and recommends that shareholders vote “FOR” its adoption. However, no assurances can be given that the anticipated benefits of the Reorganization will be realized.

The Merger Agreement

WG Idaho, WG Ontario and Mergerco have entered into the Agreement and Plan of Merger, which is the legal document that governs the Reorganization. We recommend that you read carefully the complete Agreement and Plan of Merger for the precise legal terms of the Reorganization and other information that may be important to you. The Agreement and Plan of Merger is included in this proxy statement/prospectus as annex I.

Conditions to Consummation of the Reorganization

The Reorganization will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

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None of the parties to the Agreement and Plan of Merger shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., Canada or any other country, that prohibits the consummation of the Reorganization.

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The registration statement of which this proxy statement/prospectus is a part shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

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The Agreement and Plan Merger has been adopted by the affirmative vote of the holders of a majority of the votes cast in respect thereof at a duly constituted meeting of the holders of WG Idaho common stock and preferred stock.

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The WG Ontario common shares to be issued pursuant to the Reorganization are conditionally approved for listing on the Toronto Stock Exchange, subject to standard listing conditions.

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Other than the filing of the Certificate of Merger with the appropriate state authorities, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of WG Idaho, WG Ontario or any of their respective subsidiaries to consummate the Reorganization and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable Canadian provincial securities laws, shall have been obtained or made.

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All consents required under instruments evidencing a material amount of indebtedness and all material consents required under any other material contracts to which WG Idaho or any subsidiary of WG Idaho is a party (in either case as required to consummate the Reorganization and the other transactions contemplated hereby), shall have been obtained.

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WG Idaho and WG Ontario shall have received an opinion from legal counsel satisfactory to WG Idaho and WG Ontario in form and substance reasonably satisfactory to them, dated as of the date of the effective time of the Reorganization, substantially to the effect that:

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WG Idaho is a corporation duly incorporated and validly existing under the laws of the State of Idaho;

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Mergerco is a corporation duly incorporated and validly existing under the laws of the State of Nevada;

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Each of WG Idaho and Mergerco has the corporate power and corporate authority to execute and deliver the Agreement and Plan of Merger and to perform its obligations hereunder; and

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The execution and delivery by each of WG Idaho and Mergerco, and the performance by each of them of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of each of WG Idaho and Mergerco under their respective articles of incorporation and bylaws and under applicable Nevada law.

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WG Idaho and WG Ontario shall have received an opinion from legal counsel satisfactory to WG Idaho and WG Ontario, in form and substance reasonably satisfactory to them, dated as of the date of the effective time of the Reorganization, substantially to the effect that:

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WG Ontario is a company duly incorporated and validly existing under the OBCA;

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WG Ontario has the corporate power and corporate authority to execute and deliver the Agreement and Plan of Merger and to perform its obligations hereunder; and

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The execution and delivery by WG Ontario of, and the performance by WG Ontario of its obligations under, the Agreement and Plan of Merger have been duly authorized by all necessary corporate action on the part of WG Ontario under its articles and by-laws and under the OBCA.

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The representations and warranties of the parties set forth in the Agreement and Plan of Merger shall be true and correct in all material respects and the covenants of the parties set forth herein (other than those to be performed after the effective time of the Reorganization) shall have been performed in all material respects.

We are parties to agreements that may require the consent of third parties prior to the implementation of the Reorganization. We believe that we will obtain all material consents required prior to the completion of the Reorganization and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the Reorganization.

Effective Time

If the Agreement and Plan of Merger is adopted by the requisite vote of our shareholders, the merger of WG Idaho and Mergerco will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Nevada in accordance with Nevada law. Mergerco expects to file the certificate of merger and have the Reorganization become effective as promptly as possible following the Meeting.

In the event the conditions to the Reorganization are not satisfied, the Reorganization may be abandoned or delayed even after the Agreement and Plan of Merger has been adopted by our stockholders. In addition, the Reorganization may be abandoned or delayed for any reason by the board of directors of WG Idaho at any time prior to it becoming effective, even though the Agreement has been adopted by our shareholders and all conditions to the Reorganization have been satisfied.

Amendment or Termination

The Agreement and Plan of Merger may be amended, modified or supplemented at any time before or after its adoption. However, after approval by our shareholders, no amendment, modification or supplement may be made or effected that does any of the following:

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alters or changes the amount or kind of shares to be received by stockholders in the Reorganization;

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alters or changes any term of the articles of the surviving corporation, except for alterations or changes that could otherwise be adopted by the directors of the surviving corporation; or

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alters or changes any other terms and conditions of the Agreement and Plan of Merger if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of WG Idaho common stock.

Our board of directors may terminate the Agreement and Plan of Merger and abandon the Reorganization at any time prior to its effectiveness.

Share Conversion

Shares of WG Idaho common stock will automatically convert into common shares of WG Ontario upon the consummation of the Reorganization. Your share certificate representing WG Idaho common stock will, following the effective time of the merger, entitle you to the same number of common shares of WG Ontario as the number of shares of WG Idaho that you hold.

If you desire to sell some or all of your WG Ontario common shares after the effective date of the Reorganization, delivery of the stock certificate(s) which previously represented shares of WG Idaho common stock will be sufficient.

Following the Reorganization, certificates bearing the name of WG Ontario will be issued in the normal course upon surrender of certificates of WG Idaho for exchange or transfer. If you surrender a share certificate and request the new certificate to be issued in a name other than the one appearing on the surrendered certificate, you must endorse the share certificate or otherwise prepare it to be in proper form for transfer.

Management of WG Ontario

When the Reorganization is completed, all of the directors and all of the executive officers of WG Idaho will become the directors and executive officers of WG Ontario. Assuming the Agreement and Plan of Merger is approved and adopted, the directors elected at the Meeting of WG Idaho will become the board of directors of WG Ontario.

The address for each of our executive officers and directors is c/o Western Goldfields, Inc., 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada M4W 3E2.

Required Vote for the Reorganization

In order to complete the Reorganization, the Agreement and Plan of Merger must be adopted by the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Under the rules of the TSX brokers who hold shares in street name for customers have the authority to vote on many “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters like the Reorganization.

ABSENT SPECIFIC INSTRUCTIONS FROM YOU, YOUR BROKER IS NOT EMPOWERED TO VOTE YOUR SHARES WITH RESPECT TO THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER (I.E., “BROKER NON-VOTES”).

As of the record date for the Meeting, there were 113,631,153 shares of WG Idaho common stock outstanding and entitled to vote. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 5,851,251 shares of our common stock, which represents approximately 5.15% of the outstanding WG Idaho common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger.

Rights of Dissenting Shareholders

Under the Idaho Business Corporations Act, stockholders voting against the Agreement and Plan of Merger will not have appraisal rights.

Dividends

We have never declared or paid dividends on our common stock. We currently intend to retain future earnings, if any, for use in our business, and, therefore, we do not anticipate declaring or paying any dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Stock Compensation Plans

If the Reorganization is completed, our stock option plan will become the stock option plan of WG Ontario, with all of the options outstanding under our stock option plan entitling the holders thereof to acquire common shares of WG Ontario.

Stock Exchange Listing

Our common stock is currently listed on the TSX. There is currently no established public trading market for the common shares of WG Ontario. We intend to apply to the TSX to have the common shares of WG Ontario listed for trading on the TSX immediately following completion of the Reorganization under the symbol “WGI,” the same symbol under which WG Idaho common stock is currently listed.

Accounting Treatment of the Reorganization

The Reorganization will be accounted for as a Reorganization of entities under common control that will not result in changes in the historical consolidated carrying amounts of assets, liabilities and shareholders’ equity.

DESCRIPTION OF SHARES OF WG ONTARIO

Authorized Share Capital

WG Ontario is authorized to issue an unlimited number of common shares without par value.

As of the close of business on March 20, 2007, WG Ontario had one common share outstanding and no other class of shares outstanding. All of the outstanding common shares were held by WG Idaho. If the Reorganization is completed, WG Ontario will issue approximately 113,631,153 common shares in the Reorganization.

Description of Common Shares

Dividend Rights

Subject to the preferences, limitations and relative rights of holders of WG Ontario’s preference shares described below, the holders of WG Ontario common shares are entitled to, among other things, receive any dividend declared by WG Ontario. WG Ontario may pay a dividend by issuing fully paid shares of WG Ontario, money and/or property. WG Ontario anticipates that it will not pay any dividends on its common shares in the near term.

Rights Upon Liquidation

Upon any liquidation of WG Ontario, after creditors of the company have been paid in full and the full amounts that holders of any issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of WG Ontario’s common shares are entitled to receive, pro rata, any remaining assets of WG Ontario available for distribution.

No Sinking Fund

The WG Ontario common shares have no sinking fund provisions.

No Preemptive Rights

WG Ontario shareholders have no preemptive rights to subscribe for or purchase any additional shares of capital stock issued by WG Ontario.

Redemption and Conversion

There are no provisions in the Articles for conversion rights with respect to the WG Ontario common shares and no provisions in the Articles discriminate against existing or prospective shareholders as a result of a security holder owning a substantial amount of securities.

Repurchase

WG Ontario’s board of directors may implement a share repurchase program that would permit management, subject to market conditions and applicable law, to repurchase up to a predetermined maximum number of WG Ontario common shares at prevailing market prices.

No Restrictions on Transfer

WG Ontario’s Articles do not impose any restrictions on the alienability of WG Ontario’s common shares.

Voting

Holders of WG Ontario common shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. WG Ontario’s common shareholders have no cumulative voting rights. WG Ontario’s shareholders take action by a majority of votes cast, unless otherwise provided by the OBCA or WG Ontario’s Articles. A resolution of shareholders may also be passed by being consented to in writing by all shareholders holding shares that carry a right to vote at general meetings. In accordance with the Articles and By-laws of WG Ontario, the quorum for a meeting of shareholders shall be two persons present in person or represented by proxy, who hold in the aggregate not less than 5% of the issued shares of WG Ontario enjoying voting rights at such meeting.

Under the OBCA, some matters require the approval of shareholders by a special resolution. A special resolution is a resolution that is either passed at a meeting duly called and held for that purpose by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution or that is signed by all the shareholders entitled to vote on that resolution.

There are no limitations imposed by the OBCA or WG Ontario’s Articles on the right of non-resident shareholders to hold or vote their WG Ontario common shares.

Requisition of Meetings

The OBCA provides that one or more shareholders of WG Ontario holding at least five percent of the issued voting shares of a company may give notice to the directors requiring them to call and hold a meeting for the purposes stated in the notice.

Place of Meetings

Under the Articles, general meetings of WG Ontario shareholders may be held at such place as approved by the directors’ resolution or in the absence of any such approval, at the registered office of WG Ontario.

Transfer Agent

The transfer agent and registrar for WG Ontario’s common shares will be Computershare Investor Services Inc.

COMPARISON OF RIGHTS OF SHAREHOLDERS

Your rights as a shareholder of WG Idaho are governed by Idaho law and WG Idaho’s articles of incorporation and by-laws. Following the Reorganization, you will become a holder of WG Ontario common shares, and your rights will be governed by the OBCA and WG Ontario’s Articles and By-laws.

The principal attributes of the WG Idaho common stock and the WG Ontario common shares are similar; however, there are certain differences between your rights as a shareholder under Idaho law and Ontario law. In addition, there are certain differences between WG Idaho’s Articles of Incorporation and By-laws and WG Ontario’s Articles of Incorporation and By-laws. In addition, there are similarities between those actions that constitute violations of the U.S. federal securities laws and those actions that would also constitute or give rise to a cause of action under Ontario law and would therefore result in civil liability to WG Ontario or its directors or officers in a suit brought in the Supreme Court of Ontario. For example, a fraudulent misstatement made by an Ontario corporation in a document filed as a prospectus for a public offering of securities would give rise to a criminal offense under Ontario law and would give rise to civil liability to the Ontario corporation and its directors or officers to shareholders who purchased the shares in the offering. In addition, any use of any deceptive or manipulative devices by the corporation or by its officers or directors on behalf of the corporation in connection with the purchase or sale of the corporation’s securities would give rise to civil liability to the Ontario corporation and its directors or officers under Ontario and U.S. securities laws.

The Articles and the By-laws of WG Ontario, as they will be in effect immediately following the Reorganization, are included in this proxy statement/prospectus as annexes II and III, respectively, and are incorporated by reference herein. The articles of incorporation and by-laws of Mergerco are included in this proxy statement/prospectus as annexes IV and V, respectively, and are incorporated herein by reference. The articles of incorporation of WG Idaho are included as Exhibit 3.1 to WG Idaho’s Registration Statement on Form SB-2 filed on January 21, 2004 and Articles of Amendment to such Articles of Incorporation are included as Exhibit 3.1 to WG Idaho’s Current Reports on Form 8-K filed on December 15, 2004, January 6, 2005, and June 20, 2006, and the by-laws of WG Idaho are included as Exhibit 3.2 to WG Idaho’s Registration Statement on Form SB-2 filed on January 21, 2004 and an amendment to such by-laws is included in WG Idaho’s Current Report on Form 8-K filed on May 2, 2007. The articles of incorporation and the by-laws of WG Idaho are incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”

The following provides a general overview comparison of the material rights of holders of WG Idaho stock and WG Ontario shares. Additional details regarding your rights as a shareholder of WG Idaho under Idaho law are set forth in Title 30 of the Idaho Code.

Amendments to the Articles

Under Idaho law, in order to amend the articles of incorporation of a corporation, the board of directors must first adopt the proposed amendment. (Idaho law permits some minor changes to the articles of incorporation by alternative processes.) After adopting the amendment, the board of directors must submit the proposed amendment to the shareholders for their approval and also transmit to the shareholders a recommendation that the shareholders approve the amendment. (Idaho law permits the articles of incorporation to be amended without shareholder approval in some circumstances.) When the board makes a determination that because of conflicts of interest or other special circumstances that it should not make such a recommendation, the board of directors must transmit to the shareholders the basis for that determination. The corporation must notify each shareholder, whether or not entitled to vote, of the meeting of shareholders at which the amendment is to be submitted for approval. Unless the articles of incorporation or the board of directors requires a greater vote or a greater number of shares to be present, approval of the amendment requires the approval of the shareholders at a meeting at which a quorum exists consisting of at least a majority of the votes entitled to be cast on the amendment. (Idaho law provides additional rules when there is more than one class of shares entitled to vote as separate classes.)

Under the OBCA, a corporation may amend its articles upon the shareholders of the corporation adopting a resolution approving such amendment. Unless otherwise specified in the OBCA or in the articles of the corporation, a resolution approving an amendment to the articles of the corporation must be approved by at least two-thirds of all votes cast at a meeting of shareholders called in respect thereof. In accordance with the Articles and By-laws of WG Ontario, the quorum for a meeting of shareholders shall be two persons present in person or represented by proxy, who hold in the aggregate not less than 5% of the issued shares of WG Ontario enjoying voting rights at such meeting. Fundamental changes, such as an alteration of the special rights and restrictions attached to issued shares or a proposed amalgamation or continuation out of the jurisdiction, require a special resolution passed by a two-thirds majority of the holders of shares of each class entitled to vote and in attendance in person or by proxy at a general meeting of WG Ontario and the holders of all classes of shares adversely affected by an alteration of special rights and restrictions.

Removal of Directors

Under Idaho law, any or all of the directors may be removed without cause (unless the articles of incorporation provide that directors may be removed only for cause) when more votes are cast to remove the director than are cast not to remove such director. (Idaho law provides a different rule when cumulative voting is authorized.) The shareholders may remove a director only at a meeting called for the purpose of removing such director. Unless the articles of incorporation provide otherwise, the shareholders or the board of directors may fill any vacancies on the board of directors.

Pursuant to the provisions of the OBCA and WG Ontario’s Articles, the shareholders of WG Ontario may by an ordinary resolution (majority-approved) passed at a meeting of shareholders duly called remove a director.

Inspection of Shareholders’ List

Under Idaho law, after fixing a record date for a meeting, a corporation must prepare a shareholders’ list. Any shareholder is entitled upon written demand to inspect the corporation’s shareholders’ list and, if the shareholder satisfies certain other requirements, to make copies therefrom at the shareholder’s expense.

Each shareholder of a corporation may inspect the register of securities of the corporation by following the procedures and meeting certain conditions set forth in the OBCA.

Transactions with Officers and Directors

Under Idaho law, a transaction of the corporation in which a director of the corporation has a conflicting interest (or any person, with whom or with which the director has a personal, economic, or other association, has a conflicting interest) may not be enjoined, set aside, or give rise to an award of damages or other sanctions if (i) after such director discloses the conflicting interest to the board of directors, a board of directors composed of only

“qualified” (i.e., impartial) directors or a duly-empowered committee chosen only by qualified directors approves the transaction by a majority vote of no fewer than two votes, (ii) after disclosure of the conflicting interest, a majority of the shares entitled to be voted by holders of all “qualified” (i.e., impartial) shares approves the transaction, or (iii) the transaction, judged according to the circumstances at the time, is established to be fair to the corporation. The liability of an officer of the corporation for conflict-of-interest transactions will depend on applicable law, including the principles above for directors of corporations.

Under the OBCA, subject to certain exceptions, a director or officer of a corporation shall disclose in writing to the corporation, with a request to have entered into the minutes of a meeting of the board of directors, the nature and extent of his or her interest in a material contract or transaction with the corporation if (i) the director or officer is a party to the material contract or transaction or (ii) the director or officer has a material interest in any person who is a party to the material contract or transaction. If a director or officer fails to disclose his or her interest in a material contract or transaction in accordance with the OBCA or otherwise fails to comply with the OBCA, the corporation, a shareholder of the corporation, or the Ontario Securities Commission may apply for an order setting aside the contract or transaction and directing that the director or officer account to the corporation for any profit or gain realized, and upon such application the court may make such other order as it thinks fit.

Limitation on Liability of Directors; Indemnification of Officers and Directors

Under Idaho law, a corporation may, in its discretion, indemnify under certain circumstances a director or an officer who is a party to a proceeding because he or she is a director or an officer against liability incurred in the proceeding if (i) the director or officer conducted himself or herself in good faith, (ii) he or she reasonably believed that his or her conduct was in the best interests of the corporation (or in certain circumstances, not opposed to the best interests of the corporation), and (iii) in the case of a criminal proceeding, that he or she had no reason to believe that his or her conduct was unlawful. To indemnify a director or officer, the corporation must make a determination that the director or officer has met the relevant standard of conduct and then authorize the indemnification. The determination must be made (i) by the shareholders, not counting shares under the control of a director who is not disinterested, (ii) by the board of directors by majority vote of a quorum consisting of at least two disinterested directors, or (iii) if there are not two disinterested directors, by special legal counsel. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may, before final disposition of a proceeding and under certain circumstances, advance funds to pay for or to reimburse the reasonable expenses incurred by a director or an officer who is a party to a proceeding because he or she is a director or an officer. To receive an advancement of funds, the director or officer must deliver in writing an affirmation of his or her good faith belief that he or she has met the relevant standard of conduct and that he or she undertakes to repay the amount if it is ultimately determined that he or she has not met the relevant standard of conduct and is not entitled to mandatory indemnification. A corporation in certain circumstances may indemnify a director or an officer to such further extent as may be provided by the articles of incorporation, by-laws, resolution, or contract.

Under the OBCA, a corporation may indemnify a current or former officer or director of the corporation, including providing for his or her legal representation, against all costs, changes, and expenses, including an amount paid to settle an action or to satisfy a judgment, reasonably received by him or her in respect of any civil, animal, or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or an officer of such corporation or body corporate, if (i) he or she acted honestly and in good faith with a view to the best interests of the corporation and (ii) in the case of a criminal or administrative action or proceeding that is enforceable by a monetary penalty, he or she had reasonable ground for believing that his or her conduct was lawful.

Voting Rights with Respect to Extraordinary Corporate Transactions

Under Idaho law, the approval of mergers, share exchanges, or sales, leases, exchanges, or other dispositions of all or substantially all of the property or assets of a corporation not in the usual and regular course of business, requires the approval of the holders of a majority of the outstanding shares entitled to vote that are present in person or by proxy at a meeting at which a quorum exists. However, unless otherwise required by the articles of incorporation, the approval of the shareholders of the corporation is not necessary if (i) the merger or share exchange does not change the articles of incorporation of the corporation (except in certain permitted ways), (ii) each shareholder with outstanding shares immediately prior to the merger or share exchange will hold the same number of shares with identical preferences, limitations, and relative rights after the merger or share exchange, or (iii) the corporation will survive the merger or is the acquiring corporation in a share exchange.

Pursuant to the OBCA, an amalgamation (excluding an amalgamation with a subsidiary or an amalgamation of two subsidiaries of a holding corporation), an arrangement involving the shareholders of the corporation, and the disposition of all or substantially all of the undertaking of the corporation not in the ordinary course of business must be approved by a special resolution of the shareholders of the corporation. A special resolution is a resolution approved by a two-thirds majority of all votes cast in respect thereof.

Shareholder Voting Requirements

Under Idaho law, unless the articles of incorporation provide for different proportions, a majority of the shareholder voting power, which includes the voting power that is present in person or by proxy, constitutes a quorum for the transaction of business. Unless the articles of incorporation provide for different proportions, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Directors must be elected by a plurality of the votes of the shares entitled to vote in the election at a meeting at which a quorum is present. Where a separate vote by a class or series of classes is required, a majority of the voting power of such class or series, present in person or by proxy constitutes a quorum for the transaction of business. An act by the shareholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

Under the OBCA, except where the OBCA or the articles of the corporation require a special resolution, resolutions shall be passed by a majority of the shares present in person or by proxy and entitled to vote on the resolution. Unless the articles of the corporation establish otherwise, a quorum for a meeting of shareholders shall be a majority of the shares entitled to vote at the meeting whether present in person or by proxy. The WG Ontario Articles provide that the quorum is two persons present in person or by proxy, representing at least 10% of the shares that are entitled to be voted at the meeting. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting. Where a resolution is to be passed at a class meeting or series meeting, the votes cast in favor of the resolution by the shareholders holding voting shares of the class or series of shares must be a majority of that class or series unless a special majority is required under the OBCA or the WG Ontario Articles.

Dividends

Under Idaho law, a corporation is prohibited from making a distribution to its shareholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or if, after giving effect to the distribution, the corporation’s total assets would be less than its total liabilities plus, unless the articles of incorporation permit otherwise, any amounts necessary to satisfy any preferential rights of shareholders arising upon dissolution that are superior to the rights of the shareholders receiving the distribution.

Similarly, under the OBCA, a corporation may declare or pay a dividend unless there are reasonable grounds for believing that the corporation is insolvent or the payment of the dividend would render the corporation insolvent.

Anti-Takeover, Business Combination, and Fair Price Provisions

Certain provisions of Idaho law govern the acquisition of a controlling interest in Idaho publicly held corporations that have at least 50 shareholders. Where applicable, Idaho law prohibits an acquirer of the shares of such a corporation from voting its shares after exceeding 20% voting power of such corporation until such acquirer provides certain information to the corporation and two-thirds of the disinterested shareholders vote to restore the voting rights of such acquirer’s shares at a meeting called at the request and expense of the acquirer. If the required information is not delivered to the corporation or if the disinterested shareholders vote not to restore the voting rights of the acquirer’s shares, the corporation may redeem the acquirer’s shares that exceed 20% voting power at market value. Other provisions of Idaho law generally prohibit Idaho publicly held corporations that have at least 50 shareholders from engaging in certain business combinations with a person who owns 10% or more of the outstanding voting stock for a three-year period after such person acquires the shares. The prohibition does not apply if the board of directors approves of the business combination. After the three-year period, the corporation can engage in a business combination with the person only if two-thirds of the outstanding voting stock (excluding the person’s shares) approve the business combination or if the business combination meets certain minimum price requirements. Other provisions of Idaho law protect existing shareholders by limiting an acquirer’s use of coercive two-tiered and freeze-out bids by providing a minimum “fair price” for the existing shares.

The OBCA does not contain any similar provisions. See the description of the rights plan that we propose to introduce following with completion of the Reorganization.

Appraisal Rights

Under Idaho law, shareholders are generally entitled to appraisal rights in connection with a merger, share exchange, sale of substantially all of the assets of the corporations, and certain other specified actions. However, there are no appraisal rights if the shares of the corporation (i) are listed on a national securities exchange, included in the national market system established by the National Association of Securities Dealers, Inc., or (ii) are held by at least 2,000 shareholders and the outstanding shares have a market value of at least $20,000,000, exclusive of the value of shares of insiders and beneficial shareholders who own more than 10% of such shares. However, notwithstanding the above, appraisal rights shall still be available, unless the articles of incorporation provide otherwise, if the shareholders are required to accept in exchange for their shares anything other than (i) cash or (ii) shares in another entity that is listed on a national securities exchange or held by at least 2,000 shareholders and the outstanding shares have a market value of at least $20,000,000, exclusive of the value of shares of insiders and beneficial shareholders who own more than 10% of such shares.

The OBCA entitles a holder of shares of any class or series entitled to vote on the resolution to dissent rights in respect of (i) resolutions to amend its articles to add, to remove, or to change restrictions on the issue, transfer, or ownership of shares of a class or series of the shares of the corporation, (ii) resolutions to amend its articles to add, to remove, or to change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise, (iii) resolutions to amalgamate with another corporation, (iv) resolutions to be continued under the laws of another jurisdiction, or (v) resolutions to sell, to lease, or to exchange all or substantially all its property. In addition to any other right the shareholder may have, a shareholder who complies with the dissent procedures is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. Where a corporation fails to make a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined, or if a dissenting shareholder fails to accept an offer, the corporation may apply to the court to fix a fair value for the shares of any dissenting shareholder. If a corporation fails to apply to the court, a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Shareholder Rights of Action

Under Idaho law, a shareholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Idaho law expressly authorizes shareholder derivative suits on the condition that the shareholder (i) held the stock at the time of the transaction or omission of which the shareholder complains or acquired the stock thereafter by operation of law from one who was a shareholder at that time and (ii) fairly and adequately represents the interests of the corporation in enforcing the right of the corporation.

Under the OBCA, shareholders, and any other person whom the court considers to be an appropriate person to do so, can bring an oppression action (the right of a shareholder to apply to a court for relief on the grounds that the corporation is acting in a way that is unfairly prejudicial or oppressive to the shareholder) or a derivative action (the right of a person to commence legal action in the name of or on behalf of the corporation, with the permission of the court, to enforce a defined right, a duty, or an obligation owed to or by the corporation that could be enforced or defined by the corporation itself.

Potential Preemptive Rights

WG Idaho was incorporated in Idaho in 1924. Prior to July 1, 1997, Idaho law generally provided shareholders with preemptive rights unless otherwise provided in a corporation’s articles of incorporation. WG Idaho’s articles of incorporation did not address preemptive rights. Prior to July 1997, approximately 500,000 shares of WG Idaho’s common stock were issued and outstanding, after giving effect to the one-for-three reverse-split of shares in June 2002.

Shareholders who own shares of WG Idaho’s common stock issued prior to July 1, 1997 may have preemptive rights to purchase shares of WG Idaho common stock; however, we believe there is uncertainty with respect to the existence of such rights. Due to WG Idaho’s long corporate history and various changes in Idaho laws from 1924 to the present, affected shareholders may have slightly varying preemptive rights, and some affected shareholders may also have preemptive rights with respect to past issuances other than for cash.

Shareholders of Ontario corporations such as WG Ontario generally are not entitled to preemptive rights. The preemptive rights (if any) of shareholders who own shares of stock issued prior to July 1, 1997 may be extinguished as a result of the Reorganization.

INCOME TAX CONSEQUENCES OF THE REORGANIZATION

Material U.S. Federal Income Tax Consequences to Shareholders

The following discussion constitutes the opinion of Shearman & Sterling LLP, special U.S. tax counsel to WG Ontario and WG Idaho, regarding the material U.S. federal income tax consequences of the Reorganization to U.S. holders (as defined below) of WG Idaho common shares who will receive WG Ontario common shares in exchange for their WG Idaho common shares and the consequences to both U.S. holders and non-U.S. holders (as defined below) of the ownership and disposition of WG Ontario common shares. Neither WG Idaho nor WG Ontario has requested, nor will they request, a ruling from the Internal Revenue Service (the “IRS”) regarding any of the U.S. federal income tax consequences of the Reorganization. The opinion of Shearman & Sterling LLP is not binding on the IRS, and the IRS could take a contrary position.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

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dealers in securities or foreign currencies;

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traders that elect to use a mark-to-market method of accounting;

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tax-exempt organizations;

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banks, financial institutions, or insurance companies;

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persons who have a “functional currency” other than the U.S. dollar;

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persons who acquire shares in connection with stock options, stock purchase plans, or other compensatory transactions; and

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persons who hold their shares as part of a straddle, hedge, constructive sale, conversion transaction, or other risk management transaction.

In addition, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws.

For purposes of this discussion, a U.S. holder is (i) an individual who is a citizen or resident of the United States for U.S. federal income tax purposes; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a U.S. person for U.S. federal income tax purposes. A non-U.S. holder is a holder that is not a U.S. holder.

In the case of a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Reorganization or of the ownership and disposition of WG Ontario common shares.

WG Ontario Will Be Treated As a U.S. Corporation

Pursuant to Section 7874 of the Code, WG Ontario will be treated as a U.S. corporation for all purposes under the Code because (i) after the Reorganization, WG Ontario will not have substantial business activities in Canada and (ii) the former holders of the WG Idaho common shares will hold, by reason of owning common shares in WG Idaho, at least 80% or more of the WG Ontario common shares.

Tax Consequences of the Reorganization to U.S. Holders

Shearman & Sterling LLP is of the opinion that the Reorganization qualifies as a tax-free exchange pursuant to either Section 368(a) or Section 351 of the Code. Assuming this opinion is respected, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of WG Ontario common shares in exchange for WG Idaho common shares. The aggregate tax basis in the common shares of WG Ontario received in the Reorganization will equal each such U.S. holder’s aggregate tax basis in the WG Idaho common shares surrendered. A U.S. holder’s holding period for the common shares of WG Ontario that are received in the Reorganization generally will include such U.S. holder’s holding period for the common shares of WG Idaho surrendered.

Reporting Requirements. Significant U.S. holders for U.S. federal income tax purposes who receive WG Ontario common shares as a result of the Reorganization will be required to retain records pertaining to the Reorganization and to file with such U.S. holders’ U.S. federal income tax returns for the year in which the Reorganization takes place a statement setting forth certain facts relating to the Reorganization. Such statements must include the U.S. holders’ tax basis in, and fair market value of, the WG Idaho common shares surrendered in the Reorganization.

U.S. holders are urged to consult their own tax advisors as to specific tax consequences to them of the Reorganization in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

Tax Consequences of the Ownership and Disposition of WG Ontario Common Shares to U.S. Holders

Dividends. WG Ontario does not currently anticipate paying dividends on its common shares. In the event that dividends are paid, however, the gross amount of such distributions, including any amounts withheld for Canadian income tax purposes, will be included in gross income as dividend income on the date of receipt to the extent that the distribution is paid out of current or accumulated earnings and profits. Such dividends will be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Dividends may be taxed at the lower long-term capital gains rate for non-corporate U.S. holders, including individuals.

Dividends generally will be subject to Canadian withholding tax. However, dividends will not constitute foreign source income for U.S. foreign tax credit limitation purposes because WG Ontario, even though organized as a Canadian corporation, is a U.S. corporation for U.S. federal income tax purposes, as described above. Therefore, U.S. holders may not be able to claim a U.S. foreign tax credit for any Canadian withholding tax unless such U.S. holders have sufficient other foreign source income.

To the extent that dividends paid on WG Ontario common shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the WG Ontario common shares, and to the extent that the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Sale or Other Disposition. U.S. holders of WG Ontario common shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of common shares equal to the difference between the amount realized for the WG Ontario common shares and the U.S. holder’s tax basis in the common shares. This gain or loss generally will be capital gain or loss. Non-corporate U.S. holders, including individuals, will be eligible for reduced tax rates if the WG Ontario common shares have been held for more than one year. Such U.S. holders’ holding period for WG Ontario common shares will include such U.S. holders’ holding period for the common shares of WG Idaho surrendered in the Reorganization. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Ownership and Disposition of WG Ontario Common Shares to Non-U.S. Holders

Dividends. WG Ontario does not currently anticipate paying dividends on its common shares. In the event that dividends are paid, however, such dividends generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate provided by an applicable income tax treaty if non-U.S. holders provide proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN). Qualified residents of Canada will be entitled to a 15% rate under the Treaty. If non-U.S. holders are engaged in a trade or business in the United States and such dividends are effectively connected with the conduct of that trade or business and, if an income tax treaty applies, are attributable to a U.S. permanent establishment, such non-U.S. holders will be exempt from the 30% withholding tax, provided that applicable certification requirements are satisfied. In such case, however, non-U.S. holders will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. persons. In addition, corporate non-U.S. holders may be subject to an additional branch profits tax equal to 30%, or at an exempt or lower rate if such non-U.S. holders qualify under an applicable U.S. income tax treaty, of earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct of a trade or business in the United States.

If non-U.S. holders are eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such non-U.S. holders may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition. Any gain realized upon the sale or other disposition of WG Ontario common shares generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with the conduct of a trade or business in the United States, and, if an income tax treaty applies, is attributable to a U.S. permanent establishment;

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the holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

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WG Ontario is or has been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period during which the holder has held WG Ontario common shares.

Non-U.S. holders whose gain is described in the first bullet point above will be subject to U.S. federal income tax on the gain derived from the sale, net of certain deductions, at the rates applicable to U.S. persons, within the meaning of the Code. Corporate non-U.S. holders whose gain is described in the first bullet point above may also be subject to the branch profits tax described above at a 30% rate or at an exempt or lower rate provided by an applicable income tax treaty. Individual non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax rate on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though such non-U.S. holders are not considered to be residents of the United States.

It is likely that WG Ontario is, and will continue to be, a U.S. real property holding corporation. Any gain realized upon the sale or other disposition of WG Ontario common shares will be subject to U.S. federal income tax at the rates applicable to U.S. persons, within the meaning of the Code, and corporate non-U.S. holders may be subject to the branch profits tax as described above. An exception will apply if (i) a holder did not directly or indirectly own more than 5% of WG Ontario’s common shares at any time during the shorter of the five-year period ending on the date of disposition or the period during which any such holder has held WG Ontario common shares and (ii) WG Ontario common shares were regularly traded on an established securities market. For purposes of this exception, an established securities market includes a foreign national securities exchange which is officially recognized, sanctioned, or supervised by a governmental authority. Although the IRS has not issued specific guidance, the Toronto Stock Exchange, on which WG Ontario’s common shares will be listed immediately following the Reorganization, should qualify as an established securities market because it is recognized and regulated by the Ontario Securities Commission. Non-U.S. holders should consult their own tax advisors as to whether this exception is available with respect to WG Ontario common shares.

Certain Canadian Federal Income Tax Considerations

In the opinion of Cassels Brock & Blackwell LLP, Canadian counsel to WG Ontario, the following summary describes the principal Canadian federal income tax considerations generally applicable to a beneficial owner of WG Idaho Shares who transfers WG Idaho Shares pursuant to this Reorganization, and who, at all relevant times, for purposes of the application of the Tax Act, (1) deals at arm’s length with WG Ontario; (2) is not affiliated with WG Ontario; and (3) holds the WG Idaho Shares as capital property (a “Holder”). Generally, the WG Idaho Shares will be capital property to a Holder provided the Holder does not hold those WG Idaho Shares in the course of carrying on a business or as part of an adventure or concern in the nature of trade. This summary does not address all issues relevant to shareholders who acquired their WG Idaho Shares on the exercise of an employee stock option, nor to a shareholder in respect of whom WG Idaho is a “foreign affiliate” under the Tax Act. Such shareholders should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act and counsel’s understanding of the current administrative and assessing practices and policies of the CRA published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may be different from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, shareholders should consult their own tax advisors having regard to their own particular circumstances.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the application of the Tax Act, is, or is deemed to be, resident in Canada (a “Resident Holder”). Certain Resident Holders, whose WG Idaho Shares might not otherwise be capital property, may, in certain circumstances, be entitled to have the WG Idaho Shares and all other “Canadian securities”, as defined in the Tax Act, owned by such Resident Holder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. This portion of the summary is not applicable to a shareholder that is a “specified financial institution” or to a shareholder an interest in which is a “tax shelter investment” as defined in the Tax Act, or, for purposes of certain rules applicable to securities held by financial institutions (referred to as the “mark-to-market” rules), a “financial institution”, as defined in the Tax Act. Such shareholders should consult their own tax advisors.

Transfer Pursuant to the Reorganization

No Tax-Deferred Rollover Under the Tax Act

Subject to the availability of the joint election referred to below, a Resident Holder will be considered to have disposed of the holder’s WG Idaho Shares for proceeds of disposition equal to the fair market value as at the time of acquisition of any WG Ontario Shares acquired by such Resident Holder on the exchange. As a result, the Resident Holder will in general realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the WG Idaho Shares. The cost to a Resident Holder of any WG Ontario Shares acquired on the exchange will be equal to the fair market value of those shares as at the time of acquisition. The general tax treatment of capital gains and capital losses is discussed below under the heading “Taxation of Capital Gains and Losses”.

Tax-Deferred Rollover Under the Tax Act

A Resident Holder who is not tax-exempt for purposes of Part I of the Tax Act (a “Shareholder”) and who receives WG Ontario Shares under the Reorganization may make a joint election with WG Ontario pursuant to section 85 of the Tax Act and thereby obtain a full or partial tax-deferred “rollover” for Canadian income tax purposes, depending on the “Elected Amount” (as defined below) and the adjusted cost base to the holder of the WG Idaho Shares at the time of the exchange. The Shareholder may select an “Elected Amount” so as to not realize a capital gain for the purposes of the Tax Act on the exchange. The “Elected Amount” means the amount selected by a Shareholder, subject to the limitations described below in the election made pursuant to section 85 of the Tax Act to be treated as the proceeds of disposition of WG Idaho Shares.

In general, the Elected Amount must comply with the following rules:

(a) the Elected Amount may not be less than the lesser of the adjusted cost base to the Shareholder of the WG Idaho Shares exchanged, determined immediately before the time of the exchange, and the fair market value of WG Idaho Shares at the time; and

(b) the Elected Amount may not exceed the fair market value of the WG Idaho Shares at the time of the exchange.

Where a Shareholder and WG Ontario make an election, the tax treatment to the Shareholder generally will be as follows:

(a) the WG Idaho Shares will be deemed to have been disposed of by the Shareholder for proceeds of disposition equal to the Elected Amount;

(b) if such proceeds of disposition of the WG Idaho Shares are equal to the aggregate of the adjusted cost base to the Shareholder of the WG Idaho Shares, determined immediately before the exchange and any reasonable costs of disposition, no capital gain or capital loss will be realized by the Shareholder;

(c) to the extent that such proceeds of disposition of the WG Idaho Shares exceed (or are less than) the aggregate of the adjusted cost base thereof to the Shareholder and any reasonable costs of disposition, the Shareholder will in general realize a capital gain (or capital loss); and

(d) the aggregate cost to the Shareholder of the WG Ontario Shares acquired on the exchange will be equal to the Elected Amount.

A tax instruction letter, including a worksheet attached thereto as Appendix A (the “Worksheet”), providing instructions on how to complete the Worksheet (for the purpose of making a joint election with WG Ontario pursuant to section 85 of the Tax Act) has been filed as an exhibit to this proxy statement/prospectus and has been printed on green paper and delivered together with this proxy statement/prospectus to Canadian resident Shareholders.

In order to make an election with WG Ontario, a Shareholder must ensure that the Worksheet is provided in accordance with the procedures set out in the tax instructions letter on or before September 30, 2007 duly completed with the details of the number of WG Idaho Shares transferred and the applicable Elected Amounts for the purposes of such elections. Subject to the information in the Worksheet being in apparent compliance with the provisions of the Tax Act (or applicable provincial income tax law), WG Ontario will prepare the election forms based on the information provided by the Shareholder in the Worksheet and will forward by mail one copy of the election form, signed by WG Ontario, to the Shareholder for filing by the Shareholder with the CRA (or the applicable provincial tax authority).

WG Ontario will make an election under section 85 of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation) only with a Shareholder, and at the amount selected by the Shareholder subject to the limitations set out in the Tax Act (and any applicable provincial tax legislation). Neither WG Ontario, WG Idaho, Mergeco nor the Depositary will be responsible for the proper completion or filing of any election and the Shareholder will be solely responsible for the payment of any late filing penalty. WG Ontario agrees only to prepare the elections based on the information submitted by the Shareholder in the Worksheet in accordance with the procedures set out in the tax instructions letter provided such information is in apparent compliance with the provisions of the Tax Act (or applicable provincial income tax law), to execute the election forms and to forward one copy of the election form by mail (within 90 days after the receipt thereof) to the Shareholder. With the exception of the execution of an election by WG Ontario, compliance with the requirements for a valid election will be the sole responsibility of the Shareholder making the election. Accordingly, neither WG Ontario, WG Idaho, Mergeco nor the Depositary will be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to complete and/or deliver the Worksheet in accordance with the procedures set out in the tax instruction letter, to property complete any election or to properly file it within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial tax legislation).

In order for the CRA (and where applicable the Ministère du Revenu du Québec) to accept a tax election without a late filing penalty being paid by a Shareholder, the election must be received by such revenue authorities on or before the day that is the earliest of the days on or before which either WG Ontario or the Shareholder is required to file an income tax return for the taxation year in which the exchange occurs. WG Ontario’s 2007 taxation year is scheduled to end December 31, 2007. Shareholders are urged to consult their own advisers as soon as possible respecting the deadlines applicable to their own particular circumstances. However, regardless of such deadlines, a duly completed Worksheet of a Shareholder must be received in accordance with the procedures set out in the tax instructions letter no later than September 30, 2007. Since WG Ontario has agreed to prepare the election forms and forward a copy of the election form, signed by WG Ontario, to the Shareholder within 90 days of its receipt in accordance with the procedures set out in the tax instructions letter, to avoid late filing penalties certain Shareholders may be required to forward a Worksheet to WG Ontario before September 30, 2007.

Any Shareholder who does not ensure that a duly completed Worksheet has been received in accordance with the procedures set out in the tax instructions letter on or before September 30, 2007 may not be able to benefit from a rollover provisions of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). Accordingly, all Shareholders who wish to enter into an election with WG Ontario should give their immediate attention to this matter. Shareholders are referred to Information Circular 76-19R3 and Interpretation Bulletin IT-291R3 issued by the CRA for further information respecting the election. Shareholders wishing to make the election should consult their own tax advisers. A Shareholder who does not make a valid election under section 85 of the Tax Act may realize a taxable capital gain. The comments herein with respect to such elections are provided for general assistance only. The law in this area is complex and contains numerous technical requirements.

Taxation of Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”). Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in any taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a WG Idaho Share may be reduced by the amount of any dividends received (or deemed to be received) by it on such WG Idaho Share to the extent and under the circumstances prescribed by rules in the Tax Act. Similar rules may apply where a WG Idaho Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own advisors regarding these rules.

A Resident Holder that is throughout the year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable for a refundable tax of 6 2/3% on investment income, including taxable capital gains realized and dividends received or deemed to be received in respect of the WG Idaho Shares (but not dividends or deemed dividends that are deductible in computing taxable income).

Procedure for Tax Election

WG Ontario will make a joint election with a Shareholder under section 85 of the Tax Act (and the corresponding provision of any applicable provincial income tax legislation) (a “Tax Election”) if the shareholder is a “Shareholder” at all relevant times and the Shareholder has properly completed and provided to WG Ontario the Worksheet in the manner and within the time set out above and the Shareholder receives WG Ontario Stares upon a disposition of their WG Idaho Shares pursuant to the Reorganization. No Tax Election will be made with any shareholder who is not a Shareholder. A shareholder who completes the Worksheet and forwards such Worksheet to WG Ontario will be considered to have represented to WG Ontario that the shareholder is a Shareholder.

EXPERTS

Our consolidated financial statements for the years ending December 31, 2006, 2005 and 2004 have been incorporated by reference in this proxy statement/prospectus and have been audited by the accounting firm of HJ & Associates, LLC, independent registered public accounting firm. Our consolidated financial statements are incorporated in this proxy statement/prospectus by reference in reliance upon the said report, given upon such firm’s authority as an expert in auditing and accounting.

The audit report covering the December 31, 2006, 2005 and 2004 consolidated financial statements contains an explanatory paragraph that states that the December 31, 2005 and 2004 consolidated financial statements have been restated.

Any technical information regarding the Mesquite Mine, including our gold reserves, as described in this prospectus, or incorporated by reference hereto, is included in reliance on the Micon technical report submitted by Micon, an independent consultant. Richard M. Gowans, P. Eng., of Micon International Limited is the author of the technical report. He is a qualified person under Canadian securities legislation and is independent. He does not have any interest in any of our securities or our properties, nor does he expect to receive any such interest. The feasibility study also contains certain findings by IMC, an independent consultant. Michael G. Hester of IMC prepared the reserve estimates included therein. He is a qualified person under Canadian securities legislation and is independent. He does not have any interest in any of our securities or our properties, nor does he expect to receive any such interest.

LEGAL MATTERS

Certain legal matters in connection with the WG Ontario common shares have been passed upon for WG Ontario by its Ontario counsel, Cassels Brock & Blackwell LLP.

CHAPTER II – THE MEETING

This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of WG Idaho common stock by the WG Idaho board of directors relating to the Reorganization and other matters to be voted upon at the Meeting and at any adjournment or postponement of the meeting. This proxy statement/prospectus is also a prospectus for WG Ontario common shares to be issued pursuant to the Reorganization. WG Idaho mailed this proxy statement/prospectus to shareholders beginning on May 18, 2007. You should read this proxy statement/prospectus carefully before voting your shares.

When and Where the Meeting Will Be Held

The Meeting of shareholders will be held at 9:30 a.m., Eastern Daylight Time, on June 19, 2007, at the TSX Broadcast Centre, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada.

What Will Be Voted Upon

At the Meeting, you will be asked to consider and vote upon the following items:

1. To approve the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as annex I, among WG Idaho, Mergerco and WG Ontario, whereby the company will effectively change its place of incorporation from Idaho to Ontario by merging Mergerco with WG Idaho, with the surviving entity to be a Nevada corporation that is a wholly-owned subsidiary of WG Ontario, and pursuant to which each share of WG Idaho will automatically become a share of WG Ontario and all current stockholders of WG Idaho will become shareholders of WG Ontario.

2. To approve the Shareholder Rights Plan, substantially in the form attached to the accompanying proxy statement/prospectus as annex VI, which will only be implemented immediately prior to the Reorganization becoming effective.

3. To approve amendments to our stock option plan in accordance with recent Staff Notices of the Toronto Stock Exchange, such amendments to be substantially in the form attached to the accompanying proxy statement/prospectus as annex VII.

4. To elect the five directors to the Board of Directors of Western Goldfields, Inc., who will become the Board of Directors of WG Ontario if Proposal (1) is approved.

5. To approve the appointment of HJ & Associates, LLC as independent auditors for the year 2007.

6. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Only WG Idaho Shareholders of Record as of May 14, 2007 are Entitled to Vote

Only shareholders of WG Idaho of record at the close of business on May 14, 2007, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the Meeting. On the record date, there were 113,631,153 shares of WG Idaho common stock outstanding and entitled to vote at the Meeting.

Majority of Outstanding Shares Must Be Represented for a Vote to Be Taken

In order to have a quorum, a majority of the voting power of WG Idaho must be represented in person or by proxy at the Meeting. If a quorum is not present, a majority of shares that are represented may adjourn or postpone the Meeting.

Vote Required for Approval

Each proposal will be approved if the number of votes cast in favour of the proposal exceeds the number of votes cast opposing the proposal, other than the proposal regarding the election of directors that requires a plurality of the votes cast to be approved. As of the record date, there were 113,631,153 shares of WG Idaho common stock outstanding and entitled to vote. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 5,851,251 shares of our common stock, which represents approximately

5.15% of the outstanding WG Idaho common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger.

Voting Your Shares and Changing Your Vote

Voting Your Shares

The WG Idaho board of directors is soliciting proxies from the WG Idaho shareholders. This will give you the opportunity to vote at the Meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

Stockholders of record may vote:

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Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

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By telephone through the number shown on your proxy card;

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By mail by completing, signing, dating and returning the enclosed proxy card; or

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By attending the meeting and voting your shares in person.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you choose to attend the meeting, please bring proof of stock ownership and proof of identification for entrance to the meeting.

If you hold your shares in nominee or “street name”, your ability to vote by Internet or telephone depends on the voting process of the bank, broker or other nominee. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification for entrance to the meeting.

WG Idaho stockholders should not send in their stock certificates with the proxy cards.

Changing Your Vote by Revoking Your Proxy

There are three ways in which you may revoke your proxy and change your vote:

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First, if you hold your shares in your name as a stockholder of record, by notifying us at Investor Relations, Western Goldfields, Inc., 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada, M4W 3E2, telephone: (416) 324-6000.

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Second, you may complete and submit a new later-dated proxy by any of the three methods described above. The latest dated proxy actually received by the company prior to the Meeting will be the one that is counted, and all earlier proxies will be revoked.

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Third, you may attend the Meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy. You must vote in person at the meeting to revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the directions you receive from your broker to change or revoke your proxy.

How Proxies Are Counted

If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the WG Idaho board of directors. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Meeting. A properly executed proxy marked “ABSTAIN” will not be voted. However, it may be counted to determine whether there is a quorum present at the Meeting. Broker non-votes (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Meeting.

Cost of Solicitation

WG Idaho will pay the cost of soliciting proxies. In addition to solicitation by mail, telephone or other means, WG Idaho will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. WG Idaho will, upon request, reimburse these institutions for their reasonable expenses. WG Idaho has retained Georgeson Inc. to aid in the solicitation of proxies.

Proposals of Shareholders

The board of directors of WG Idaho is not aware of any matters that are expected to come before the Meeting other than those referred to in this proxy statement/prospectus. If other matters should properly come before the Meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.

If you would like to submit a proposal for our 2008 annual meeting to be included in our proxy statement for our 2008 annual meeting, the proposal must be received by January 21, 2008. A notice of a shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely unless such notice is submitted to us no later than April 3, 2008.

CHAPTER III – OTHER MEETING PROPOSALS

PROPOSAL 2 – ADOPTION OF SHAREHOLDERS’ RIGHTS PLAN

Background

Idaho law provides the Corporation with certain take over defences that are not available to Ontario companies. In response, our board of directors propose to introduce a share holders rights plan (“the Shareholder Rights Plan”). Adoption of the Shareholders Rights Plan is subject to approval by the shareholders. Shareholders will be asked to consider and, if deemed advisable, to approve the Shareholder Rights Plan and the issuance of all Rights (defined below) to be issued pursuant to the Shareholder Rights Plan. The Shareholder Rights Plan has a term of three years and will expire on the date that is three years following its implementation, unless the Rights are earlier redeemed. Approval of the Shareholder Rights Plan by shareholders is required by the Toronto Stock Exchange. The Shareholder Rights Plan is similar to plans adopted recently by several other Canadian companies and approved by their shareholders.

A copy of the proposed rights plan agreement between WG Ontario and Computershare Trust Company of Canada which gives effect to the Shareholder Rights Plan (the “Rights Agreement”) is attached hereto as annex VI.

Objectives of the Shareholder Rights Plan

The fundamental objectives of the Shareholder Rights Plan are to provide adequate time for our board of directors and shareholders to assess an unsolicited take-over bid, to provide the board of directors with sufficient time to explore and develop alternatives for maximizing shareholder value if a take-over bid is made, and to provide shareholders with an equal opportunity to participate in a take-over bid.

The Shareholder Rights Plan encourages a potential acquirer who makes a take-over bid to proceed either by way of a “Permitted Bid” (defined below), which generally requires a take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of our board of directors. If a take-over bid fails to meet these minimum standards and the Shareholder Rights Plan is not waived by the board of directors, the Shareholder Rights Plan provides that holders of WG Ontario common shares, other than the acquirer, will be able to purchase additional WG Ontario common shares at a significant discount to market, thus exposing the person acquiring WG Ontario common shares to substantial dilution of its holdings.

Currently, our board of directors is not aware of any pending or threatened take-over bid.

In its deliberation regarding the Shareholder Rights Plan, our board of directors considered the existing legislative framework governing take-over bids in Canada. The board of directors believes such legislation currently does not provide sufficient time to permit shareholders to consider a take-over bid and make a reasoned and unhurried decision with respect to a take-over bid or give the board of directors sufficient time to develop alternatives for maximizing shareholder value. Shareholders also may feel compelled to tender to a take-over bid even if the shareholder considers such bid to be inadequate out of a concern that failing to tender may result in a shareholder being left with illiquid or minority discounted shares. This is particularly so in the case of a partial bid for less than all the common shares of WG Ontario where the bidder wishes to obtain a control position but does not wish to acquire all of the WG Ontario common shares. Finally, while existing securities legislation has addressed many concerns related to unequal treatment of shareholders, there remains the possibility that control of a company may be acquired pursuant to private agreements in which a small group of shareholders disposes of shares at a premium to market price, which premium is not shared with the other shareholders.

It is not the intention of the board of directors in recommending the confirmation and ratification of the Shareholder Rights Plan to either secure the continuance of the directors or management of WG Ontario or to preclude a take-over bid for control. The Shareholder Rights Plan provides various mechanisms where shareholders could tender to take-over bids as long as they satisfy the requirements of a Permitted Bid. Furthermore, even in the context of the take-over bid that does not satisfy the requirements of a Permitted Bid, the board of directors is always bound to consider any take-over bid for WG Ontario and consider whether or not it should waive the application of the Shareholder Rights Plan in respect of such bid. In discharging such responsibility, the board of directors will be obligated to act honestly and in good faith with a view to the best interests of WG Ontario.

A number of recent decisions rendered by the Canadian securities regulators relating to shareholder rights plans have concluded that a board of directors faced with an unsolicited take-over bid will not be permitted to maintain a shareholder rights plan indefinitely to prevent the successful completion of the bid, but only for so long as the board of directors is actively seeking alternatives to the bid and there is a reasonable possibility that, given additional time, a value maximizing alternative will be developed. The Shareholder Rights Plan does not preclude any shareholder from utilizing the proxy mechanism of the OBCA, the Corporation’s governing corporate statute, to promote a change in the management or direction of the Corporation, and will have no effect on the rights of holders of the our common shares to requisition a meeting of shareholders in accordance with the provisions of applicable legislation.

In recent years, unsolicited bids have been made for a number of Canadian public companies, many of which had shareholder rights plans. The board of directors of WG Ontario believes this demonstrates that the existence of a shareholder rights plan does not prevent the making of an unsolicited bid. Further, in a number of these cases, a change of control ultimately occurred at a price in excess of the original bid price. There can be no assurance, however, that the Shareholder Rights Plan would serve to bring about a similar result.

The Shareholder Rights Plan is not expected to interfere with the day-to-day operations of WG Ontario. The continuation of the existing outstanding Rights and the issuance of additional Rights in the future will not in any way alter our financial condition of the Corporation, impede our business plans, or alter our financial statements. In addition, the Shareholder Rights Plan is initially not dilutive. However, if a “Flip-in Event” (defined below) occurs and the Rights separate from our shares as described below, reported earnings per share and reported cash flow per share on a fully-diluted or non-diluted basis may be affected. In addition, holders of Rights not exercising their Rights after a Flip-in Event may suffer substantial dilution.

Summary of Shareholder Rights Plan

The following is a summary of the principal terms of the Shareholder Rights Plans, which is qualified in its entirety by reference to the text of the Rights Agreement.

(i) Effective Date

The Shareholder Rights Plan will only be effective immediately prior to the completion of the Reorganization, subject to shareholder approval. In accordance with the terms of the Shareholders Rights Plan, the Shareholder Rights Plan shall become a shareholders rights plan of WG Ontario following the Reorganization, with all the rights issued under the Shareholder Rights Plan entitling the holder thereof to acquire common shares of WG Ontario upon the occurrence of any Flip-in Event and in accordance with the terms and conditions of the Shareholder Rights Plan.

(ii) Term

The Rights Agreement and the Rights issued thereunder will expire on the date that is three years following the implementation of the Shareholders Rights Plan unless otherwise terminated in accordance with their terms.

(iii) Issue of Rights

On the Effective Date, one right (a “Right”) will be issued and attached to each of our shares outstanding and will attach to each WG Ontario common share subsequently issued.

(iv) Rights Exercise Privilege

The Rights will separate from our shares and will be exercisable ten trading days (the “Separation Time”) after a person has acquired, or commences a take-over bid to acquire, 20% or more of the common shares, other than by an acquisition pursuant to a Permitted Bid. The acquisition by an Acquiring Person (defined below) of 20% or more of the common shares, other than by way of a Permitted Bid, is referred to as a “Flip-in Event”. Any Rights held by an Acquiring Person will become void upon the occurrence of a Flip-in Event. Ten trading days after the occurrence of the Flip-in Event, each Right (other than those held by the Acquiring Person), will permit the purchase of Cdn.$180 worth of common shares for Cdn.$90.

The issue of the Rights is not initially dilutive. Upon a Flip-in Event occurring and the Rights separating from our shares, reported earnings per share on a fully diluted or non-diluted basis may be affected. Holders of Rights not exercising their Rights upon the occurrence of a Flip-in Event may suffer substantial dilution.

An “Acquiring Person” is a person who, at any time after the date of the Rights Agreement, is the “Beneficial Owner” (defined below) of 20% or more of the outstanding Shares. A person who becomes a Beneficial Owner of more than 20% of the Shares through certain enumerated types of transactions, however, is exempted from the definition of an Acquiring Person. The principal exemptions are for a Permitted Bid Acquisition (an acquisition of Shares made pursuant to a Permitted Bid or “Competing Permitted Bid” (defined below)), a Pro-Rata Acquisition (generally, the acquisition of shares as a result of a stock dividend, stock split or other event pursuant to which a person receives or acquires shares or other securities convertible into or exchangeable for shares on the same pro-rata basis as all other holders of shares or pursuant to the receipt and/or exercise of rights issued by WG Ontario on a pro-rata basis to all holders of shares or securities convertible into or exchangeable for shares provided that such rights are acquired directly from WG Ontario and not from any other person), a Voting Share Reduction (generally, an acquisition, redemption or cancellation by WG Ontario of shares which by reducing the number of shares outstanding increases the percentage of shares Beneficially Owned by any person to 20% or more of the shares then outstanding), an Exempt Acquisition (generally, in those circumstances described under “Adoption of Shareholder Rights Plan — Summary of Shareholder Rights Plan — (vii) Waiver), and pursuant to certain regular dividend reinvestment plans and distributions of shares by WG Ontario by means of a prospectus, or a securities exchange take-over bid or private placement), and a Convertible Security Acquisition (generally, an acquisition of shares upon the exercise of convertible securities of WG Ontario received by a person pursuant to a Permitted Bid Acquisition, an Exemption Acquisition or a Pro-Rata Acquisition).

Related to the definition of Acquiring Person is the concept of Beneficial Ownership. Generally, a person is deemed to “Beneficially Own” any shares that are owned by its affiliates or associates or by persons acting jointly or in concert with such person for the purpose of acquiring shares and any shares that have the right to vote or the right to acquire within 60 days. Specific exclusions clarify that, among other persons, those intermediaries that are fund managers are not caught simply because they may have the right to vote shares managed by them for others and that dissident proxy solicitations and related agreements regarding voting at shareholders’ meetings do not result in Beneficial Ownership.

(v) Certificates and Transferability

Prior to the Separation Time, the Rights are evidenced by a legend imprinted on certificates for the shares issued from and after the Effective Date and are not to be transferable separately from the shares. From and after the Separation Time, the Rights will be evidenced by separate certificates that will be transferable and traded separately from the shares.

(vi) Permitted Bid Requirements

A take-over bid is a “Permitted Bid” where it satisfies the following requirements:

(A) the take-over bid must be made by way of a take-over bid circular;

(B) the take-over bid must be made to all shareholders of record of shares, other than the bidder;

(C) the take-over bid must be outstanding for a minimum period of 60 days and shares tendered pursuant to the take-over bid may not be taken up prior to the expiry of the 60 day period and only if at such time more than 50% of the shares held by shareholders, other than the bidder, its affiliates and persons acting jointly or in concert and certain other persons (the “Independent Shareholders”), have been tendered to the take-over bid and not withdrawn;

(D) if the requirement of (C) above is met, the bidder must make a public announcement of that fact and the take-over bid must remain open for deposits of shares for an additional ten days from the date of such public announcement;

(E) shares may be deposited pursuant to a take-over bid, unless such take-over bid is withdrawn, at any time prior to the date shares are first taken up and paid for; and

(F) any shares deposited pursuant to the take-over bid may be withdrawn until taken up and paid for.

The Shareholder Rights Plan also allows for a competing Permitted Bid (a “Competing Permitted Bid”) to be made while a Permitted Bid is in existence. A Competing Permitted Bid must satisfy all the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the requirement that it be outstanding for a minimum period of 35 days.

(vii) Waiver

The board of directors, acting in good faith, may, prior to the occurrence of a Flip-in Event and with the prior consent of the shareholders, waive the application of the Shareholder Rights Plan to a particular Flip-in Event where the take-over bid is made to all holders of Shares and other than pursuant to a take-over bid circular. Where the board of directors exercises the waiver power for one take-over bid, the waiver will also apply to any other take-over bid made by a take-over bid circular to all holders of shares prior to the expiry of any other bid for which the Shareholder Rights Plan has been waived.

(viii) Redemption

The board of directors with the approval of a majority vote of the votes cast by shareholders (or the holders of Rights if the Separation Time has occurred) voting in person and by proxy, at a meeting duly called for that purpose, may redeem the Rights at $0.00001 per Share. Rights may also be redeemed by the board of directors without such approval following completion of a Permitted Bid, Competing Permitted Bid or Exempt Acquisition.

(ix) Amendment

The board of directors may amend the Shareholder Rights Plan with the approval of a majority vote of the votes cast by shareholders (or the holders of Rights if the Separation Time has occurred) voting in person and by proxy at a meeting duly called for that purpose. The board of directors without such approval may correct clerical or typographical errors and, subject to approval as noted above at the next meeting of the shareholders (or holders of Rights, as the case may be), may make amendments to the Shareholder Rights Plan to maintain its validity due to changes in applicable legislation.

(x) Board of Directors

The Shareholder Rights Plan will not detract from or lessen the duty of the board of directors to act honestly and in good faith with a view to the best interests of the Corporation. The board of directors, when a Permitted Bid is made, will continue to have the duty and power to take such actions and make such recommendations to shareholders as are considered appropriate.

(xi) Exemptions for Investment Advisors

Investment advisors (for fully managed accounts), trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20% of the WG Ontario shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid.

PROPOSAL 3 – AMENDMENTS TO OPTION PLAN

At the meeting, our stockholders will be asked to approve amendments to the stock option plan of WG Idaho to permit future amendments to the Plan in limited, specified circumstances without prior shareholder approval and to provide for an automatic extension of the expiry date of options where such expiry date falls during a blackout period on trading imposed by WG Idaho pursuant to its insider trading policies.

TSX Policy-Security Based Compensation Arrangements

On June 6, 2006, the TSX published a Staff Notice regarding amending procedures included in security based compensation arrangements and the extension of option expiry dates that fall within or soon after a blackout period. Effective as of June 30, 2007, section 613(d) of the TSX Company Manual will require that any security based compensation plan, such as our stock option plan, with an amendment procedure, must contain specific details as to whether shareholder approval shall be required for a particular type of amendment.

In the absence of a detailed amendment procedure, shareholder approval shall be required for any and all amendments, including amendments considered to be of a “housekeeping nature”.

Proposed Amendments to our Stock Option Plan

The proposed amendments to our stock option plan are shown in the blacklined version of the Plan attached as annex VII to this proxy circular/prospectus.

Amending Provisions

We propose to amend our Stock Option Plan to specify those amendments to the Plan that can be made by the Board of Directors without shareholder approval pursuant to section 613(d) of the TSX Company Manual. These amendments with respect to our stock option plan are shown in blackline in section 9 of the Plan.

Stock Option Expiry Date Extension

We impose blackout periods on trading our securities by our directors, officers and other insiders, periodically and from time to time, either pending the release of financial results, the disclosure of pending material transactions or for other reasons. These periods are referred to as “blackout periods”, and are imposed voluntarily in accordance with insider trading policies as they exist from time to time. Circumstances may occur where blackout periods may be imposed frequently and/or for very extensive periods of time. Certain officers or key employees may find themselves not being able to realize the benefits of their options if they expire during a blackout period, where such options may not be exercised and the underlying shares may not be traded. To avoid such situations that may result in officers and key employees losing important incentives, our board of directors has determined that, in accordance with the TSX Staff Notice, it would be advisable to provide for an automatic extension of an option term that would otherwise have expired during a blackout period. Accordingly, we propose to amend our stock option plan so that options expiring during a blackout period shall be automatically extended to the tenth business day after the end of a blackout period. These proposed amendments are shown in section 4(c) of the blacklined stock option plan in annex VII hereto.

Our board of directors unanimously recommends that stockholders vote for the amendments to our stock option plan set out in this proxy statement/prospectus (including the annexes included herein).

PROPOSAL 4 – ELECTION OF WG IDAHO BOARD OF DIRECTORS

At the Meeting, our stockholders will elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, all proxies will be voted in favor of the election of Messrs. Randall Oliphant, Raymond Threlkeld, Vahan Kololian, Martyn Konig and Gerald Ruth to serve as directors upon their nomination at the Meeting. All nominees currently serve on our Board of Directors and their terms expire at the Meeting. Each nominee has advised us of his willingness to serve as a director and we have no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting.

Our board of directors unanimously recommends that stockholders vote FOR the election of each nominee listed in this proxy statement/prospectus.

Important information concerning our directors, executive officers, corporate governance, executive compensation, security ownership, certain relationships and related party transactions and director independence is contained in our Form 10-KSB for the year ended December 31, 2006 and is incorporated herein by reference.

Information Concerning Nominees

The following table sets forth the name, age and position of each nominee for director;

Name	Age	Position(s) with the Company	Date of Appointment as Director

Randall Oliphant	47	Chairman of the Board	February 13, 2006
Ray Threlkeld	60	President and Chief Executive Officer	June 14, 2006
Vahan Kololian(1)(2)	53	Director	March 14, 2006
Martyn Konig(1)(2)	49	Director	February 13, 2006
Gerald Ruth(1)(2)	48	Director	May 10, 2004

——————

(1)

Member of Audit Committee

(2)

Member of Compensation, Governance and Environmental Committee

Randall Oliphant, age 47, has been the Chairman and CEO of Rockcliff Group Limited, a private corporation actively involved with its shareholdings, primarily in the mining sector, including Silver Bear Resources Inc. since September 2004. Mr. Oliphant is on the Advisory Board of Metalmark Capital LLC (formerly Morgan Stanley Capital Partners) and since February 2005 has served on the board of Western Oil Sands Inc. Since 2003 Mr. Oliphant has served on the boards of a number of public and private companies and not-for-profit organizations. From March 1999 to February 2003, he was the President and CEO of Barrick Gold Corporation. Mr. Oliphant is a Chartered Accountant.

Raymond W. Threlkeld, age 60, has over 30 years of mineral industry experience ranging from discovery, feasibility study, development management, operations management, and corporate officer. Since July 2005, Mr. Threlkeld has been the Chief Operating Officer of Silver Bear Resources Inc., a private mineral resource company. From 1996 to 2005 Mr. Threlkeld held various senior management positions in precious metal mine development with Barrick Gold Corporation and Coeur d’Alene Mines Corporation including the development of the Pierina Mine in Peru, the Bulyanhulu Mine in Tanzania and the Veladero Mine located in Argentina. Mr. Threlkeld has had exploration acquisition success in the Western United States in addition to the management and project development experience cited above.

Vahan Kololian, age 53, is the founder and Managing Partner of TerraNova Partners LP, which invests in the industrial, services and resource sectors. Since 2002 Mr. Kololian has been Chairman of Precinda Corporation, a private manufacturing company. Mr. Kololian started his career in investment banking in 1980 with Burns Fry Limited (now BMO Nesbitt Burns). Since 1990 he has held leadership positions in private equity partnerships. Mr. Kololian also serves on the boards of the following public companies, Clear Point Business Resources Inc. and Manicouagan Minerals Inc. Mr. Kololian is a Member of the Law Society of Upper Canada.

Martyn Konig, age 49, has 20 years experience in investment banking and commodity markets. Since January 2005 Mr. Konig has served as Chief Executive Officer of AIM listed Latitude Resources Plc. Since June 2001 Mr. Konig has served as Non-Executive Chairman of EBT Mobile China Plc. He has extensive experience in the natural resource sector, which includes senior management responsibility in resource finance and commodity trading operations at various international investment banks. Mr. Konig was a main Board Director of NM Rothschilds and Sons Ltd. for 15 years and held senior positions at Goldman Sachs and UBS. Mr. Konig is a Barrister and Fellow of the Chartered Institute of Bankers.

Gerald Ruth, age 48, has served as a Director since May 2004. Since 2003, Mr. Ruth has operated an independent corporate finance consulting business providing services to companies in a broad range of industries. Mr. Ruth is currently a Director and Chief Financial Officer of Greenwich Global Capital Inc., a capital pool company that is listed on the TSX Venture exchange, a Director and Chief Executive Officer of Yonge Street Capital Corp., a capital pool company that is in the process of completing its initial public offering and listing on the TSX Venture Exchange, and President and Chief Executive Officer of York Street Capital Corp., a limited market dealer involved in corporate finance, capital markets activities and strategic advisory services. From 1988 to 2003, Mr. Ruth held various positions at the Toronto Stock Exchange, where he served as Head of Listings from 1997 to 2003 and was responsible for leading and directing all operations, policy development, and general management within the Listings group. Previously, Mr. Ruth was Listings Manager from 1990 to 1996 where he was responsible for managing original listing applications at the exchange. Mr. Ruth is a Chartered Accountant.

Audit Committee

The Audit Committee is currently composed of Messrs. Kololian, Konig and Ruth (Chairperson), all of whom are not employees of the Company and have been determined by the Audit Committee and the Board to be independent directors to be independent directors as independence is defined in the listing standards of the American Stock Exchange.

The primary function of the Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities by:

•

reviewing the financial statements, financial reports and other financial information provided by WG Idaho to any governmental body or the public and other relevant documents;

•

recommending the appointment and reviewing and appraising the audit efforts of WG Idaho’s independent registered accounting firm and providing an open avenue of communication among the independent auditor, financial and senior management and the Board of Directors;

•

serving as an independent and objective party to monitor WG Idaho’s financial reporting process and internal controls, WG Idaho’s processes to manage business and financial risk, and its compliance with legal, ethical and regulatory requirements; and

•

encouraging continuous improvement of, and fostering adherence to, WG Idaho’s policies, procedures and practices at all levels.

The responsibilities of the audit committee are set forth in an Audit Committee Charter dated March 29, 2006, approved and recommended by the audit committee and adopted by our Board of Directors on March 29, 2006. A copy of the Audit Committee Charter was included as Appendix A to our proxy statement relating to the 2006 annual meeting. The Audit Committee met four times during the fiscal year ended December 31, 2006.

Report of the Audit Committee

HJ & Associates, LLC served as WG Idaho’s independent registered public accounting firm for the year ended December 31, 2006.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountant is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes. In this context, the audit committee reviewed and discussed the audited financial statements of WG Idaho for the fiscal year ended December 31, 2006 with management. Management represented to the Board that the financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee discussed the consolidated financial statements with HJ & Associates, LLC, and the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit. The audit committee has also received written disclosures and a letter from HJ & Associates, LLC regarding its independence from WG Idaho as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with HJ & Associates, LLC the independence of that firm. The audit committee considered the compatibility of non-audit services with the independence of HJ & Associates, LLC.

Based upon the above materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the SEC.

Vahan Kololian
Martyn Konig
Gerald Ruth

Compensation, Governance, and Environmental Health & Safety Committee

The Compensation, Governance and Environmental Committee (the “CGE Committee”) was formed on March 29, 2006. The CGE Committee was formed as a result of a merger of the previous compensation and corporate governance committees with the newly added feature of overseeing the environmental issues of the Company.

The CGE Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by:

Compensation

•

reviewing, approving and then recommending to our Board of Directors salary, bonus, and other benefits, direct or indirect, and any change of control packages of the Chairperson of the Board of Directors, the President, the Chief Executive Officer and other members of the senior management team;

•

recommending salary guidelines to our Board of Directors;

•

administering our compensation plans, including stock option plans, outside directors compensation plans, and such other compensation plans or structures as are adopted by us from time-to-time;

•

researching and identifying trends in employment benefits; and

•

establishing and periodically reviewing our policies in the area of management benefits and perquisites.

Corporate Governance and Nominations

•

assessing the effectiveness of our Board of Directors as a whole as well as discussing the contribution of individual members;

•

assessing and improving our governance practices;

•

proposing new nominees for appointment to our Board of Directors; and

•

orienting new Directors.

Environmental

•

overseeing the development and implementation of policies and management systems of WG Idaho’s exploration properties relating to environmental and health and safety issues.

The specific functions and responsibilities of the CGE Committee are set forth in the written Charter of the Compensation, Governance, and Environmental Committee of the Board of Directors dated as of March 29, 2006 (the “CGE Charter”), approved and recommended by the CGE Committee and adopted by our Board of Directors on March 29, 2006. A copy of the CGE Charter was included as Appendix B to our proxy statement relating to the 2006 annual meeting. The CGE Committee met four times during the fiscal year ended December 31, 2006.

The CGE Committee currently consists of Messrs. Kololian (Chairperson), Konig and Ruth, all of whom are not employees of the Company and have been determined by the CGE Committee and our Board of Directors to be independent directors as independence is defined in the listing standards of the American Stock Exchange.

Director Nominations Policy

Our Board has not yet adopted a formal policy regarding qualifications of director candidates. Currently, in evaluating director nominees, our Board considers a variety of factors, including the appropriate size of our Board of Directors; our needs with respect to the particular talents and experience of its directors; the knowledge, skills and experience of nominees, including experience in the gold industry, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; experience with accounting rules and practices; and the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

Although, we do not have a formal policy with regard to the consideration of any director candidates recommended by its stockholders, our Board believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. Stockholders should send nominations and a short biography of the nominee to Western Goldfields, Inc., 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada M4W 3E2, addressed to the Board or any member or members of the Board.

Shareholder Communication with the Board of Directors

Our Board of Directors has not formally adopted a process to provide stockholders with direct communication with the Board of Directors. Our Board believes that a formal process for such communication is not necessary at this time, given the size of WG Idaho and the Board, and the limited liquidity of our common stock. Shareholders wishing to contact our Board of Directors should do so in writing and delivered to 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada M4W 3E2, addressed to the Board or any member or members of the Board. We encourage the members of our Board of Directors to respond to any shareholder communication they may receive.

We believe that our directors should make a reasonable effort to attend the Meeting, but we recognize that scheduling constraints or other issues often prevent some of our directors from attending such meetings. Continued lack of attendance at annual meetings without a valid excuse will be considered by our Board of Directors when determining those board members who will be recommended to our Board of Directors for re-election. Vahan Kololian, Martyn Konig, Gerald Ruth and Randall Oliphant attended our 2006 annual meeting.

PROPOSAL 5 – APPROVAL OF INDEPENDENT AUDITORS

The firm of HJ & Associates, LLC audited our financial statements for the fiscal year ended December 31, 2006. The audit committee has appointed that firm to act as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Our board of directors believes it is appropriate to present at the Meeting a resolution ratifying the appointment of HJ & Associates, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2007. A representative of HJ & Associates, LLC is not expected to be present at the Meeting and thus is not expected to be available to respond to questions or have the opportunity to make a statement if he desires to do so.

Our board of directors unanimously recommends that stockholders vote FOR approving HJ & Associates, LLC as independent auditors for the fiscal year ending December 31, 2007.

Information relating to fee billed for service rendered by HJ & Associates, LLC and or pre-approval policies is contained in WG Idaho’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and incorporated herein by reference.

CHAPTER IV – WHERE YOU CAN FIND MORE INFORMATION

WG Ontario has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.

WG Idaho is, and after the Reorganization WG Ontario will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files and will file information with the Commission. Such information filed with the Commission, can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.E. Washington, D.C. 20549, and at the regional offices of the Securities and Exchange Commission at 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including Western Goldfields, Inc.) are available on the Commission’s Web Site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by WG Idaho with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/prospectus:

(1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on March 14, 2007.

(2) Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2007 filed on May 7, 2007.

(3) Current Reports on Form 8-K filed on January 19, 2007, April 5, 2007 and May 2, 2007 (in each case, not including information furnished to the Commission under Item 2.02 or Item 7.01 of Form 8-K).

Each document filed by WG Idaho pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the Meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such document. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. WRITTEN REQUESTS SHOULD BE MADE BY AND SHOULD BE DIRECTED TO INVESTOR RELATIONS, WESTERN GOLDFIELDS, INC., 2 BLOOR STREET WEST, SUITE 2102, TORONTO, ONTARIO, CANADA, M4W 3E2.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

ANNEX I

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 26, 2007, is among Western Goldfields, Inc., an Idaho corporation governed by the laws of Idaho (“WG Idaho”), Western Goldfields Inc., an Ontario corporation governed by the laws of Ontario (“WG Ontario”) which is a direct, wholly-owned subsidiary of WG Idaho, and Western Goldfields (USA) Inc., a Nevada corporation governed by the laws of Nevada (“Mergeco”), which is a direct, wholly-owned subsidiary of WG Ontario (“Mergeco”). The principal executive office of each of WG Idaho, WG Ontario and Mergeco is located at 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada, M4W 3E2.

RECITALS:

1.

The Boards of Directors of each of WG Idaho, WG Ontario and Mergeco have determined that it is in the best interests of each of their respective shareholders to reorganize so that WG Ontario will become the parent of WG Idaho as a result of the merger of WG Idaho with and into Mergeco (the “Merger”).

2.

The respective Boards of Directors of WG Idaho, WG Ontario and Mergeco have each approved the Merger, pursuant to which Mergeco will be the surviving corporation as a wholly-owned subsidiary of WG Ontario, all upon the terms and subject to the conditions set forth in this Agreement, and whereby each issued share of common stock, par value US $0.01 per share, of WG Idaho (“WG Idaho Common Stock”) shall be converted into the right to receive one common share (with no par value) in the capital of WG Ontario (“WG Ontario Common Shares”).

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Nevada Revised Statutes (the “NRS”) and the Idaho Business Corporation Act (the “Act”), at the Effective Time (as defined in Section 1.2), WG Idaho shall be merged with and into Mergeco in accordance with this Agreement, and the separate corporate existence of WG Idaho shall thereupon cease. Pursuant to the Merger, in accordance with the NRS and the Act, (i) Mergeco shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), as a direct, wholly-owned subsidiary of WG Ontario, (ii) all the properties, rights, privileges, powers and franchises of WG Idaho shall vest in the Surviving Corporation without any transfer or assignment having occurred, and (iii) all debts, liabilities and duties of WG Idaho shall attach to the Surviving Corporation.

Section 1.2. Filing Articles of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V of this Agreement, if this Agreement shall not have been terminated prior thereto as provided in Section 6.1, Mergeco and WG Idaho shall cause the articles of merger (the “Articles of Merger”) meeting the requirements of Section 92A.200 of the NRS and Section 30-1-1106 of the Act to be properly executed and filed in accordance with such sections. The Merger shall become effective at the later of (i) the time of filing of the Articles of Merger with the Secretary of State of the State of Nevada in accordance with the NRS, and (ii) such later time that the parties hereto shall have agreed upon and designated in the Articles of Merger as the effective time of the Merger (the “Effective Time”).

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ARTICLE II

CHARTER DOCUMENTS, DIRECTORS AND OFFICERS OF SURVIVING CORPORATION
AND CERTAIN REPRESENTATIONS

Section 2.1. Name of Surviving Corporation. The name of the Surviving Corporation shall be “Western Goldfields (USA), Inc.”

Section 2.2. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of Mergeco in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation of the Surviving Corporation until amended as provided therein and under the NRS.

Section 2.3. Bylaws of Surviving Corporation. The Bylaws of Mergeco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

Section 2.4. Directors of Surviving Corporation. The directors of Mergeco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his earlier death, resignation or removal or until his successor is duly elected and qualified.

Section 2.5. Officers of Surviving Corporation. The officers of Mergeco immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his earlier death, resignation or removal or until his successor is duly appointed.

Section 2.6. Directors and Officers of WG Ontario. Prior to the Effective Time, WG Idaho, in its capacity as the sole shareholder of WG Ontario, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of WG Idaho immediately prior to the Effective Time to be elected or appointed as the directors and officers of WG Ontario (to the extent the officers and directors of WG Ontario and WG Idaho are not already identical), each such person to have the same office(s) with WG Ontario (and the same committee memberships in the case of directors) as he or she held with WG Idaho, with the directors to serve until the earlier of the next meeting of the WG Ontario shareholders at which an election of directors is required or until their successors are elected.

Section 2.7. Representation of WG Ontario. WG Ontario hereby represents and warrants that it is the owner of all of the outstanding capital stock of Mergeco, free and clear of any adverse claims.

ARTICLE III

CONVERSION, EXCHANGE OF STOCK AND OTHER MATTERS

Section 3.1. Conversion and Exchange of Stock in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

(a) Conversion of WG Idaho Common Stock. Each issued and outstanding share of WG Idaho Common Stock shall be converted into the right to receive one validly issued, fully paid and non-assessable WG Ontario Common Share. All outstanding shares of WG Idaho Common Stock as of the Effective Time will be automatically cancelled and will cease to exist and all rights with respect thereto, including any previously existing pre-emptive rights, shall be terminated.

(b) Effect on WG Ontario Common Shares. The WG Ontario Common Shares held by WG Idaho shall be automatically cancelled and will cease to exist. Mergeco, as the Surviving Corporation agrees to deliver any necessary documents to WG Ontario and take any further actions necessary to confirm and complete such cancellation.

Section 3.2. Stock Options and Convertible Securities. As of the Effective Time, warrants, convertible debentures, stock options, or other rights to acquire WG Idaho Common Stock (including rights existing under the shareholder rights plan of WG Idaho) outstanding at the time the Merger becomes effective shall thereafter automatically be exercisable for WG Ontario Common Shares on the same basis as if such securities had been exercised or converted for WG Idaho Common Stock prior to the Merger. Notwithstanding the foregoing, any pre-emptive right to acquire shares of WG Idaho Common Stock which may have previously existed shall be terminated and there shall not be any pre-emptive rights with respect to the issuance of capital stock by WG Ontario.

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Section 3.3. Certificates Representing WG Idaho Common Stock.

(a) At the Effective Time, each certificate representing issued and outstanding shares of WG Idaho Common Stock shall automatically represent (i) the same number of WG Ontario Common Shares (subject to any necessary adjustments for consolidations or splits of the WG Idaho Common Stock which occurred after the issuance of the certificate); or (ii) the right to pursue such rights of appraisal as the holder may have under the laws of the State of Idaho. Certificates representing WG Idaho Common Stock do not need, and are not required, to be exchanged for certificates representing WG Ontario Common Shares. Following the Merger, stock certificates bearing the name of WG Ontario will be issued in the normal course upon surrender of stock certificates bearing the name of WG Idaho for exchange or transfer.

(b) At the Effective Time, holders of WG Idaho Common Stock will cease to be, and will have no rights as, stockholders of WG Idaho, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by WG Idaho on such shares of WG Idaho Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time; and (ii) WG Ontario Common Shares or, alternatively, any rights of appraisal the shareholder may have under the laws of the State of Idaho. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of WG Idaho Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, stock certificates bearing the name WG Idaho are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article III, except as otherwise provided by law.

ARTICLE IV

EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS AND
STOCKHOLDERS’ RIGHTS PLAN

Section 4.1. Plans.

(a) At the Effective Time, subject to section 3.2, WG Ontario shall assume the rights and obligations of WG Idaho under WG Idaho’s stock option plans and stockholders’ rights plans in existence prior to the Merger (the “Assumed Plans”).

(b) To the extent any Assumed Plan provides for the issuance or purchase of, or otherwise relates to, WG Idaho Common Stock, after the Effective Time such Assumed Plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, WG Ontario Common Shares, and all options or awards outstanding, benefits available or based upon the value of WG Idaho Common Stock, or rights exercisable for WG Idaho Common Stock, under such Assumed Plans after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of WG Ontario Common Shares in accordance with the terms of such Assumed Plans. The options, rights or other awards or benefits outstanding under the Assumed Plans shall be exercisable, issuable or available upon the same terms and conditions as under such Assumed Plans and the agreements relating thereto immediately prior to the Effective Time, except that upon the exercise, issuance or availability of such options, rights, awards or benefits, WG Ontario Common Shares shall be issuable, held or available in lieu of shares of WG Idaho Common Stock. The number of WG Ontario Common Shares issuable or available upon the exercise, issuance or availability of such option, rights, award or benefit immediately after the Effective Time, and the option, exercise or measurement price of each such option, rights, award or benefit, shall be the number of shares and the option, exercise or measurement price in effect immediately prior to the Effective Time.

(c) Any new option grants or grants of right to purchase common shares shall after the Merger becomes effective, be made pursuant to the Assumed Plans or other compensation plans adopted or approved by WG Ontario.

(d) Such amendments deemed necessary or appropriate by the parties to effect the Merger and related reorganization transactions, including to facilitate the assumption by WG Ontario of the Assumed Plans, shall be adopted and entered into with respect to the Assumed Plans. The approval and adoption of this Agreement by the stockholders of WG Idaho shall be deemed, as of the Effective Time, to constitute shareholder approval, with respect to WG Ontario, of: (i) any such amendments; and (ii) the assumption by WG Ontario of the Assumed Plans.

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Section 4.2. Change of Control Agreements. WG Idaho shall cause the “change of control” agreements that are currently in place between WG Idaho and any of its employees (the “Change of Control Agreements”) to be amended so that the consummation of the Merger will not trigger such employees’ rights under the “change of control” provisions of such agreements.

ARTICLE V

CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

(a) None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., Canada or any other country, that prohibits the consummation of the Merger.

(b) The registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) by WG Ontario in connection with the offer and issuance of the WG Ontario Common Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and no stop order with respect thereto shall be in effect.

(c) This Agreement has been adopted by the affirmative vote of the holders of a majority of the votes cast in respect thereof at a duly constituted meeting of the holders of WG Idaho Common Stock.

(d) The WG Ontario Common Shares to be issued pursuant to the Merger are conditionally approved for listing on the Toronto Stock Exchange, subject to standard listing conditions.

(e) Other than the filing of the Articles of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of WG Idaho, WG Ontario or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable Canadian provincial securities laws, shall have been obtained or made.

(f) All consents required under instruments evidencing a material amount of indebtedness and all material consents required under any other material contracts to which WG Idaho or any subsidiary of WG Idaho is a party (in either case as required to consummate the Merger and the other transactions contemplated hereby), shall have been obtained.

(g) WG Idaho and WG Ontario shall have received an opinion from legal counsel satisfactory to WG Idaho and WG Ontario in form and substance reasonably satisfactory to them, dated as of the date of the Effective Time, substantially to the effect that:

(i) WG Idaho is a corporation duly incorporated and validly existing under the laws of the State of Idaho;

(ii) Mergeco is a corporation duly incorporated and validly existing under the laws of the State of Nevada;

(iii) Each of WG Idaho and Mergeco has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder; and

(iv) The execution and delivery by each of WG Idaho and Mergeco, and the performance by each of them of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of each of WG Idaho and Mergeco under their respective Articles of Incorporation and Bylaws and under the Act and the NRS.

(h) WG Idaho and WG Ontario shall have received an opinion from legal counsel satisfactory to WG Idaho and WG Ontario, in form and substance reasonably satisfactory to them, dated as of the date of the Effective Time, substantially to the effect that:

A-I-4

(i) WG Ontario is a company duly incorporated and validly existing under the Business Corporations Act (Ontario) (the “OBCA”);

(ii) WG Ontario has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder; and

(iii) The execution and delivery by WG Ontario of, and the performance by WG Ontario of its obligations under, this Agreement have been duly authorized by all necessary corporate action on the part of WG Ontario under its Notice of Articles and Articles and under the OBCA.

(i) The representations and warranties of the parties set forth herein shall be true and correct in all material respects and the covenants of the parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

Section 6.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of WG Idaho, by action of the board of directors of WG Idaho.

Section 6.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or further obligation on the part of WG Idaho, WG Ontario or Mergeco.

Section 6.3. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the stockholders of WG Idaho of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such stockholders under applicable law until such further approval is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.4. Waiver. At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII

COVENANTS

Section 7.1. Agreements of Rule 145 Affiliates. Prior to the Effective Time, WG Idaho shall cause to be prepared and delivered to WG Ontario a list identifying all persons who, immediately prior to the Effective Time, WG Idaho believes may be deemed to be “affiliates” of WG Idaho, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the “Rule 145 Affiliates”). WG Ontario shall be entitled to place a restrictive legend on any certificate(s) representing WG Ontario Common Shares received by Rule 145 Affiliates. WG Idaho shall use its commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to WG Ontario, at or prior to the Effective Time, a written agreement, in a form approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any WG Ontario Common Shares issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

Section 7.2. Rule 16b-3 Approval. WG Idaho, WG Ontario and Mergeco shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of WG Idaho equity securities (including derivative securities) or acquisitions of WG Ontario equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of WG Idaho, or (ii) at the Effective Time, is or will become a director or officer of WG Ontario, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

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Section 7.3. WG Ontario Vote. Prior to the Effective Time, WG Ontario, in its capacity as sole stockholder of Mergeco, shall have adopted this Agreement and approved the Merger.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV and Article VII (collectively, the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

Section 8.2. Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

Section 8.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

Section 8.4. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by ail of the parties hereto.

Section 8.5. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

IN WITNESS WHEREOF, WG Idaho, WG Ontario and Mergeco have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

WESTERN GOLDFIELDS INC., an Idaho corporation

By:	/s/ Brian Penny
Name: Brian Penny Title: Chief Financial Officer

WESTERN GOLDFIELDS INC., an Ontario corporation

By:	/s/ Brian Penny
Name: Brian Penny Title: Chief Financial Officer

WESTERN GOLDFIELDS INC., a Nevada corporation

By:	/s/ Brian Penny
Name: Brian Penny Title: Chief Financial Officer

A-I-6

ANNEX II

Request ID:	008963675	Province of Ontario	Date Report Produced:	2007/03/08
Demande no:		Province de l’Ontario	Document produit le:
Transaction ID:	031690317	Ministry of Consumer and Business Services	Time Report Produced:	14:18:05
Transaction no:		Ministère des Services aux consommateurs et aux entreprises	Imprimé à:
Category ID:	CT	Companies and Personal Property Security Branch
Catégorie:		Direction des compagnies et des sûretés mobilières

CERTIFICATE OF INCORPORATION
CERTIFICAT DE CONSTITUTION

This is to certify that	Ceci certifie que

WESTERN GOLDFIELDS INC.

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

002129830

is a corporation incorporated,	est une société constituée aux termes
under the laws of the Province of Ontario.	des lois de la province de l’Ontario.

These articles of incorporation	Les présents statuts constitutifs
are effective on	entrent en vigueur le

MARCH 08 MARS, 2007

Director/Directrice
Business Corporations Act/Loi sur les sociétés par actions

A-II-1

Page: 2

Ontario Corporation Number
Request ID / Demande no.		Numéro de la compagnie en Ontario
8963675		2129830
FORM 1		FORMULE NUMÉRO 1
BUSINESS CORPORATIONS ACT	/	LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1. The name of the corporation is:	Dénomination sociale de la compagnie:
WESTERN GOLDFIELDS INC.
2. The address of the registered office is:	Adresse du siège social:
2 BLOOR STREET WEST	Suite 2102
(Street & Number, or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)
TORONTO	ONTARIO
CANADA	M4W 3E2

(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)	(Postal Code/Code postal)
3. Number (or minimum and maximum	Nombre (ou nombres minimal et maximal)
number) of directors is:	d’administrateurs:
Minimum 1	Maximum 15

4. The first director(s) is/are:	Premier(s) administrateur(s):

First name, initials and surname	Resident Canadian State Yes or No
Prénom, initiales et nom de famille	Résident Canadien Oui/Non

Address for service, giving Street & No.	Domicile élu, y compris la rue et le
or R.R. No., Municipality and Postal Code	numéro, le numéro de la R.R., ou le nom
de la municipalité et le code postal

CAMERON A.	YES
MINGAY

40 KING STREET WEST Suite 2100

TORONTO ONTARIO
CANADA M5H 3C2

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Page: 2

Ontario Corporation Number
Request ID / Demande no.	Numéro de la compagnie en Ontario
8963675	2129830

5.

Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.

The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée àémettre:

The Corporation is authorized to issue an unlimited number of common shares.

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Page: 3

Ontario Corporation Number
Request ID / Demande no.	Numéro de la compagnie en Ontario
8963675	2129830

7.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions que peut être émise en série:

Not applicable.

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Page: 4

Ontario Corporation Number
Request ID / Demande no.	Numéro de la compagnie en Ontario
8963675	2129830

8.

The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L’émission, le transfert ou la propriété d’actions est/n’est pas restreinte. Les restrictions, s’il y a lieu, sont les suivantes:

None.

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Page: 5

Ontario Corporation Number
Request ID / Demande no.	Numéro de la compagnie en Ontario
8963675	2129830

9.

Other provisions, (if any, are):
Autres dispositions, s’il y a lieu:

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a)

borrow money upon the credit of the Corporation;

(b)

issue, re-issue, sell or pledge debt obligations of the Corporation;

(c)

subject to the provisions of the Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)

mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

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Page: 6

Ontario Corporation Number
Request ID / Demande no.	Numéro de la compagnie en Ontario
8963675	2129830

10.

The names and addresses of the incorporators are
Nom et adresse des fondateurs

First name, initials and last name	Prénom, initiale et nom de
or corporate name	famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile élu, adresse du siège social au adresse de l’établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal

*

CAMERON A. MINGAY

40 KING STREET WEST Suite 2100

TORONTO ONTARIO
CANADA M5H  3C2

A-II-7

ANNEX III

BY-LAW NO. 1

A by-law relating generally to
the conduct of the affairs of

WESTERN GOLDFIELDS INC.

CONTENTS

1.	Interpretation
2.	Business of the Corporation
3.	Directors
4.	Committees
5.	Officers
6.	Protection of Directors, Officers and Others
7.	Shares
8.	Dividends and Rights
9.	Meetings of Shareholders
10.	Information Available to Shareholders
11.	Divisions and Departments
12.	Notices
13.	Effective Date

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of WESTERN GOLDFIELDS INC. (hereinafter called the “Corporation”) as follows:

A-III-1

SECTION ONE

INTERPRETATION

1.01 Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

(1)

“Act” means the Business Corporations Act, R.S.0. 1990 c. B.16 and the regulations made pursuant thereto, as from time to time amended, and every statute that may be substituted therefor and, in the case of such substitution, any reference in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(2)

“appoint” includes “elect” and vice versa;

(3)

“board” means the board of directors of the Corporation;

(4)

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(5)

“Corporation” means Western Goldfields Inc.;

(6)

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

(7)

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Ontario);

(8)

“recorded address” means in the case of a shareholder his address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there is more than one; and in the case of a director, officer, auditor or member of a committee of the board his latest address as recorded in the records of the Corporation;

(9)

“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by paragraph 2.03 or by a resolution passed pursuant thereto;

(10)

“Securities Transfer Act” means the Securities Transfer Act (Ontario) 2006, C.8. as amended from time to time;

(11)

all terms contained in the by-laws that are not otherwise defined in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act; and

(12)

the singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine and neuter genders; and the word “person” shall include individuals, bodies corporate, corporations, companies, partnerships, syndicates, trusts, unincorporated organizations and any number or aggregate of persons.

1.02 Conflict with Laws

In the event of any inconsistency between the by-laws and mandatory provisions of the Act or the Securities Transfer Act, the provisions of the Act or the Securities Transfer Act, as applicable, shall prevail.

A-III-2

SECTION TWO

BUSINESS OF THE CORPORATION

2.01 Corporate Seal

The Corporation may have a corporate seal which shall be adopted and may be changed by resolution of the board.

2.02 Financial Year

The financial year of the Corporation shall be as determined by the board from time to time.

2.03 Execution of Instruments

Contracts, documents or instruments in writing requiring the signature of the Corporation (except contracts, documents or instruments in writing arising in the ordinary course of the Corporation’s business which may be signed by any officer or employee acting within his or her authority) may be signed on behalf of the Corporation by any of the following: the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any Senior or Executive Vice-President, the Secretary or any director, and instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The board shall have power from time to time by resolution to appoint any officer or officers or any person or persons or any legal entity on behalf of the Corporation either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The seal of the Corporation may when required be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the board.

The term “contracts, documents or instruments in writing” as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures, notes or other securities and all paper writings.

The signature or signatures of the Chairman of the Board (if any), the Vice-Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Senior or Executive Vice-President, or any Vice-President together with any one of the Secretary, the Treasurer, an Assistant Secretary, an Assistant Treasurer or any one of the foregoing officers together with any one director of the Corporation and/or any other officer or officers, person or persons, appointed as aforesaid by resolution of the board may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation on which the signature or signatures of any of the foregoing officers or directors or persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the board, shall be deemed to have been manually signed by such officers or directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Corporation.

2.04 Banking Arrangements

The banking business of the Corporation, or any part thereof, including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time by resolution prescribe or authorize.

A-III-3

2.05 Custody of Securities

All shares and securities owned by the Corporation shall be lodged (in the name of the Corporation) with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the board, with such other depositaries or in such other manner as may be determined from time to time by resolution of the board.

All share certificates, bonds, debentures, notes or other obligations or securities belonging to the Corporation may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

2.06 Voting Shares and Securities in other Companies

All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Corporation may be voted at any and all meetings of shareholders, bondholders, debenture holders or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board shall from time to time by resolution determine. The proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board.

SECTION THREE

DIRECTORS

3.01 Number of Directors and Quorum

The number of directors of the Corporation shall be the number of directors as specified in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors of the Corporation shall be the number of directors determined from time to time by special resolution or, if a special resolution empowers the directors to determine the number, the number of directors determined by resolution of the board. Subject to paragraph 3.08, the quorum for the transaction of business at any meeting of the board shall be a majority of the number of directors then in office and or such greater number of directors as the board may from time to time by resolution determine.

3.02 Qualification

No person shall be qualified for election as a director if disqualified in accordance with the Act, (which currently would include: if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt). A director need not be a shareholder. The board of directors shall be comprised of the number of Canadian residents as may be prescribed from time to time by the Act. If the Corporation is or becomes an offering corporation within the meaning of the Act, at least one-third of the directors of the Corporation shall not be officers or employees of the Corporation or any of its affiliates.

3.03 Election and Term

The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors as specified in the articles or, if a minimum and maximum number of directors is provided for in the articles, the number of directors determined by special resolution or, if the special resolution empowers the directors to determine the number, the number of directors determined by resolution of the board. The voting on the election shall be by show of hands unless a ballot is demanded by any shareholder. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

A-III-4

3.04 Removal of Directors

Subject to the provisions of the Act, the shareholders may by ordinary resolution passed at a meeting specially called for such purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by a quorum of the directors.

3.05 Vacation of Office

A director ceases to hold office when he dies or, subject to the Act, resigns; he is removed from office by the shareholders in accordance with the Act; he becomes of unsound mind and is so found by a court in Canada or elsewhere or if he acquires the status of a bankrupt.

3.06 Vacancies

Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number or maximum number of directors or from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If the directors then in office fail to call such meeting or if there are no directors then in office, any shareholder may call the meeting.

3.07 Action by the Board

The board shall manage or supervise the management of the business and affairs of the Corporation. Subject to paragraphs 3.08 and 3.09, the powers of the board may be exercised at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

3.08 Meeting by Telephone

If all the directors of the Corporation present or participating in the meeting consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.09 Place of Meetings

Meetings of the board may be held at any place within or outside Ontario. In any financial year of the Corporation a majority of the meetings of the board need not be held within Canada.

3.10 Calling of Meetings

Subject to the Act, meetings of the board shall be held from time to time on such day and at such time and at such place as the board, the Chairman of the Board (if any), the President, an Executive Vice-President or a Vice-President who is a director or any one director may determine and the Secretary or Assistant Secretary, when directed by the board, the Chairman of the Board (if any), the President, the Chief Executive Officer, an Executive Vice-President or a Vice-President who is a director or any one director shall convene a meeting of the board.

3.11 Notice of Meeting

Notice of the date, time and place of each meeting of the board shall be given in the manner provided in paragraph 12.01 to each director not less than 48 hours (exclusive of any part of a non-business day) before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

A director may in any manner waive notice of or otherwise consent to a meeting of the board.

A-III-5

3.12 First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

3.13 Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.14 Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of a schedule of regular meetings of the board setting forth the proposed dates, times and places of such regular meetings shall be sent to each director at the commencement of each calendar year, however, each director shall also be provided with a follow-up notice of meeting and agenda prior to each regularly scheduled meeting.

3.15 Chairman

The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: the Chairman of the Board, the President, the Chief Executive Officer, an Executive Vice-President or a Vice-President. If no such officer is present, the directors present shall choose one of their number to be chairman.

3.16 Votes to Govern

At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

3.17 Conflict of Interest

A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or transaction or proposed material contract or transaction with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of the meetings of the directors the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or transaction or proposed contract or transaction shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation’s business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as permitted by the Act.

3.18 Remuneration and Expenses

The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the shareholders or of the board or any committee thereof or otherwise in the performance of their duties. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

A-III-6

SECTION FOUR

COMMITTEES

4.01 Committee of Directors

The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise.

4.02 Transaction of Business

The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

4.03 Audit Committee

The board may, and shall if the Corporation is or becomes an offering corporation within the meaning of the Act, elect annually from among its number an audit committee to be composed of not fewer than three directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

4.04 Advisory Committees

The board may from time to time appoint such other committees as it may deem advisable, but the functions of any such other committees shall be advisory only.

4.05 Procedure

Unless otherwise determined by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

SECTION FIVE

OFFICERS

5.01 Appointment

The board may from time to time appoint a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to paragraph 5.02, an officer may but need not be a director and one person may hold more than one office. In case and whenever the same person holds the offices of Secretary and Treasurer, he may but need not be known as the Secretary-Treasurer. All officers shall sign such contracts, documents, or instruments in writing as require their respective signatures. In the case of the absence or inability to act of any officer or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

5.02 Chairman of the Board

The Chairman of the Board, if appointed, shall be a director and shall, when present, preside at all meetings of the board. Each committee of the board shall appoint a Chairman which shall be a member of the relevant committee of the board and shall, when present, preside at all meetings of committees of the board. The Chairman of

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the Board shall be vested with and may exercise such powers and shall perform such other duties as may from time to time be assigned to him by the board. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the President.

5.03 President

The President shall, and unless and until the board designates any other officer of the Corporation to be the Chief Executive Officer of the Corporation, be the Chief Executive Officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation and such other powers and duties as the board may specify. The President shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board if none be appointed or if the Chairman of the Board is absent or unable or refuses to act.

5.04 Executive Vice-President or Vice-President

Each Executive Vice-President or Vice-President shall have such powers and duties as the board or the President may specify. The Executive Vice-President or Vice-President or, if more than one, the Executive Vice-President or Vice-President designated from time to time by the board or by the President, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President, provided, however, that an Executive Vice-President or a Vice-President who is not a director shall not preside as chairman at any meeting of the board.

5.05 Secretary or Assistant Secretary

The Secretary or Assistant Secretary shall give or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board may specify.

5.06 Treasurer or Assistant Treasurer

The Treasurer or Assistant Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as Treasurer or Assistant Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board may specify. Unless and until the board designates any other officer of the Corporation to be the Chief Financial Officer of the Corporation, the Treasurer or Assistant Treasurer shall be the Chief Financial Officer of the Corporation.

5.07 Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.08 Variation of Powers and Duties

The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

5.09 Term of Office

The board, in its discretion, may remove any officer of the Corporation, with or without cause, without prejudice to such officer’s rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed or until the earlier of his resignation or death.

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5.10 Terms of Employment and Remuneration

The terms of employment and the remuneration of an officer appointed by the board shall be settled by it from time to time. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined.

5.11 Conflict of Interest

An officer shall disclose his interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with paragraph 3.18.

5.12 Agents and Attorneys

The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the powers to subdelegate) as may be thought fit.

5.13 Fidelity Bonds

The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

SECTION SIX

PROTECTION OF
DIRECTORS, OFFICERS AND OTHERS

6.01 Submission of Contracts or Transactions to Shareholders for Approval

The board in its discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation’s articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Corporation.

6.02 For the Protection of Directors and Officers

In supplement of and not by way of limitation upon any rights conferred upon directors by the provisions of the Act, it is declared that no director shall be disqualified by his office from, or vacate his office by reason of, holding any office or place of profit under the Corporation or under any body corporate in which the Corporation shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Corporation either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Corporation in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director be liable to account to the Corporation or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject to the provisions of the Act, no contract or arrangement entered into by or on behalf of the Corporation in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Corporation or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of the fiduciary relationship existing or established thereby. Subject to the provisions of the Act and to paragraph 3.18, no director shall be obliged to make any declaration of interest or refrain from voting in respect of a contract or proposed contract with the Corporation in which such director is in any way directly or indirectly interested.

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6.03 Limitation of Liability

Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

6.04 Indemnity

Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such entity, or otherwise by reason the individual’s association with the Corporation or such entity, if

(a)

he acted honestly and in good faith with a view to the best interest of the Corporation or as the case may be, the interest of the other entity for which the individual acted as a director, officer or similar capacity at the Corporation’s request; and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

6.05 Insurance

The Corporation may purchase and maintain insurance for the benefit of any person referred to in paragraph 6.04 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

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SECTION SEVEN

SHARES

7.01 Allotment

The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act. Shares may be issued as uncertificated securities or be represented by share certificates in accordance with the provisions of the Act and the Securities Transfer Act.

7.02 Commissions

The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03 Registration of Transfers

All transfers of securities of the Corporation shall be made in accordance with the Act and the Securities Transfer Act. Subject to the provisions of the Act and the Securities Transfer Act, no transfer of shares represented by a security certificate (as defined in the Act) shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement which complies with the Act and the Securities Transfer Act made thereon or delivered therewith duly executed by an appropriate person as provided by the Act and the Securities Transfer Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in paragraph 7.05.

7.04 Transfer Agents and Registrars

The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a securities register and one or more branch securities registers. Such a person may be designated as transfer agent and registrar according to his functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

7.05 Lien for Indebtedness

The Corporation shall have a lien on any share registered in the name of a shareholder or his legal representatives for a debt of that shareholder to the Corporation, provided that if the shares of the Corporation are listed on a stock exchange in or outside Canada, the Corporation shall not have such lien. The Corporation may enforce any lien that it has on shares registered in the name of a shareholder indebted to the Corporation by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

7.06 Non-recognition of Trusts

Subject to the provisions of the Act and the Securities Transfer Act, the Corporation may treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

7.07 Share Certificates and Written Evidence of Ownership

Every holder of one or more shares of the Corporation that are certificated securities under the Act shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register.

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Share certificates and acknowledgements of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with paragraph 2.03 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate. Holders of uncertificated securities of the Corporation shall be entitled to receive a written notice or other documentation as provided by the Act.

7.08 Replacement of Share Certificates

The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding $3.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.09 Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such shares.

7.10 Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

SECTION EIGHT

DIVIDENDS AND RIGHTS

8.01 Dividends

Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

8.02 Dividend Cheques

A dividend payable in cash shall be paid either electronically by direct deposit or by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and, if paid by cheque, mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders any cheque issued shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

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8.03 Non-receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.04 Record Date for Dividends and Rights

The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

8.05 Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION NINE

MEETINGS OF SHAREHOLDERS

9.01 Annual Meetings

The annual meeting of shareholders shall be held at such time in each year as the board, the Chairman of the Board (if any) or the President may from time to time determine, in any event no later than the earlier of (i) six (6) months after the end of each of the Corporation’s financial years, and (ii) fifteen (15) months after the Corporation’s last annual meeting of shareholders, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

9.02 Special Meetings

The board, the Chairman of the Board (if any) or the President shall have the power to call a special meeting of shareholders at any time.

9.03 Place of Meetings

Subject to the Corporation’s articles, a meeting of shareholders of the Corporation shall be held at such place in or outside of Ontario as the board may determine or, in the absence of such a determination, at the place where the registered office of the Corporation is located.

9.04 Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in paragraph 12.01 not less than 21 days nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state or be accompanied by a statement of the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and the text of any special resolution or by-law to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

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9.05 List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to paragraph 9.06, the list of shareholders entitled to receive notice of the meeting shall be prepared not later than ten (10) days after such record date. If no record date is fixed, the list of shareholders entitled to receive notice of the meeting shall be prepared as of the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, on the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the meeting of shareholders for which the list was prepared.

9.06 Record Date for Notice

The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days (or pursuant to the time limitations as may be prescribed by the Act from time to time), as a record date for the determination of the shareholders entitled to receive notice of the meeting, provided that notice of any such record date shall be given not less than seven days before such record date by newspaper advertisement in the manner provided in the Act and, if any shares of the Corporation are listed for trading on a stock exchange in Canada, by written notice to each such stock exchange. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

9.07 Meetings without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act

(a)

if all the shareholders entitled to vote thereat are present in person or represented by proxy waive notice of or otherwise consent to such meeting being held, and

(b)

if the auditor and the directors are present or waive notice of or otherwise consent to such meeting being held, so long as such shareholders, auditor and directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

9.08 Chairman, Secretary and Scrutineers

The Chairman of the Board or any other director or officer of the Corporation, as determined by the board, may act as chairman of any meeting of shareholders. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary or Assistant Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

9.09 Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who, although not entitled to vote are entitled or required under any provision of the Act or the articles or the by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.10 Quorum

A quorum for the transaction of business at any meeting of shareholders shall be two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or proxyholder for an absent

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shareholder so entitled, holding or representing in the aggregate not less than 5% of the issued shares of the Corporation enjoying voting rights at such meeting.

9.11 Right to Vote

The persons entitled to vote at any meeting of shareholders shall be the persons entitled to vote in accordance with the Act.

9.12 Proxies

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney authorized in writing (or by electronic signature) and shall conform with the requirements of the Act.

9.13 Time for Deposit of Proxies

The board may by resolution specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment thereof by not more than 48 hours exclusive of any part of a non-business day, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, only if it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

9.14 Joint Shareholders

If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

9.15 Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

9.16 Show of Hands

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be sufficient evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

9.17 Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a vote by show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

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9.18 Adjournment

The chairman at the meeting of shareholders may with the consent of the meeting and subject to such conditions as the meeting may decide, or where otherwise permitted under the provisions of the Act, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

9.19 Resolution in Writing

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the Act.

SECTION TEN

INFORMATION AVAILABLE TO SHAREHOLDERS

10.01 Information Available to Shareholders

Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

10.02 Directors’ Determination

The directors may from time to time, subject to the rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or accounting record of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders in general meeting.

SECTION ELEVEN

DIVISIONS AND DEPARTMENTS

11.01 Creation and Consolidation of Divisions

The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more subsidiaries, partnerships or other legal entities upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such subsidiary, partnership or other legal entity to be further divided into subsidiaries, partnerships or other legal entities and the business and operations or any such subsidiaries, partnerships or other legal entities to be consolidated upon such basis as the board may consider appropriate in each case.

11.02 Name of Division

Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

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11.03 Officers of Division

From time to time the board or, if authorized by the board, the President and/or Chief Executive Officer, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the President and/or Chief Executive Officer, may remove at its or his pleasure any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

SECTION TWELVE

NOTICES

12.01 Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary or Assistant Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

12.02 Signature to Notices

The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

12.03 Proof of Service

A certificate of the Chairman of the Board (if any), the President, an Executive Vice-President, a Vice-President, the Secretary, the Assistant Secretary, the Treasurer or the Assistant Treasurer or of any other officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

12.04 Notice to Joint Shareholders

All notices with respect to shares registered in more than one name shall, if more than one address appears on the records of the Corporation in respect of such joint holdings, be given to all of such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to the holders of such shares.

12.05 Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event both the date of giving the notice and the date of the meeting or other event shall be excluded.

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12.06 Undelivered Notices

If any notice given to a shareholder pursuant to paragraph 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.07 Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise found thereon.

12.08 Deceased Shareholders

Any notice or other document delivered or sent by post or left at the address of any shareholder as the same appears in the records of the Corporation shall, notwithstanding that such shareholder be then deceased, and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any person or persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

12.09 Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.10 Waiver of Notice

Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.

SECTION THIRTEEN

EFFECTIVE DATE

13.01 Effective Date

This by-law shall come into force upon being passed by the board.

ENACTED the 8th day of March, 2007.

WITNESS the seal of the Corporation.

/s/ Raymond Threlkeld
Raymond Threlkeld President & Chief Executive Officer

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BE IT RESOLVED THAT the foregoing By-Law No. 1 being a by-law relating generally to the transaction of the business and affairs of the Corporation be and the same is hereby made as a by-law of the Corporation and the President and the Secretary be and they are hereby authorized to sign the by-law and to apply the corporate seal thereto.

The undersigned, being all of the directors of the Corporation by their signatures hereby consent, pursuant to the provisions of the Business Corporations Act, to the foregoing resolution.

DATED as of the 8th day of March, 2007.

/s/ Vahan Kololian	/s/ Martyn Konig
Vahan Kololian	Martyn Konig

/s/ Gerald Ruth	/s/ Raymond Threlkeld
Gerald Ruth	Raymond Threlkeld

/s/ Randall Oliphant
Randall Oliphant

BE IT RESOLVED THAT the foregoing By-Law No. 1 being a by-law relating generally to the transaction of the business and affairs of the Corporation be and the same is hereby confirmed without amendment as a by-law of the Corporation.

The undersigned, being the sole shareholder of the Corporation by its signature hereby consents, pursuant to the provisions of the Business Corporations Act, to the foregoing resolution.

DATED as of the 8th day of March, 2007.

Western Goldfields, Inc.

Per:	/s/ Raymond Threlkeld
Authorized Signing Officer

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ANNEX IV

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Western Goldfields (USA) Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 — Reno — Nevada — 89511 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 1,000 — Par value per share: $ 0.01 — Number of shares without par value: -0-
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. Raymond Threlkeld Name 2 Bloor Street West, Suite 2102 — Toronto — ON — M4W3B2 Street Address — City — State — Zip Code 2. Graham Desson Name 2 Bloor Street West, Suite 2102 — Toronto — ON — M4W3B2 Street Address — City — State — Zip Code 3. Brian Penny Name 2 Bloor Street West, Suite 2102 — Toronto — ON — M4W3B2 Street Address — City — State — Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be:
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Brian Penny — X /s/ BRIAN PENNY Name — Signature 2 Bloor Street West, Suite 2102 — Toronto — ON — M4W3B2 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X /s/ HIEDI M. LIESCH — 3-23-07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

CONTINUED ON ATTACHED PAGES

Nevada Secretary of State Form 78 Articles 2007
Revised on: 01/01/07

Page 1 of 3

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ATTACHMENT TO
ARTICLES OF INCORPORATION
OF
WESTERN GOLDFIELDS (USA) INC. ( the “CORPORATION”)

ARTICLE 8

The governing board of the Corporation shall be known as directors. After the filing of these Articles of Incorporation, the number of directors constituting the entire Board of Directors shall be determined from time to time by resolution adopted by the Board of Directors.

ARTICLE 9

The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation subject only to such limitations, if any, as may be from time to time imposed by other provisions of these Articles of Incorporation, by law or by the Corporation’s bylaws.

ARTICLE 10

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Revised Statutes of Nevada (the “Statutes”) as currently in effect or as the same may hereafter be amended.

No amendment, modification, or repeal of this Article 10 shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

ARTICLE 11

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in their present form or as hereafter amended are granted subject to the rights reserved in this Article 11.

ARTICLE 12

The Corporation elects not to be governed by Sections 78.411 to 78.444 of the Statutes and Sections 78.378 through 78.3793 of the Statutes.

ARTICLE 13

To the fullest extent permitted by Nevada law and subject to the bylaws of the Corporation, the directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for damages for their conduct or omissions as directors or officers. Any amendment to or repeal of this Article 13 shall not adversely affect any right of a director or officer of the Corporation hereunder with respect to any acts or omissions of the director or officer occurring prior to amendment or repeal.

ARTICLE 14

To the fullest extent permitted by Nevada law, the Corporation shall indemnify the officers and directors of the Corporation. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of bylaws, approval of agreements or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article 14 shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

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ARTICLE 15

Shareholders shall not have preemptive rights.

[The remainder of this page is left intentionally blank.]

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ANNEX V

BYLAWS
OF
WESTERN GOLDFIELDS (USA) INC.

ARTICLE I.

OFFICES

Section 1. Business Offices. The principal office of the corporation in its state of incorporation shall be located at 6100 Neil Road, Suite 500, Reno, Nevada. The principal place of business of the corporation shall be located at 2 Bloor Street West, Suite 2102, P.O. Box 110, Toronto, Ontario, Canada, M4W 3E2. The corporation may have such other offices, either within or outside Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.

ARTICLE II.

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or the board of directors, and shall be called by the president at the request of the holders of not less than one tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. Each meeting of the shareholders shall be held at such place, either within or outside Nevada, as may be designated in the notice of meeting.

Section 4. Notice of Meeting. Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by first class, certified or registered mail, by or at the direction of the president or the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if two successive notices mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If requested by a person or persons, other than the corporation, lawfully calling a meeting, the secretary shall give notice of such meeting at corporate expense.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and in the case of a meeting of the shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the day before the

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day on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days before such meeting, this record shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

Section 7. Proxies. At each meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, but in no case shall a proxy be valid for more than seven years from the date of its execution.

Section 8. Quorum. Except as otherwise required by the Nevada Revised Statutes or the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at each meeting of the shareholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders. Directors must be elected by a plurality of the votes cast. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days at any one adjournment without notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. Voting of Shares. Each outstanding share of record, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a meeting thereof or pursuant to Section 11 of this Article, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Nevada Revised Statutes.

Section 10. Voting of Shares by Certain Holders. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

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A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the shareholders holding at least a majority of the voting power except that if any greater proportion of voting power is required for such an action at a meeting, then the greater proportion of written consents is required. Such consent (which may be signed in counterparts) shall have the same force and effect as a majority vote of the shareholders, and may be stated as such in any articles or document filed with the office of the Secretary of State of Nevada, or other governmental agency.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Nevada Revised Statutes, the articles of incorporation or these bylaws.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than one nor more than five. The board of directors shall consist of three (3) directors until such time as the board of directors adopts a resolution changing such number. Directors shall be elected at each annual meeting of the shareholders. Each director shall hold office until the next annual meeting of the shareholders and thereafter until his or her successor shall have been elected and qualified, or until his or her earlier death, resignation or removal. Directors must be at least eighteen years old but need not be residents of Nevada or the United States or shareholders of the corporation. Directors shall be removable in the manner provided by the Nevada Revised Statutes.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. A director’s resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4. Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practicable thereafter at the time and place, either within or outside Nevada, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Nevada, for the holding of additional regular meetings.

Section 5. Special Meeting. Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Nevada, for holding any special meeting of the board called by them.

Section 6. Notice. Notice of each meeting of the board of directors stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class mail, or at least two days prior thereto by personal delivery of written notice or by telephonic, facsimile or electronic notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article, telephone notice may be given one day prior thereto. (The method of notice need not be the same to each director.) Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage.thereon prepaid, addressed to the director at his or her business or residence address; if personally delivered, when delivered to the director; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be

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transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

Section 7. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by. registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8. Quorum and Voting. A majority of the number of directors then in office, present in person or participating by telephone as provided in Section 11, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy at any meeting of the directors.

Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his or her expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

Section 10. Executive and Other Committees. By one or more resolutions, the board of directors may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors, except as prohibited by statute. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Rules governing procedures for meeting of any committee of the board shall be as established by the committee, or in the absence thereof, by the board of directors.

Section 11. Meetings by Telephone. Unless otherwise provided by the articles of incorporation, members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting. Each person participating in the meeting shall sign the minutes thereof. The minutes may be signed in counterparts.

Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members, and may be stated as such in any articles or documents filed with the office of the Secretary of State of Nevada, or other governmental agency.

Section 13. Emergency Power. When, due to a national disaster or death, a majority of the directors are incapacitated or otherwise unable to attend the meetings and function as directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum until such time as all directors can attend or vacancies can be filled pursuant to these bylaws.

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ARTICLE IV.

OFFICERS AND AGENTS

Section 1. Number and Qualifications. The officers of the corporation shall be a president, a secretary and a treasurer. The board of directors may also elect or appoint such other officers, assistant officers and agents, including a chairman of the board, one or more vice presidents, a controller, assistant secretaries and an assistant treasurer, as they may consider necessary.

Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her earlier death, resignation or removal.

Section 3. Salaries. The salaries of the officers shall be as fixed from time to time by the board of directors and no officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

Section 4. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

Section 5. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the president or to the board of directors. An officer’s resignation shall take effect at the time specified therein; the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

Section 6. Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise, the powers and perform the duties specified below and as may be additionally specified by the president, the board of directors or these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

(a) President. The president shall, subject to the direction and supervision of the board of directors: (i) have general and active control of the affairs and business of the corporation and general supervision of its officers, agents and employees; (ii) preside, in the absence of the chairman of the board, at all meetings of the shareholders and the board of directors, (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to the president by the board of directors.

(b) Vice President. Vice presidents, if any, shall perform all duties incumbent upon the president during the absence or disability of the president and in general perform all duties incident to the office of vice president and as from time to time may be assigned by the board of directors.

(c) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation’s principal office in Nevada a certified copy of the articles of incorporation and all amendments thereto of the corporation, a certified copy of the bylaws and all amendments thereto of the corporation, and a stock ledger or duplicate stock ledger revised annually, containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively; or in lieu of the stock ledger or duplicate stock ledger, a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of

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directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

(d) Treasurer. The treasurer shall (i) keep correct and complete records of account, showing accurately at all times the financial condition of the corporation; (ii) be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation; (iii) immediately deposit all funds of the corporation coming into his or her hands in some reliable bank or other depository to be designated by the board of directors; and (iv) in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

Section 7. Surety Bonds. The board of directors may require any officer or agent of the corporation to execute and deliver to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his or her duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

ARTICLE V.

STOCK

Section 1. Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.

Section 2. Certificates. The shares of stock of the corporation shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary or an assistant secretary, and may be sealed with the seal of the corporation or with a facsimile thereof. The signatures of the corporation’s officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. No certificate shall be issued until the shares represented thereby are fully paid.

Section 3. Consideration of Shares. Shares shall be issued for such consideration expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. Such consideration may consist of any tangible or intangible property or benefit to the corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation.

Section 4. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may, in its discretion, require a bond in such form and amount and with such surety as it may determine or an indemnification agreement, before issuing a new certificate.

Section 5. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock fully endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation.

Section 6. Holders of Record. The corporation shall be entitled to treat the holder of record of any share of stock as the holder-in-fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the Nevada Revised Statutes.

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Section 7. Transfer Agents, Registrars and Paying Agents. The board of directors may, at its discretion, appoint one or more transfer agents, registrars or agents for making payment upon any class or stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

ARTICLE VI.

INDEMNIFICATION

Section 1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she is not liable or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Derivative Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she is not liable or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3. Success on Merits or Otherwise. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Section 4. Determination. Any discretionary indemnification under Section 1, 2 or 3 of this Article VI, unless ordered by a court or advanced pursuant to Section 5 of this Article VI, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a) By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Section 5. Payment in Advance. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this Section 5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6. Insurance. By action of the board of directors, notwithstanding any interest of the directors in such civil or criminal action, suit or proceeding, the corporation may purchase and maintain insurance in such amounts as the board of directors may deem appropriate on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status, as such, whether or not the corporation would have the power to indemnify him against such liability under applicable provisions of law.

Section 7. Other Indemnification; Period of Indemnification. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, these bylaws, an agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 2 of this Article VI or for the advancement of expenses made pursuant to Section 5 of this Article VI, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII.

MISCELLANEOUS

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or, in the case of a shareholders’ meeting, by proxy, shall be equivalent to such notice.

Section 2. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation, the president or any vice president shall attend in person or by substitute appointed by him or her, or shall execute written instruments appointing a proxy or proxies to represent the corporation at all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or vice president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents or any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

Section 3. Seal. If the corporation chooses to adopt a corporate seal, such corporate seal shall be circular in form and shall contain the name of the corporation, the year of its organization and the words, “Seal, Nevada.”

Section 4. Fiscal Year. The fiscal year of the corporation shall be from January 1st to December 31st.

Section 5. Amendments. Subject to repeal or change by action of the shareholders, the power to alter, amend or repeal these bylaws shall be vested in the board of directors.

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SECRETARY’S CERTIFICATE

I, the undersigned and duly elected Secretary of Western Goldfields (USA) Inc., a Nevada corporation, do hereby certify that the foregoing Bylaws were adopted as the Bylaws of the corporation as of the 26th day of March, 2007, and that the same do now constitute the Bylaws of the corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation this 26th day of March, 2007.

/s/ Graham Desson
Graham Desson, Secretary

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ANNEX VI

RIGHTS AGREEMENT

June __, 2007

between

WESTERN GOLDFIELDS, INC.

and

COMPUTERSHARE INVESTOR SERVICES INC.

as Rights Agent

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RIGHTS AGREEMENT

A-VI

RIGHTS AGREEMENT

THIS AGREEMENT is made as of June __, 2007.

BETWEEN:

WESTERN GOLDFIELDS, INC., a corporation incorporated under the laws of the State of Idaho

(the “Corporation”),

- and -

COMPUTERSHARE INVESTOR SERVICES INC., as rights agent

(“Rights Agent”)

WHEREAS the board of directors of the Corporation have determined that it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan (the “Rights Plan”);

AND WHEREAS in implementation of the Rights Plan, the board of directors of the Corporation: (a) authorized and declared a distribution of one right (“Right”) in respect of each Common Share (as hereinafter defined) outstanding as of 5:30 p.m. (Toronto Time) on March l, 2007 (the “Record Time”) to each holder of record of Common Shares at the Record Time; and (b) authorized the issuance of one Right (subject to adjustment as hereinafter provided) in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time (each as hereinafter defined);

AND WHEREAS, each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS, the Rights Agent has agreed with the Corporation to act on behalf of the Corporation in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

AND WHEREAS, Western Goldfields Inc., a subsidiary of the Corporation incorporated under the laws of the Province of Ontario, shall assume and adopt this Rights Plan on behalf of the Corporation, together with all duties and obligations of the Corporation hereunder, following the reorganization of the Corporation in order to change its place of incorporation to Ontario, Canada;

NOW, THEREFORE, in consideration of the premises and respective agreements set forth herein, the parties hereby agree as follows:

ARTICLE I

INTERPRETATION

1.1 Certain Definitions

In this Agreement, unless the context otherwise requires:

“Acquiring Person” means any Person who is the Beneficial Owner of 20% or more of the outstanding Voting Shares; provided, however, that the term “Acquiring Person” shall not include:

(i)

the Corporation or any Subsidiary of the Corporation, or

(ii)

an underwriter or member of a banking or selling group that acquires Voting Shares from the Corporation in connection with a distribution by the Corporation to the public of securities, or

(iii)

any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares solely as a result of one or any combination of:

(A)

a Voting Share Reduction;

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(B)

a Permitted Bid Acquisition;

(C)

an Exempt Acquisition;

(D)

a Pro-Rata Acquisition; or

(E)

a Convertible Security Acquisition,

in each such case, until such time thereafter as such Person shall become the Beneficial Owner (otherwise than pursuant to any one or more of a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro-Rata Acquisition, or a Convertible Security Acquisition) of additional Voting Shares constituting more than 1% of the Voting Shares then outstanding, in which event such Person shall become an Acquiring Person as of the date and time of acquisition of such additional Voting Shares; or

(iv)

for a period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on clause (iii) C of the definition of Beneficial Owner. In this definition, “Disqualification Date” means the first date of public announcement of facts indicating that such Person has or is making or has announced an intention to make a Take-over Bid alone or by acting jointly or in concert with any other Person; or

(v)

any Person (a “Grandfathered Person”) who is the Beneficial Owner of 20% or more of the Voting Shares determined as at the Record time, provided, however, that this exception shall not, and shall cease to, apply if, after the Record Time the Grandfathered Person: (A) ceases to own 20% or more of the outstanding Voting Shares; or (B) becomes the Beneficial Owner of more than 1% of the number of outstanding Voting Shares then outstanding in addition to those Voting Shares such Person already holds other than pursuant to a Voting Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition, or a Convertible Security Acquisition or any combination thereof.

“Affiliate”, when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person and a body corporate shall be deemed to be an Affiliate of another body corporate if one of them is the Subsidiary of the other or if both are Subsidiaries of the same body corporate or if each of them is controlled by the same Person.

“Associate”, when used to indicate a relationship with a specified Person, means (i) a spouse of such specified Person, (ii) any Person of either sex with whom such specified Person is living in a conjugal relationship outside marriage, or (iii) any relative of such specified Person or of a Person mentioned in clauses (i) or (ii) of this definition if that relative has the same residence as the specified Person.

A Person shall be deemed the “Beneficial Owner” and to have “Beneficial Ownership” of and to “Beneficially Own”:

(i)

any securities of which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(ii)

any securities of which such Person or any of such Person’s Affiliates or Associates has the right to become the owner at law or in equity within 60 days (where such right is exercisable immediately or within a period of 60 days, whether or not upon the condition or occurrence of any contingency or the making of one or more payments) upon the exercise of any conversion right, exchange right, share purchase right (other than the Rights) or pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing, other than:

(A)

customary agreements with and between underwriters and banking group or selling group members with respect to a distribution of securities; and

(B)

pledges of securities in the ordinary course of the pledgee’s business; and

(iii)

any securities that are Beneficially Owned within the meaning of clauses (i) or (ii) of this definition by any other Person with which such Person is acting jointly or in concert, provided that a Person shall not be

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deemed the “Beneficial Owner” of, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security because:

(A)

the holder of such security has agreed to deposit or tender such security to a Take-over Bid made by such Person or any of such Person’s Affiliates or Associates or any other Person referred to in clause (iii) of this definition pursuant to a Permitted Lock-up Agreement; or

(B)

such security has been deposited or tendered pursuant to a Take-over Bid made by such Person or any of such Person’s Affiliates or Associates or made by any other Person acting jointly or in concert with such Person until such deposited or tendered security has been taken up or paid for, whichever shall first occur;

(C)

such Person, any Affiliate or Associate of such Person or any other Person acting jointly or in concert with such Person holds such security; provided that:

(i)

the ordinary business of such Person (the “Portfolio Manager”) includes the management or administration of investment funds or mutual funds for other Persons and such security is held by the Portfolio Manager in the ordinary course of such business in the performance of the Portfolio Manager’s duties for the account of any other Person (a “Client”) including non-discretionary accounts held on behalf of a Client by a broker or dealer or broker-dealer registered under applicable law;

(ii)

such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable law and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each, an “Estate Account”) or in relation to other accounts (each, an “Other Account”) and holds such security in the ordinary course of and for the purposes of the activities of such Estate Accounts or for such Other Accounts;

(iii)

such Person (the “Crown Agent”) is established by statute for purposes that include, and the ordinary business or activity of such Person includes, the management of investment funds for employee benefit plans, pension plans, insurance plans, or various public bodies and the Crown Agent holds such security in the ordinary course of and for the purposes of its activities as such; or

(iv)

such Person (the “Plan Administrator”) is the administrator or the trustee of one or more pension funds or plans registered under the laws of Canada or the United States of America or any province or state thereof (each, a “Plan”) or is a Plan and such security is Beneficially Owned or held by the Person in the ordinary course of and for the purposes of its activities as such;

provided, however, that in any of the foregoing cases, the Portfolio Manager, the Trust Company, the Crown Agent, the Plan Administrator or the Plan, as the case may be, is not then making or has not then announced an intention to make a Take-over Bid, alone or by acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities pursuant to a distribution by the Corporation, a Permitted Bid or by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market in respect of securities of the Corporation;

(D)

such Person is a Client of the same Portfolio Manager as another Person on whose account the Portfolio Manager holds such security, or because such Person is an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security or because such Person is a Plan with the same Plan Administrator as another Plan on whose account the Plan Administrator holds such security;

(E)

such Person is a Client of a Portfolio Manager and such security is owned at law or in equity by the Portfolio Manager or because such Person is an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or such Person is a Plan and such security is owned at law or in equity by the Plan Administrator of such Plan; or

(F)

such Person is the registered holder of securities as a result of carrying on the business, or acting as a nominee, of a securities depositary.

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For purposes of this Agreement, the percentage of Voting Shares Beneficially Owned by any Person at any time shall be and be deemed to be the product determined by the formula:

100 x	A
B

where:	A =	the number of votes for the election of all directors generally attached to the Voting Shares Beneficially Owned by such Person at such time; and
	B =	the number of votes for the election of all directors generally attaching to all Voting Shares actually outstanding.

Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person, but unissued Voting Shares which another Person may be deemed to Beneficially Own shall not be included in the denominator of the above formula.

“Board of Directors” means the board of directors for the time being of the Corporation.

“Business Day” means any day other than a Saturday, Sunday or, unless otherwise specified, a day on which Canadian chartered banks in Toronto, Ontario, (or after the Separation Time, the principal office of the Rights Agent in Toronto, Ontario) are generally authorized or obligated by law to close.

“Canadian-U.S. Exchange Rate” means, on any date, the inverse of the U.S.-Canadian Exchange Rate.

“Canadian Dollar Equivalent” of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of such amount determined by reference to the Canadian-U.S. Exchange Rate on such date.

“Close of Business” on any given date means 5:00 p.m. (Toronto time, unless otherwise specified), on such date provided, however, that if such date is not a Business Day, “Close of Business” on such date shall mean 5:00 p.m., (Toronto time, unless otherwise specified), on the next succeeding Business Day.

“Common Shares” means the common shares which the Corporation is authorized to issue, as such shares may be subdivided, consolidated, reclassified or otherwise changed from time to time, and “common shares” when used with reference to any Person other than the Corporation means the class or classes of shares (or similar equity interests) with the greatest per share voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a Subsidiary of another Person, of the Person or Persons (other than an individual) which ultimately control such first mentioned other Person.

“Competing Permitted Bid” means a Take-over Bid that:

(i)

is made after a Permitted Bid or Competing Permitted Bid has been made and prior to the expiry of that Permitted Bid or Competing Permitted Bid (in this definition, the “Prior Bid”);

(ii)

satisfies all components of the definition of a Permitted Bid other than the requirements set out in clauses (ii)(A), (B), and (D) of that definition; and

(iii)

contains, and the taking up and payment for securities tendered or deposited thereunder are subject to, irrevocable and unqualified conditions that:

(A)

no Common Shares shall be taken up or paid for pursuant to the Take-over Bid (x) prior to the Close of Business on a date that is not earlier than the later of 35 days after the date of such Take-over Bid and the earliest date on which Common Shares may be taken up or paid for under any Prior Bid in existence at the date of such Take-over Bid, and (y) then only if, at the time that such Common Shares are first taken up or paid for, more than 50% of the then outstanding Common Shares held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

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(B)

Common Shares may be deposited pursuant to such Take-over Bid, unless the Take-over Bid is withdrawn, at any time prior to the Close of Business on the date that the Prior Bid described in clause (A) above expires; and

(C)

in the event that the requirement set forth in subclause (iii)(A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Common Shares for not less than 10 days from the date of such public announcement.

provided always that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and provided that, at such time, any acquisition of Voting Shares made pursuant to such Competing Permitted Bid, including any acquisition of Voting Shares theretofore made, will cease to be a Permitted Bid Acquisition.

“controlled”: a Person shall be deemed to be “controlled” by another Person or two or more Persons if:

(i)

securities entitled to vote in the election of directors (including, for Persons other than corporations, the administrators, managers, trustees or other persons performing similar functions in respect of any such Person) carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons; and

(ii)

the votes carried by such securities are entitled, if exercised, to elect, appoint or designate a majority of the board of directors of such corporation or other Person;

and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.

“Convertible Securities” means at any time any securities issued by the Corporation from time to time (other than the Rights) carrying any exercise, conversion, or exchange right pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into or exercisable or exchangeable for Voting Shares.

“Convertible Security Acquisition” means the acquisition of Voting Shares upon the exercise of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro-Rata Acquisition.

“Exempt Acquisition” means a Share acquisition: (i) in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of subsections 5.1(b), (c) or (d) hereof; (ii) pursuant to a regular dividend reinvestment or other plan of the Corporation made available by it to all holders of Voting Shares of a class or series or Voting Shares where such plan permits the holder to direct that dividends paid in respect of such Voting Shares be applied to the purchase from the Corporation of’ further securities of the Corporation; or (iii) pursuant to a distribution of Voting Shares, or securities convertible into or exchangeable for Voting Shares made by the Corporation pursuant to a prospectus or a securities exchange take-over bid, by way of a private placement, provided that the Person does not acquire a greater percentage of the securities offered in the distribution than the percentage of Voting Shares Beneficially Owned by that Person immediately prior to the distribution, or pursuant to an amalgamation, merger or other statutory procedure requiring shareholder approval.

“Exercise Price” means, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $90.00.

“Expiration Time” means the earliest of: (i) the Termination Time; (ii)  March __, 2010; and (iii) the Close of Business on the date this Agreement becomes void pursuant to the provisions of Section 5.17 hereof.

“Fiduciary” means, when acting in that capacity, a trust company registered under the trust company legislation of Canada or any province thereof, a trust company organized under the laws of any state of the United States, a portfolio manager registered under the securities legislation of one or more provinces of Canada or an investment adviser registered under the United States Investment Advisers Act of 1940, as amended, or any other securities legislation of the United States or any state of the United States.

“Flip-in Event” means a transaction or event that results in a Person becoming an Acquiring Person.

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“Independent Shareholders” means all holders of Common Shares other than (i) any Acquiring Person, (ii) any Offeror, (iii) any Affiliate or Associate of any Acquiring Person or Offeror, (iv) any Person acting jointly or in concert with any Person referred to in clauses (i), (ii) or (iii) above, and (v) any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees of the Corporation or a wholly-owned Subsidiary of the Corporation, unless the beneficiaries of such plan or trust direct the manner in which such Common Shares are to be voted or direct whether the Common Shares are to be tendered to a Take-over Bid.

“Market Price” per security of any securities on any date means the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date (or, if such date is not a Trading Day, on the immediately preceding Trading Day), each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date (or, if such date is not a Trading Day, on the immediately preceding Trading Day). The closing price per security of any securities on any date shall he:

(i)

the closing board lot sale price on such date or, if such price is not available, the average of the closing bid and asked prices per security, as reported by the principal Canadian stock exchange on which such securities are listed or admitted to trading, or if for any reason neither of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange, the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for such securities as reported by such other securities exchange on which such securities are listed or admitted for trading;

(ii)

if, for any reason, none of such prices is available on such date or the securities are not listed or admitted to trading on a Canadian stock exchange or other securities exchange, the last sale price, or in case no sale takes place on such date, the average of the high bid and low asked prices for such securities in the over-the-counter market, as quoted by any reporting system then in use (as selected by the Board of Directors); or

(iii)

if the securities are not listed or admitted to trading as contemplated in clauses (i) or (ii) above, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors;

provided, however, that if on any such date the closing price per security cannot be determined in accordance with the foregoing, the closing price per security of such securities on such date shall mean the fair value per security of such securities on such date as determined by the Board of Directors, after consultation with an internationally recognized investment banking firm as to the fair value per security of such securities. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars at the Canadian Dollar Equivalent thereof.

“Offer to Acquire” includes:

(i)

an offer to purchase, or a solicitation of an offer to sell, Common Shares or Convertible Securities; and

(ii)

an acceptance of an offer to sell Common Shares or Convertible Securities, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

“Offeror” means a Person who is making or has announced a current intention to make a Take-over Bid (including a Permitted Bid or Competing Permitted Bid but excluding an ordinary market transaction (including a prearranged trade in the ordinary course of business) contemplated in clause (iii) C of the definition of Beneficial Owner) but only so long as the Take-over Bid so announced or made has not been withdrawn or terminated or has not expired.

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“Permitted Bid” means a Take-over Bid which is made by means of a Take-over Bid circular and which also complies with the following additional provisions:

(i)

the Take-over Bid is made to all holders of record of Common Shares, other than the Offeror;

(ii)

 the Take-over Bid shall contain, and the take-up and payment for securities tendered or deposited thereunder shall be subject to, irrevocable and unqualified conditions that:

(A)

no Common Shares shall be taken up or paid for pursuant to the Take-over Bid (x) prior to the Close of Business (Toronto time) on a date which is not earlier than 60 days following the date the Take-over Bid circular is sent to shareholders of the Corporation and (y) then only if, at the Close of Business on the date Common Shares are first taken up or paid for under the Take-over Bid, more than 50% of the then outstanding Common Shares held by Independent Shareholders have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(B)

Common Shares may be deposited pursuant to such Take-over Bid, unless such Take-over Bid is withdrawn, at any time prior to the date Common Shares are first taken up or paid for under the Take-over Bid;

(C)

any Common Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(D)

in the event that the requirement set forth in subclause (A)(y) of this definition is satisfied, the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tender of Common Shares for not less than 10 days from the date of such public announcement;

provided always that a Permitted Bid will cease to be a Permitted Bid at any time when such bid ceases to meet any of the provisions of this definition and any acquisitions of Common Shares made pursuant to such Permitted Bid, including any acquisition of Common Shares theretofore made, will cease to be a Permitted Bid Acquisition.

“Permitted Bid Acquisition” means a Share acquisition made pursuant to a Permitted Bid or Competing Permitted Bid.

“Permitted Lock-Up Agreement” means an agreement between a Person and one or more holders of Voting Shares (each, a “Locked-up Person”) (the terms of which are publicly disclosed and a copy of which is made available to the public, including the Corporation, not later than the date of the Lock-up Bid (as defined below) or, if the Lock-up Bid has been made prior to the date on which such agreement is entered into, not later than the date of such agreement and if such date is not a Business Day, the next Business Day) pursuant to which each such Locked-up Person agrees to deposit or tender Voting Shares to a Take-over Bid (the “Lock-up Bid”) made or to be made by the Person, any of such Person’s Affiliates or Associates or any other Person acting jointly or in concert with such Person, provided that:

(i)

the agreement permits any Locked-up Person to terminate its obligation to deposit or tender to or not to withdraw Voting Shares from the Lock-up Bid in order to tender or deposit the Voting Shares to another Take-over Bid or support another transaction:

(A)

where the price or value per Common Share offered under such other Take-over Bid or transaction is higher than the price or value per Common Share offered under the Lock-up Bid; or

(B)

if:

(1)

the price or value per Common Share offered under the other Take-over Bid or transaction exceeds by as much as or more than a specified amount (the “Specified Amount”) the price or value per Common Share offered under the Lock-up Bid, provided that such Specified Amount is not greater than 7% of the price or value per Common Share offered under the Lock-up Bid; or

(2)

the number of Voting Shares to be purchased under the other Take-over Bid or transaction exceeds by as much as or more than a specified number (the “Specified Number”) the number of Voting Shares that the Offeror has offered to purchase under the Lock-up Bid at a price or value per Common Share that is not less than the price or value per Common Share offered under the Lock-

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up Bid, provided that the Specified Number is not greater than 7% of the number of Voting Shares offered to be purchased under the Lock-up Bid,

and, for greater clarity, the agreement may contain a right of first refusal or require a period of delay to give such Person an opportunity to match a higher price in another Take-over Bid or transaction or other similar limitation on a Locked-up Person’s right to withdraw Voting Shares from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Voting Shares during the period of the other Take-over Bid or transaction; and

(ii)

no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)

the cash equivalent of 2.5% of the price or value of the consideration payable under the Lock-up Bid to a Locked-up Person; and

(B)

50% of the amount by which the price or value of the consideration payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid, shall be payable by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Voting Shares to the Lock-up Bid or withdraws Voting Shares in order to accept the other Take-over Bid or support another transaction.

“Person” includes any individual, firm, partnership, association, trust, body corporate, joint venture, syndicate or other form of unincorporated organization, government and its agencies and instrumentalities or other entity or group (whether or not having legal personality) and any successor (by merger, statutory amalgamation or arrangement, or otherwise) thereof.

“Pro-Rata Acquisition” means the acquisition of Voting Shares or securities convertible into or exchangeable for Voting Shares (i) as a result of a stock dividend, stock split or other event pursuant to which a Person receives or acquires Voting Shares or securities convertible into or exchangeable for Voting Shares on the same pro-rata basis as all other holders of Voting Shares of the same class or series, or (ii) pursuant to a regular dividend reinvestment plan or other plan of the Corporation made available by the Corporation to the holders of Voting Shares where such plan permits the holder to direct that the dividends paid in respect of such Voting Shares be applied to the purchase from the Corporation of further securities of the Corporation, or (iii) pursuant to the receipt and/or exercise of rights (other than the Rights) issued by the Corporation on a pro-rata basis to all holders of a class or series of Voting Shares to subscribe for or purchase Voting Shares or securities convertible into or exchangeable for Voting Shares provided that the Person does not acquire a greater percentage of the securities issuable on exercise of such rights than the percentage of Voting Shares Beneficially Owned by that Person immediately prior to the commencement of the offering of the rights and that such rights are acquired directly from the Corporation and not from any other Person.

“Record Time” has the meaning ascribed to that term in the second recital hereto.

“Redemption Price” has the meaning ascribed to that term in subsection 5.1(a) hereof.

“Regular Periodic Cash Dividends” means cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

(i)

200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

(ii)

300% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

(iii)

100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

“Rights” means the herein described rights to purchaser securities pursuant to the terms and subject to the conditions set forth herein;

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“Rights Agent” means Computershare Investor Services Inc., a company incorporated under the laws of Canada, and any successor Rights Agent appointed pursuant to the provisions hereof.

“Rights Certificate” has the meaning ascribed to that term in subsection 2.2(c) hereof.

“Rights Register” and “Rights Registrar” shall have the respective meanings ascribed thereto in subsection 2.6(a) hereof.

“Securities Act (Ontario)” means the Securities Act, R.S.O. 1990, c.S.5, as amended, and the regulations thereunder, unless otherwise specified, as the same exist on the date hereof.

“Separation Time” means the Close of Business (Toronto time) on the tenth Business Day after the earliest of:

(i)

the Stock Acquisition Date;

(ii)

the date of the commencement of, or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be); and

(iii)

the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such;

or such later date as may be determined by the Board of Directors in good faith, provided that (i) if the foregoing results in a Separation Time being prior to the Record Time, the Separation Time shall (subject to any determination of the Board of Directors as aforesaid) be the Record Time, (ii) if any such Take-over Bid expires, is cancelled, is terminated or is otherwise withdrawn prior to the Separation Time without securities deposited thereunder being taken up and paid for, then such Take-over Bid shall be deemed, for purposes of this definition never to have been made, and (iii) if the Board of Directors determines, pursuant to Section 5.1, to waive the application of Section 3.1 to a Flip-In Event, then the Separation Time in respect of such Flip-In Event shall be deemed never to have occurred.

“Shares” means the shares in the capital of the Corporation.

“Stock Acquisition Date” means the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 101 of the Securities Act (Ontario), as amended from time to time and any provision substituted therefor) by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person.

“Subsidiary”:

A body corporate is a Subsidiary of another body corporate if:

(i)

it is controlled by (A) that other, or (B) that other and one or more bodies corporate, each of which is controlled by that other, or (C) two or more bodies corporate, each of which is controlled by that other, or

(ii)

it is a Subsidiary of a body corporate that is that other’s Subsidiary.

“Take-over Bid” means an Offer to Acquire Common Shares or Convertible Securities (or both), where the securities subject to the Offer to Acquire, together with the Common Shares, if any, into which the securities subject to the Offer to Acquire are convertible and the Voting Shares Beneficially Owned by the Offeror at the date of the Offer to Acquire constitute, in the aggregate, 20% or more of the then outstanding Voting Shares.

“Termination Time” means the time at which the right to exercise Rights shall terminate pursuant to Section 5.1 hereof.

“Trading Day”, when used with respect to any securities, means a day on which the principal securities exchange in Canada on which such securities are listed or admitted to trading is open for the transaction of business, or if the securities are not listed or admitted to trading on any securities exchange in Canada, a Business Day.

“U.S.-Canadian Exchange Rate” means, on any date:

(i)

if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

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(ii)

in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in the manner which shall be determined by the Board of Directors from time to time.

“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by reference to the U.S.-Canadian Exchange Rate on such date.

“Voting Share Reduction” means an acquisition, redemption or cancellation by the Corporation of Voting Shares which by reducing the number of Voting Shares outstanding, increases the percentage of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding.

“Voting Shares” means, collectively, the Common Shares and any other Shares entitled to vote generally for the election of directors.

1.2 Holder

As used in this Agreement, unless the context otherwise requires, the term “holder” when used with reference to Rights, means the registered holder of such Rights or, prior to the Separation Time, the associated Common Shares.

1.3 Acting Jointly or in Concert

For purposes of this Agreement, it is a question of fact whether a Person is acting jointly or in concert with another Person but a Person shall be deemed to be acting jointly or in concert with every other Person who (i) is an Associate or Affiliate of such first mentioned Person; or (ii) who is a party to any agreement, commitment or understanding, whether formal or informal, with the first mentioned Person or any Associate or Affiliate thereof, to acquire Common Shares.

1.4 Application of Statutes, Regulations and Rules

Unless the context otherwise requires, any reference to a specific section, subsection, clause or rule of any act or regulation shall be deemed to refer to the same as it may be amended, re-enacted or replaced or, if repealed and there shall be no replacement therefore, to the same as it is in effect on the date of this Agreement.

1.5 Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.6 Headings and References

The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. All references to Articles, Sections and Exhibits are to articles and sections of and exhibits to, and forming part of, this Agreement. The words “hereto”, “herein”, “hereof”, “hereunder”, “this Agreement”, “the Rights Agreement” and similar expressions refer to this Agreement including the Exhibits, as the same may be amended, modified or supplemented at any time or from time to time.

1.7 Singular, Plural, etc.

In this Agreement, where the context so admits, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.8 Generally Accepted Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or

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item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE II

THE RIGHTS

2.1 Issuance and Legend on Common Share Certificates

(a) One right in respect of each Common Share outstanding at the Record Time and each Common Share that may be issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time shall be issued in accordance with the terms hereof. Notwithstanding the foregoing, one Right in respect of each Common Share issued after the Record Time upon the exercise of rights pursuant to Convertible Securities outstanding at the Record Time may be issued after the Separation Time but prior to the Expiration Time.

(b) Certificates for Common Shares issued after the Record Time hereof but prior to the Separation Time shall evidence one Right for each Common Share represented thereby and shall have impressed, printed, or written thereon or otherwise affixed thereto a legend in substantially the following form:

“Until the Separation Time (as such term is defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, made as of June __, 2007, (the “Rights Agreement”), between Western Goldfields, Inc. (the “Corporation”) and Computershare Investor Services Inc., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file and may be inspected during normal business hours at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain circumstances, they are “Beneficially Owned” by a “Person” who is or becomes an “Acquiring Person” or any Person acting jointly or in concert with an Acquiring Person or with an “Affiliate” or “Associate” of an “Acquiring Person”, as such terms are defined in the Rights Agreement, or a transferee thereof), or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.”

Certificates representing Common Shares that are issued and outstanding at the Record Time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of a legend in substantially the foregoing form until the earlier of the Separation Time and the Expiration Time.

2.2 Initial Exercise Price: Exercise of Rights: Detachment of Rights

(a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price (or its U.S. Dollar Equivalent on the Business Day immediately preceding the date of exercise of the Right), one Common Share. Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b) Until the Separation Time:

(i) the Rights shall not be exercisable and no Right may be exercised; and

(ii) for administrative purposes, each Right shall be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall be deemed to represent a Rights Certificate) and shall be transferable only together with, and shall be transferred by a transfer of, such associated Common Share.

(c) From and after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii) shall be registered and transferable independent of Common Shares. Promptly following the Separation Time, the Corporation shall prepare and the Rights Agent shall mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person, any other Person whose Rights are or become void pursuant to the

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provisions of subsection 3.1(b) hereof and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights), at such holder’s address as shown in the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(i) a certificate (a “Rights Certificate”) in substantially the form of Exhibit “A” hereto appropriately completed and registered in such holder’s name, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(ii) a disclosure statement describing the Rights.

(d) Rights may be exercised in whole at any time or in part from time to time on any Business Day (or other day that is not a bank holiday at the place of exercise) after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at its office in the City of Toronto, Ontario or at any other office of the Rights Agent in the cities specified in the Rights Certificate or designated from time to time for that purpose by the Corporation after consultation with the Rights Agent:

(i) the Rights Certificate evidencing such Rights with an Election to Exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate, appropriately completed and duly executed by the holder or his executors or administrators or other personal representatives or his legal attorney duly appointed by instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(ii) payment by certified cheque or money order payable to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the issuance, transfer or delivery of Rights Certificates or the issuance, transfer or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(e) Upon receipt of a Rights Certificate accompanied by a duly completed and executed Election to Exercise which does not indicate that Rights evidenced by such Rights Certificate have become void pursuant to subsection 3.1(b) hereof and payment as set forth in subsection 2.2(d) above, the Rights Agent (unless otherwise instructed by the Corporation) shall thereupon promptly:

(i) requisition from a transfer agent of the Common Shares certificates for the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

(ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

(iii) after receipt of such certificates, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder together with, where applicable, any cash payment in lieu of a fractional interest; and

(iv) tender to the Corporation all payments received on exercise of the Rights.

(f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing (subject to the provisions of subsection 5.5(a) hereof) the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g) The Corporation covenants and agrees to:

(i) take all such action as may be necessary on its part and within its powers to ensure that all Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates evidencing such Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and be fully paid and non-assessable;

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(ii) take all reasonable action as may be necessary on its part and within its power to comply with any applicable requirements of the Business Corporations Act (Ontario), the Securities Act (Ontario) or comparable legislation of each of the provinces and territories of Canada and of the United States of America, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance and delivery of Rights Certificates and of any securities of the Corporation upon exercise of Rights;

(iii) use its reasonable efforts to cause all Shares of the Corporation issued upon exercise of Rights to be listed upon The Toronto Stock Exchange or such other stock exchange on which the Common Shares are listed at that time;

(iv) pay when due and payable any and all Canadian federal, provincial transfer taxes (not including any taxes referable to the income or profit of the holder or exercising Person or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any Shares of the Corporation issued upon the exercise of Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for securities in a name other than that of the holder of the Rights being transferred or exercised;

(v) if necessary, cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding rights; and

(vi) after the Separation Time, except as permitted by Section 5.1 or Section 5.4, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3 Adjustments to Exercise Price, Number of Rights

Subject to Section 5.19, the Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(a) If the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i) declare or pay a dividend on Common Shares payable in Common Shares (or other Shares of capital or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other Shares of capital) otherwise than pursuant to any optional share dividend program;

(ii) subdivide or change the outstanding Common Shares into a greater number of Common Shares;

(iii) consolidate or change the outstanding Common Shares into a smaller number of Common Shares;

(iv) issue any Common Shares (or other shares of capital or securities exchangeable for or convertible into or giving a right to acquire Common Shares or other Shares of capital) in respect of, in lieu of, or in exchange for, existing Common Shares in a reclassification or redesignation of Common Shares, an amalgamation or statutory arrangement; or

(v) reclassify Common Shares, or consolidate, amalgamate or merge the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted in the manner set forth below. If an event occurs which would require an adjustment under both this Section 2.3 and subsection 3.1(a), the adjustment provided for in this Section 2.3 shall be in addition to, and shall be made prior to, any adjustment required under subsection 3.1(a). If the Exercise Price and number of Rights are to be adjusted:

(x) the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other securities) (the

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“Expansion Factor”) that a holder of one Common Share immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter as a result thereof (assuming the exercise of all such exchange or conversion rights, if any); and

(y) each Right held prior to such adjustment shall become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights shall be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the securities issued in respect of such dividend, subdivision, change, consolidation or issuance, so that each such Common Share (or other security) shall have exactly one Right associated with it.

If the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment shall be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, consolidation or issuance would hold immediately thereafter as a result thereof. To the extent that any such rights of exchange, conversion or acquisition are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights. If after the Record Time and prior to the Expiration Time the Corporation shall issue any shares of its authorized capital other than Common Shares in a transaction of a type described in the first sentence of this subsection 2.3(a), such shares shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment.

If the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such Share.

(b) If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares of rights or warrants entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, in the case of a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right) per share) that is less than 90% of the Market Price per Common Share on such record date, the Exercise Price shall be adjusted. The Exercise Price in effect after such record date shall equal the Exercise Price in effect immediately prior to such record date multiplied by a fraction, of which the numerator shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a form other than cash, the value of such non-cash consideration shall be as determined by the Board of Directors. To the extent that any such rights or warrants are not so issued or, if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights or warrants, as the ease may be. For purposes of this Agreement, the granting of the right to purchase Common Shares (whether previously unissued, treasury shares or otherwise) pursuant to any optional dividend reinvestment plan and/or any Common Share purchase plan providing for the reinvestment of dividends payable on securities of the Corporation and/or employee stock option, stock purchase or other employee benefit plan (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any dividend reinvestment plan, the right to purchase Common Shares is at a price per share of not less than 90% of the then current market price per share (determined as provided in such plan) of the Common Shares.

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(c) If the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Common Shares) or rights or warrants (excluding those referred to in subsection 2.3(a) or 2.3(b)), the Exercise Price shall be adjusted. The Exercise Price in effect after such record date shall, subject to adjustment as provided in the penultimate sentence of subsection 2.3(b), equal the Exercise Price in effect immediately prior to such record date less the fair market value (as determined by the Board of Directors) of the portion of the assets, evidences of indebtedness, rights or warrants so to be distributed applicable to the securities purchasable upon exercise of one Right.

(d) Each adjustment made pursuant to this Section 2.3 shall be made as of:

(i) the payment or effective date for the applicable dividend, subdivision, change, consolidation or issuance in the case of an adjustment made pursuant to subsection 2.3(a) above; and

(ii) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to subsections 2.3(b) or (c) above.

(e) Subject to the prior consent of the holders of Common Shares or Rights obtained in accordance with the provisions of subsection 5.4(b) or (c), as applicable, if the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any Shares of capital (other than Common Shares), or rights or warrants to subscribe for or purchase any such Shares, or securities convertible into or exchangeable for any such Shares, in a transaction referred to in clause (a)(i) or (a)(iv) above and if the Board of Directors determines that the adjustments contemplated by subsections 2.3(a), (b) and (d) above in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding such clauses, such adjustments (rather than the adjustments contemplated by subsections 2.3(a), (b) and (d) above) shall be made and the Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

(f) Anything herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments which by reason of this subsection 2.3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Each adjustment made pursuant to this Section 2.3 shall be calculated to the nearest cent or to the nearest one ten-thousandth of a Common Share or Right, as the case may be.

(g) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Corporation shall have exercised its election as provided in subsection 2.3(i), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 2.3(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth) obtained by:

(i) multiplying (A) the number of Common Shares covered by a Right immediately prior to this adjustment, by (B) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price; and

(ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(i) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record immediately prior to such adjustment of the number of Rights shall become the number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Exercise Price in effect immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record

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date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any date thereafter, but, if the Rights Certificates have been issued, shall be at least 10 calendar days after the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 2.3(j), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing the additional Rights to which such holder shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution or replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the adjusted Exercise Price and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(k) If, as a result of an adjustment made pursuant to Section 3.1, the holder of any Right thereafter exercised shall become entitled to receive any securities other than Common Shares, thereafter the number of such other securities so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as may be practicable to the provisions with respect to the Common Shares contained in the foregoing subsections of this Section 2.3 and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other securities.

(l) In any case in which this Section 2.3 shall require that any adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares or other securities upon the occurrence of the event requiring such adjustment.

(m) Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that, in their judgment, the Board of Directors determines advisable in order that any (i) subdivision or consolidation of the Common Shares, (ii) issuance wholly for cash of any Common Shares at less than applicable Market Price, (iii) issuance wholly for cash of any Common Shares or securities that by their terms are exchangeable for or convertible into or give a right to acquire Common Shares, (iv) stock dividends, or (v) issuance of rights, options or warrants referred to in this Section 2.3, hereafter made by the Corporation to holders of its Common Shares, and subject to applicable taxation laws, shall not be taxable to such shareholders.

(n) Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon the exercise of Rights is made pursuant to this Section 2.3, the Corporation shall promptly:

(i) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment;

(ii) file with the Rights Agent and with each transfer agent for the Common Shares, a copy of such certificate; and

(iii) cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of any such adjustment or change.

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2.4 Date on Which Exercise is Effective

Each Person in whose name any certificate for Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly submitted (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such exercise is a date upon which the relevant Share transfer books of the Corporation are closed, such Person shall be deemed to have become the recorded holder of such Shares on, and such certificate shall be dated, the next succeeding Business Day on which the said Share transfer books of the Corporation are open.

2.5 Execution, Authentication, Delivery and Dating of Rights Certificates

(a) The Rights Certificates shall be executed on behalf of the Corporation by any two of it Chairman, President and Chief Executive Officer, its Chief Financial Officer or its Corporate Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

(b) Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(c) Promptly after the Corporation learns of the Separation Time, the Corporation shall notify the Rights Agent of such Separation Time and shall deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and deliver such Rights Certificates to the holders of the Rights pursuant to subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent in the manner described above.

(d) Each Rights Certificate shall be dated the date of countersignature thereof.

2.6 Registration, Registration of Transfer and Exchange

(a) The Corporation shall cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. If the Rights Agent shall cease to be the Rights Registrar, the Rights Agent shall have the right to examine the Rights Register at all reasonable times.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection 2.6(c) below, the Corporation shall execute, and the Rights Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

(b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c) Every Rights Certificate surrendered for registration of transfer or exchange shall have the form of assignment thereon duly completed and endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the ease may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of its Rights Agent) connected therewith.

(d) The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

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2.7 Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and their respective agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the Corporation’s request, the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c) As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d) Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8 Persons Deemed Owners

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Rights means the registered holder of such Rights (or, prior to the Separation Time, the associated Shares).

2.9 Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.10 Agreement of Rights Holders

Every holder of Rights by accepting the same consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

(a) prior to the Separation Time, each Right shall be transferable only together with, and shall be transferred by a transfer of, the associated Share;

(b) after the Separation Time, the Rights Certificates shall be transferable only on the Rights Register as provided herein;

(c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Share certificate

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made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(d) such holder has waived all rights to receive any fractional Right or fractional Share upon exercise of a Right;

(e) such holder is otherwise bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof in respect of all Rights held;

(f) this Agreement may be supplemented or amended from time to time pursuant to subsection 5.4(a) or the last sentence of the penultimate paragraph of subsection 2.3(a) hereof upon the sole authority of the Board of Directors without the approval of any holder of Rights; and

(g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

ARTICLE III

ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF CERTAIN TRANSACTIONS

3.1 Flip-in Event

(a) Subject to the provisions of Section 2.2 and subsections 5.1(b), (c) and (d) hereof and except as provided below, if prior to the Expiration Time a Flip-in Event shall occur, each Right shall thereafter constitute, effective at the Close of Business on the tenth Business Day after the relevant Stock Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in the event that, after such date of consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 hereof shall have occurred with respect to such Common Shares).

(b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time and the Stock Acquisition Date by:

(i) an Acquiring Person (or any Person acting jointly or in concert with an Acquiring Person or with an Affiliate or Associate of an Acquiring Person); or

(ii) a direct or indirect transferee of, or other successor in title to, such Rights (a “Transferee”), who becomes a Transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person, in a transfer, whether or not for consideration, that the Board of Directors has determined is part of a plan, understanding or scheme of an Acquiring Person (or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding the provisions of this subsection 3.1(b) applicable in the circumstances contemplated in clause (i) hereof;

shall thereupon become and be void and any holder of such Rights (including any Transferee) shall thereafter have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The holder of any Rights represented by a Rights Certificate which is submitted to the Rights Agent, or any Co-Rights Agent, upon exercise or for registration of transfer or exchange which does not contain the necessary certifications set forth in the Rights Certificate establishing that such Rights are not void under this subsection 3.1(b) shall be deemed to be an Acquiring Person for the purposes of this subsection 3.1(b) and such rights shall be null and void.

(c) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either clauses (i) or (ii) of subsection 3.1(b) hereof or transferred to any nominee of any such Person, and any Rights Certificate

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issued upon the transfer, exchange or replacement of any other Rights Certificate referred to in this sentence shall contain the following legend:

“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or was acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in subsection 3.1(b) of the Rights Agreement.”

provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof or acting jointly or in concert with any of them. The issuance of a Rights Certificate without the legend referred to in this subsection shall be of no effect on the provisions of this subsection.

ARTICLE IV

THE RIGHTS AGENT

4.1 General

(a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-rights agents (each, a “Co-Rights Agent”) as it may deem necessary or desirable after consultation with the Rights Agent. In such event, the respective duties of the Rights Agent and any Co-Rights Agent shall be as the Corporation may determine with the written approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability, cost, claim, action, damage, suit or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, its officers, directors, employees or agents, for anything done or omitted by them in connection with the acceptance and performance of this Agreement, including legal costs and expenses, which right to indemnification shall survive the termination of this Agreement or the resignation or removal of the Rights Agent. In the event of any disagreement arising regarding the terms of this Agreement the Rights Agent shall be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by written agreement amongst the parties to this Agreement or by a court of competent jurisdiction.

(b) The Rights Agent shall be protected from, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its performance of this Agreement in reliance upon any certificate for Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, opinion, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c) The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and, at any time upon written request, shall provide to the Rights Agent an incumbency certificate certifying the then current officers of the Corporation.

4.2 Merger or Amalgamation or Change of Name of Rights Agent

(a) Any body corporate into which the Rights Agent or any successor Rights Agent may be merged or amalgamated with or into, or any body corporate succeeding to the securityholder services business of the Rights Agent or any successor Rights Agent shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such body corporate would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof.

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In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any or the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent way countersign such Rights Certificates either in its prior name or in ifs changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3 Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action or refraining from taking any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an individual believed by the Rights Agent to be the Chairman, the Chief Executive Officer, the Chief Financial Officer or any Vice-President and by the Secretary or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or wilful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Share certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares to be issued pursuant to this Agreement or any Rights or as to whether any Shares shall, when issued, he duly and validly authorized, executed, issued and delivered and be fully paid and non-assessable.

(f) The Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

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(g) The Rights Agent is hereby authorized to rely upon and directed to accept written instructions with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be the Chairman, the Chief Executive Officer, the Chief Financial Officer or any Vice-President or the Secretary or any Assistant Secretary of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken, omitted or suffered by it in good faith in accordance with instructions of any such individual.

(h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent front acting in any other capacity for the Corporation or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.4 Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing delivered or mailed to the Corporation and to each transfer agent of Shares by first class mail, and mailed or delivered to the holders of the Rights in accordance with Section 5.9 hereof. The Corporation may remove the Rights Agent upon 60 days’ notice in writing, mailed or delivered to the Rights Agent and to each transfer agent of the Shares by first class mail, and mailed to the holders of the Rights in accordance with Section 5.9 hereof. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply, at the Corporation’s expense, to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a body corporate incorporated under the laws of Canada or a province thereof and authorized to carry on business in the Province of Ontario. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent upon receipt of all fees and expenses outstanding to the predecessor Rights Agent by the Corporation shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE V

MISCELLANEOUS

5.1 Redemption and Waiver

The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 made by the Board of Directors acting in good faith under this Section 5.1. In addition,

(a) With the prior consent of the holders of Common Shares or Rights obtained in accordance with subsection 5.4(b) or (c), as applicable, the Board of Directors, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to this Section 5.1, may elect to redeem all but not less

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than all of the then outstanding Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment to the Exercise Price provided for in Section 2.3 hereof if an event analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(b) With the prior consent of the holders of Common Shares obtained in accordance with subsection 5.4(b), the Board of Directors may, at any time prior to the occurrence of a Flip-in Event as to which the application of Section 3.1 has not been waived pursuant to this Section 5.1, if such Flip-in Event would occur by reason of an acquisition of Common Shares otherwise than pursuant to a Take-over Bid made by means of a Take-over Bid circular to all holders of record of Common Shares and otherwise than in the circumstances set forth in subsection 5.1(d), waive the application of Section 3.1 to such Flip-in Event. In such event, the Board of Directors shall extend the Separation Time to a date at least 10 Business Days subsequent to the meeting of shareholders called to approve such waiver.

(c) Prior to the occurrence of a Flip-in Event, as to which the application of Section 3.1 has not been waived pursuant to this paragraph, upon written notice to the Rights Agent, the Board of Directors may waive the application of Section 3.1 to such Flip-in Event but only if such Flip-in Event occurs as a result of a Take-over Bid made by way of a Take-over Bid circular sent to all holders of record of Common Shares; provided, however, that if the Board of Directors waives the application of Section 3.1 to a particular Flip-in Event, the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a Take-over Bid circular to all holders of record of Common Shares (i) prior to the granting of such a waiver, or (ii) thereafter and prior to the expiry of any Take-over Bid in respect of which a waiver is, or is deemed to have been, granted under this subsection 5.1(c).

(d) The Board of Directors may waive the application of Section 3.1 to a Flip-in Event provided that the following conditions are satisfied:

(i) the Board of Directors has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

(ii) such Acquiring Person has reduced its Beneficial Ownership of Common Shares such that at the time of the waiver pursuant to this subsection 5.1(d), it is no longer an Acquiring Person.

(e) If a Person acquires, pursuant to a Permitted Bid or a Competing Permitted Bid or pursuant to an Exempt Acquisition occurring under subsection 5.1(c) hereof, more than 50% of the outstanding Common Shares other than Common Shares Beneficially Owned at the date of such Permitted Bid, Competing Permitted Bid or Exempt Acquisition by such Person, the Board of Directors of the Corporation shall, notwithstanding the provisions of subsection 5.1(a) hereof, immediately upon such acquisition and without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

(f) If the Board of Directors elects to or is deemed to have elected to redeem the Rights and, in circumstances where subsection 5.1(a) is applicable, the requisite consent is given by the holders of Common Shares or Rights, as applicable, (i) the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, and (ii) no further Rights shall thereafter be issued.

(g) Within 10 Business Days of the Board of Directors electing or having been deemed to have elected to redeem the Rights or, if subsection 5.1(a), is applicable, within 10 Business Days after the requisite consent being given by the holders of Common Shares or Rights, as applicable, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the Rights Register of the Rights Agent, or, prior to the Separation Time, on the share register maintained by the Corporation’s transfer agent. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

(h) Where a Take-over Bid that is not a Permitted Bid or Competing Permitted Bid expires, is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all of the outstanding Rights at the Redemption Price.

(i) The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 made by the Board of Directors under this Section 5.1.

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(j) Upon the rights being redeemed pursuant to section 5.1(h), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred.

5.2 Expiration

No Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except as provided in Section 4.1 hereof.

5.3 Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of Shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4 Supplements and Amendments

(a) The Corporation may make, without the approval of the holders of Rights or Common Shares, any supplements or amendments to this Agreement (i) specifically contemplated in subsections 2.10(f) or any other provision hereof, (ii) to correct any clerical or typographical error, (iii) which are required to maintain the validity and effectiveness of the Agreement as a result of any change in any applicable laws, rules or regulatory requirements, or (iv) that are required to assign, on behalf of the Corporation, this Rights Plan to Western Goldfields Inc. and for Western Goldfields Inc. to assume the Rights Plan, including all of the rights, duties and obligations hereunder. The Corporation may, prior to the date of any shareholders meeting referred to in Section 5.17, supplement, amend, vary or delete any of the provisions of this Agreement without the approval of any holder of Rights or Common Shares (whether or not such action would materially adversely affect the interests of the holders of Rights generally), where the Board of Directors deems (in good faith) such action necessary or desirable. Notwithstanding anything in this Section 5.4 to the contrary, no amendment shall be made to the provisions of Article IV except with the written concurrence of the Rights Agent to such supplement or amendment.

(b) Subject to subsection 5.4(a), the Corporation, with the prior consent of the holders of Common Shares obtained as set forth below, at any time before the Separation Time, may redeem Rights pursuant to subsection 5.1(a), waive a Flip-in Event pursuant to subsection 5.1(b) or otherwise amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Common Shares at a special meeting called and held in compliance with applicable laws, rules and regulatory requirements and the requirements in the articles and by-laws of the Corporation. Subject to compliance with any requirements imposed by the foregoing, consent shall he given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by all Independent Shareholders represented in person or by proxy at the special meeting.

(c) The Corporation, with the prior consent of the holders of Rights obtained as set forth below, at any time after the Separation Time and before the Expiration Time, may redeem Rights pursuant to subsection 5.1(a) or otherwise amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if provided by the holders of Rights at a special meeting of holders of Rights called and held in compliance with applicable laws, rules and regulatory requirements and, to the extent possible, with the requirements in the articles and by-laws of the Corporation applicable to meetings of holders of Common Shares, applied mutatis mutandis. Subject to compliance with any requirements imposed by the foregoing, consent shall be given if the proposed amendment, variation or rescission is approved by the affirmative vote of a majority of the votes cast by holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to subsection 3.1(b)), represented in person or by proxy at the special meeting.

(d) Any amendments made by the Corporation to this Agreement pursuant to subsection 5.4(a) which are required to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

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(i) if made before the Separation Time, be submitted to the holders of Common Shares at the next meeting of shareholders and the shareholders may, by the majority referred to in subsection 5.4(b), confirm or reject such amendment;

(ii) if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called in accordance with the provisions of Section 5.4(c) hereof.

(e) The Corporation shall be required to provide the Rights Agent with notice in writing of any such amendment, rescission or variation to this Agreement as referred to in this Section 5.4 within five days or effecting such amendment, rescission or variation.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment (unless the Board of Directors stipulates that such amendment is to become effective at a later date), until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders of the Corporation or the holders of Rights or is not submitted to the shareholders of the Corporation or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or if such a meeting of the holders of Rights is not called within a period of 90 days of the making of any such agreement, at the end of such period, and no subsequent resolution of Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders of the Corporation or holders of Rights as the case may be.

5.5 Fractional Rights and Fractional Common Shares

(a) The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of issuing fractional Rights, the Corporation shall pay to the registered holders of the Right Certificates, at the time such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of one whole Right that the fraction of a Right that would otherwise be issuable is of one whole Right. The Rights Agent shall have no obligation to make any payments in lieu of fractional Rights unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2(e). The Rights Agent shall have no obligation to make any payments in lieu of fractional Rights unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2(e).

(b) The Corporation shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of a whole Common Share. The Rights Agent shall have no obligation to make any payments in lieu of fractional Common Shares unless the Corporation shall have provided the Rights Agent with the necessary funds to pay in full all amounts payable in accordance with Section 2.2(e).

5.6 Rights of Action

Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights, and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise such holder’s Rights in the manner provided in such holder’s Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

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5.7 Holder of Rights Not Deemed a Shareholder

No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.8 Notice of Proposed Actions

If after the Separation Time and prior to the Expiration Time:

(i) there shall occur an adjustment in the Rights attaching to the Rights pursuant to Section 3.1 as a result of the occurrence of a Flip-in Event; or

(ii) the Corporation proposes to effect the liquidation, dissolution or winding up of the Corporation or the sale of all or substantially all of the Corporation’s assets;

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 5.9, a notice of such event or proposed action, which shall specify the date on which such change to the Rights, liquidation, dissolution or winding up occurred or is to take place, and such notice shall be so given within 10 Business Days after the occurrence of a change to the Rights and not less than 20 Business Days prior to the date of taking such proposed action by the Corporation.

5.9 Notices

Any notice, demand or other communication required or permitted to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation or by the Corporation or by the holder of any Rights to or on the Rights Agent shall be in writing and shall be well and sufficiently given or made if:

(i) delivered in person during normal business hours on a Business Day and left with the receptionist or other responsible employee at the relevant address set forth below; or

(ii) except during any general interruption of postal services due to strike, lockout or other cause, sent by first-class mail; or

(iii) sent by telegraph, facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing as aforesaid;

if to the Corporation, addressed to it at:

Western Goldfields, Inc.

2 Bloor Street West, Suite 2102

Toronto, Ontario M4W 3E2

Attention: Brian Penny,
Chief Financial Officer

Fax No.: 416-324-9494

and if to the Rights Agent, addressed to it at:

Computershare Investor Services Inc.
100 University Avenue, 8th Floor
Toronto, Ontario M5J 2Y1

Notices, demands or other communications required or permitted to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be in writing and shall be well and sufficiently given or made if delivered personally to such holder or delivered or mailed by first class mail to the address of such holder as it

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appears on the Rights Register maintained by the Rights Registrar, or, prior to the Separation Time, in the register of Shareholders maintained by the transfer agent for the Common Shares.

Any notice so given or made shall be deemed to have been given and to have been received on the day of delivery, if so delivered; on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout, or other cause) following the mailing thereof, if so mailed; and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.10 Costs of Enforcement

The Corporation agrees that if the Corporation fails to fulfill any of its obligations pursuant to this Agreement, then the Corporation shall reimburse the holder of any Rights for the costs and expenses (including reasonable legal fees) incurred by such holder and actions to enforce his rights pursuant to any Rights or this Agreement.

5.11 Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

5.12 Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.13 Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.14 Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.15 Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.16 Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, shall not subject the Board of Directors to any liability to the holders of the Rights.

5.17 Effective Date

This Agreement is effective in accordance with its terms from the date hereof.

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5.18 Approval of Holders of Rights

If, after the Separation Time, the approval of holders of Rights is required in respect of a supplement or amendment to this Agreement made pursuant to Section 5.4 hereof, the Board of Directors shall, within 31 days after the implementation of any such supplement or amendment, call a special meeting of the holders of Rights to consider, and if thought fit, to pass a resolution approving the supplement or amendment, and such supplement or amendment shall be deemed to have been approved if such resolution receives the affirmative vote of a majority of the votes cast by holders of Rights represented at the meeting in person or by proxy excluding any Rights which are then void pursuant to the provisions of subsection 3.1(b) hereof. In respect of any such meeting required to be held:

(i) the Board of Directors shall fix a date for the meeting, which date shall be as soon as practicable after the implementation of any supplement or amendment requiring approval, but not more than 110 days thereafter;

(ii) the Board of Directors of the Corporation shall fix a record date for determining the holders of Rights entitled to receive notice of such meeting in a manner analogous to the procedures set out in National Instrument 54-101 of the Canadian Securities Administrators (as such policy may be amended or replaced from time to time, and as required in order to conform to the requirements of any applicable securities legislation or policy) and the rules of any stock exchange on which the Common Shares are then listed, and the articles and by-laws of the Corporation; and

(iii) each Right shall be entitled to one vote at such meeting and, in all other respects, the rules applicable to meetings of shareholders set forth in the articles and by-laws of the Corporation shall apply in respect of such meeting of holders of Rights, mutatis mutandis.

5.19 Declaration as to Non-Canadian and Non-United States Holders

If, upon the advice of outside counsel, any action or event contemplated by this Agreement would require compliance with the securities laws or comparable legislation of a jurisdiction outside of Canada and the United States of America, the Board of Directors acting in good faith may take such actions as it may deem appropriate to ensure that such compliance is not required, including without limitation establishing procedures for the issuance to a Canadian resident Fiduciary of Rights or securities issuable on exercise of Rights, the holding thereof in trust for the Persons entitled thereto (but reserving to the Fiduciary or to the Fiduciary and the Corporation, as the Corporation may determine, absolute discretion with respect thereto) and the sale thereof and remittance of the proceeds of such sale, if any, to the Persons entitled thereto. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than Canada and any province or territory thereof and the United States of America and any state thereof in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.20 Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment or supplement to this Agreement, shall be subject to receipt of any requisite approval or consent from any governmental or regulatory authority having jurisdiction including the Toronto Stock Exchange while any securities of the Corporation are listed and posted for trading thereon and for a period of 6 months thereafter.

5.21 U.S. Registration

Notwithstanding anything to the contrary, no Rights shall be deemed issued until a registration of the Rights under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended, is effective, but, regardless of when that registration shall become effective, the Rights shall be effective in accordance with Section 2 in respect of each Common Share outstanding as the Record Time and each Common Share that may be issued after the Effective Time and prior to the earlier of the Separation Time and the Expiration Time.

5.22 Time of the Essence

Time shall be of the essence in this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written,

Western Goldfields, Inc.

By: ________________________________________

By: ________________________________________

Computershare Investor Services Inc.

By: ________________________________________

By: ________________________________________

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EXHIBIT “A”

[Form of Rights Certificate]

Certificate No. _____________	____________Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH AN ACQUIRING PERSON OR WITH AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BECOME VOID WITHOUT FURTHER ACTION.

RIGHTS CERTIFICATE

This certifies that                 , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entities the registered holder thereof, subject to the terms, provisions and conditions of an Amended Rights Agreement made as of June __, 2007 (the “Rights Agreement”) between WESTERN GOLDFIELDS, INC., a corporation amalgamated under the Business Corporations Act (Ontario) (the “Corporation”), and Computershare Investor Services Inc., as Rights Agent, to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Rights Agreement), one fully paid common share in the capital of the Corporation (a “Common Share”) (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with a duly completed and executed Form of Election to Exercise at the principal office of the Rights Agent in any of the City of Toronto, Canada. The Exercise Price shall initially be $90.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by this reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any office of the Rights Agent or any Co-Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates so surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provision of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.00001 per Right.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby nor will Rights Certificates be issued for less than one whole Right. In lieu thereof, a cash payment will be made as provided in the Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

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This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Date: __________________

Attest:	Western Goldfields, Inc.

By:

By:

Countersigned:

Computershare Investor Services Inc.

By: _______________________________________

Authorized Signature

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[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Rights Certificates.)

FOR VALUE RECEIVED _____________________________________________

hereby sells, assigns and transfers

unto _______________________________________________________________

___________________________________________________________________

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: ________________

Signature Guaranteed	Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

(Signature must be guaranteed by a Canadian Schedule I chartered bank, or a financial institution that is a member of a recognized Medallion Signature Guarantee Program (STAMP).

(To be completed if true)

CERTIFICATION

The undersigned hereby represents and certifies, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have not been, Beneficially Owned by an Acquiring Person or any Person acting jointly or in concert with any Acquiring Person or with any Affiliate or Associate thereof (all as defined in the Rights Agreement).

_____________________________________

Signature

_____________________________________

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Beneficial Owner of the Rights evidenced by this Rights Certificate will be deemed to be an Acquiring Person or a Person acting jointly or in concert with such Acquiring Person or an Affiliate or Associate of such Acquiring Person (all as defined in the Rights Agreement) and accordingly the Rights evidenced by this Rights Certificate will be null and void.

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[To be attached to each Rights Certificate]

FORM OF ELECTION TO EXERCISE

(To be executed if holder desires to
exercise the Rights Certificate.)

To:

The undersigned hereby irrevocably elects to exercise ___________ whole Rights represented by the attached Rights Certificate to purchase the Shares issuable upon the exercise of such Rights and requests that certificates for such Shares be issued in the name of:

__________________________________________

Address:

_______________________________________

_______________________________________

Social Insurance, Social Security or
Other Taxpayer Identification Number:

_______________________________________

If such number of Rights shall not be all the whole Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such whole Rights shall he registered in the name of and delivered to:

Address:

_______________________________________

_______________________________________

Social Insurance, Social Security or
Other Taxpayer Identification Number:

_______________________________________

Dated: ________________

Signature Guaranteed	Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

(Signature must be guaranteed by a Canadian Schedule I chartered bank, or a financial institution that is a member of a recognized Medallion Signature Guarantee Program (STAMP).

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(To be completed if true)

CERTIFICATION

The undersigned hereby represents, for the benefit of sill holders of Rights and Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or any Person acting jointly or in concert with any Acquiring Person or with any Affiliate or Associate thereof (all as defined in the Rights Agreement).

Signature

NOTICE

In the event the certification set forth above is not completed in connection with a purported exercise, the Beneficial Owner of the Rights evidenced by this Rights Certificate will be deemed to be an Acquiring Person or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (all as defined in the Rights Agreement) and accordingly will deem the Rights evidenced by this Rights Certificate will be null and void.

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ANNEX VII

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN OF WESTERN GOLDFIELDS, INC.

1.  Purposes of the Plan. This stock incentive plan (the "Plan") is intended to provide an incentive to employees (including directors and officers who are employees), consultants and non-employee directors of Western Goldfields, Inc., an Idaho corporation (the "Company"), or any Parent or Subsidiaries (as such terms are defined in Paragraph 17), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and stock options which do not qualify as ISOs ("NOSOs"~~.~~ and collectively, with an ISO, each an "Award"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" or any other treatment of an Award under the Code.

2.  Stock Subject to the Plan. Subject to the provisions of Paragraph 10, the aggregate number of shares of the Company's common stock, par value $0.01 per share ("Common Stock"), for which Awards may be granted under the Plan shall not exceed 5,000,000 shares, all of which may be granted as ISOs. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the termination provisions of Paragraph 11, any shares of Common Stock subject to an Award which for any reason expires or is forfeited, canceled, or terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of Awards under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. As further set forth in Section 9 hereof, all Awards shall be granted by one or more written instruments (the "Contract") which shall set forth all terms and conditions of the Award.

3.  Administration of the Plan. The Plan will be administered by the Board of Directors, or by a committee (the "Committee") consisting of two or more directors appointed by the Board of Directors. Those administering the Plan shall be referred to herein as the "Administrators." Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), any Committee appointed by the Board of Directors to administer the Plan shall be comprised of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3). Unless otherwise provided in the By-Laws of the Company, by resolution of the Board of Directors or applicable law, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine each person who shall be granted an Award; the type of Award to be granted, the times when an Award shall be granted; whether an option granted to an Award Holder (as such term is defined in Paragraph 4) shall be an ISO or a ~~NQSO~~NOSO; the term of each Award; the date each Award shall become exercisable; whether an Award shall be exercisable in whole or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any Award or installment thereof in the event of the death of the Award Holder or upon other conditions to be specified by the Administrators in the applicable Contract or subsequent thereto; whether shares of Common Stock may be issued upon the exercise of an Award as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price or other amount to be paid in connection with the exercise of an Award; the form of payment of the exercise price; subject to Section 7 of the Plan, the fair market value of a share of Common Stock; the restrictions, if any, imposed with respect to an Award and whether and under what conditions to waive any such restrictions; whether and under what conditions to restrict the sale or other disposition of the shares of Common Stock acquired upon the grant or exercise of an Award and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject the grant or exercise of all or any portion of an Award, the vesting of an Award, or the shares acquired pursuant to the exercise of an Award, to the fulfillment of certain restrictions or contingencies all as specified in the Contract, including without limitation restrictions or contingencies relating to (a) entering into a covenant not to compete with the Company, any Parent (if any) (as such term is defined in Paragraph 17) and any of its Subsidiaries (as such term is defined in Paragraph 17), (b) financial objectives for the Company, any of its Subsidiaries, a division, a product line or other category and/or (c) the period of continued employment, consultancy or directorship with the Company or any of its Subsidiaries, and to determine whether such restrictions or contingencies have been met; the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or any Parent to withhold taxes or other amounts; whether an Award Holder has a Disability (as such term is defined in Paragraph 17); with the consent of the Award Holder, to cancel or modify an Award, provided, however, that the modified provision is permitted to be included in an Award granted under the Plan on the date of the modification; provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Contracts and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any Award granted under the Plan or any amendment to either which, under Rule 16b-3 or Section 162(m) of the Code, requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders, in order to be exempt under Section 16(b) of the Exchange Act (unless otherwise specifically provided herein) or to preserve any deduction under Section 162(m) of the Code; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any Award granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on matters referred to in this Paragraph 3 shall be conclusive and binding on all parties. No Administrator or former Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.  Eligibility. The Administrators may from time to time, consistent with the purposes of the Plan, grant Awards to (a) employees (including officers and directors who are employees) of the Company, any Parent or any of its Subsidiaries, (b) consultants to the Company, any Parent or any of its Subsidiaries, and/or (c) to such directors of the Company who, at the time of grant, are not common law employees of the Company or of any of its Subsidiaries, as the Administrators may determine in their sole discretion (each, an "Award Holder"). Such Awards granted shall cover such number of shares of Common Stock as the Administrators may determine in their sole discretion; provided, however, that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such employee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation amount shall be applied by taking ISOs into account in the order in which they were granted. Any option (or portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

a.  Grant. The Administrators may from time to time, in their sole discretion, consistent with the purposes of the Plan, grant options to one or more Award Holders.

b.  Exercise Price. The exercise price of the shares of Common Stock under each option shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of each option, shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, however, that if, at the time an ISO is granted, the Award Holder owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than one hundred ten percent (110%) of the fair market value of the Common Stock subject to such ISO on the date of grant.

c.  Term. Each option granted pursuant to the Plan shall be for such term as is established by the Administrators, in their sole discretion, at or before the time such option is granted; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the Award Holder owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant and provided further, that if the term of any option is to expire within, or immediately after a black out period imposed by the Corporation on participants under the Plan preventing Options from being exercised during such period, then the term of the options shall be extended until the date that is ten business days following the expiration of the black out period. Options shall be subject to earlier termination as hereinafter provided.

d.  Termination of Relationship. Except as may otherwise be expressly provided in the applicable Contract or the Award Holder's written employment or consulting or termination contract, any Award Holder, whose employment or consulting or advisory relationship with the Company, any Parent or any of its Subsidiaries, has terminated for any reason other than the death or Disability of the Award Holder, may exercise any option granted to the Award Holder as an employee or consultant, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated for Cause (as defined in Paragraph 17), such option shall terminate immediately. A change of status from that of an employee to that of a consultant, or from consultant to employee, shall not be deemed to trigger a termination of Award Holder's status as an employee or consultant, except that if an Award Holder who was an employee and becomes a consultant does not exercise vested options within the above specified time period, such options will, if applicable, no longer have the status of ISOs.

For the purposes of the Plan, an employment or consulting relationship shall be deemed to exist between an individual and the Company if, at the time of the determination, the individual was an employee of the Company, its Parent, any of its Subsidiaries or any of its consultants for purposes of Section 422(a) of the Code. As a result, an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee or consultant for purposes of the Plan during such leave if the period of the leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to re-employment with the Company, any of its Subsidiaries or a Parent or consultant is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days and the individual's right to re-employment is not guaranteed by statute or by contract, the employment or consulting relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

Except as may otherwise be expressly provided in the applicable Contract, an Award Holder whose directorship with the Company has terminated for any reason other than the Award Holder's death or Disability, may exercise the options granted to the Award Holder as a director who was not an employee of or consultant to the Company or any of its Subsidiaries, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if the Award Holder's directorship is terminated for Cause, such option shall terminate immediately.

Except as may otherwise be expressly provided in the applicable Contract, options granted under this Plan to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Award Holder so long as such Award Holder continues to be a director of the Company, or an officer or employee of, or a consultant or advisor to, the Company or any of its Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one entity to another).

Nothing in the Plan or in any option granted under the Plan shall confer on any person any right to continue in the employ of or as a consultant or advisor of the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, any Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

e.  Death or Disability of an Award Holder. Except as may otherwise be expressly provided in the applicable Contract or the Award Holder's written employment or consulting or termination contract, if an Award Holder dies (a) while the Award Holder is employed by, or is a consultant to, the Company, any Parent or any of its Subsidiaries, (b) within three (3) months after the termination of the Award Holder's employment or consulting relationship with the Company, any Parent and its Subsidiaries (unless such termination was for Cause) or (c) within one (1) year following the termination of such employment or consulting relationship by reason of the Award Holder's Disability, the options granted to the Award Holder as an employee of, or consultant to, the Company or any Parent or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Award Holder's death, by the Award Holder's Legal Representative (as such term is defined in Paragraph 17), at any time within one (1) year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract or the Award Holder's written employment or consulting or termination contract, any Award Holder whose employment or consulting relationship with the Company, any Parent and its Subsidiaries has terminated by reason of the Award Holder's Disability may exercise such options, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

Except as may otherwise be expressly provided in the applicable Contract, if an Award Holder dies (a) while the Award Holder is a director of the Company, (b) within three (3) months after the termination of the Award Holder's directorship with the Company (unless such termination was for Cause) or (c) within one (1) year after the termination of the Award Holder's directorship by reason of the Award Holder's Disability, the options granted to the Award Holder as a director who was not an employee of or consultant to the Company or any Parent or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Award Holder's death, by the Award Holder's Legal Representative at any time within one (1) year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, an Award Holder whose directorship with the Company has terminated by reason of Disability, may exercise such options, to the extent exercisable on the effective date of such termination, at any time within one (1) year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

5.  Rules of Operation.

a.  Fair Market Value. The fair market value of a share of Common Stock on any day shall be (i) if the principal market for the Common Stock is a national securities exchange, the closing prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq"), and (A) if actual sales price information is available with respect to the Common Stock, the closing sales prices per share of the Common Stock on such day on Nasdaq, or (B) if such information is not available, the closing bid and the asked prices per share for the Common Stock on such day on Nasdaq, or (iii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the closing bid and asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (i), (ii) and (iii) of this Paragraph 7(a) are all inapplicable because the Company's Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with any applicable regulations adopted by the Treasury Department relating to stock options.

b.  Exercise. An Award (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which Award is being exercised, specifying the number of shares of Common Stock as to which such Award is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments) (i) in cash and/or by certified check, (ii) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all Awards being exercised, (iii) with the authorization of the Administrators and to the extent not prohibited under the Sarbanes-Oxley Act of 2002, by delivering a full or limited recourse, interest bearing promissory note payable in one or more installments and secured by the shares of Common Stock for which the Award is exercised, for any amount of the purchase price in excess of the minimum required under applicable law to be paid upon issuance, or (iv) some combination thereof; provided, however, that in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes. The Company shall not be required to issue any shares of Common Stock pursuant to the exercise of any Award until all required payments with respect thereto, including payments for any required withholding amounts, have been made.

The Administrators may, in their sole discretion, permit payment of the exercise price of an Award by delivery by the Award Holder of a properly executed notice, together with a copy of the Award Holder's irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

c.  Stockholder Rights. An Award Holder shall not have the rights of a stockholder with respect to such shares of Common Stock to be received upon the exercise or grant of an Award until the date of issuance of a stock certificate to the Award Holder for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any Award Holder using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

6.  Compliance with Securities Laws. It is a condition to the receipt or exercise of any Award that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such grant or exercise shall be effective and current at the time of such grant or exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such grant or exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any Award under the Securities Act or to keep any Registration Statement effective or current.

The Administrators may require, in their sole discretion, as a condition to the grant or exercise of an Award, that the Award Holder execute and deliver to the Company the Award Holder's representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (a) the shares of Common Stock to be issued upon the receipt or exercise of an Award are being acquired by the Award Holder for the Award Holder's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such Award Holder will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Award Holder, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to any Award on any securities exchange, Nasdaq or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of shares of Common Stock upon exercise of an Award, such Award may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

7.  Award Contracts. Each Award shall be evidenced by an appropriate Contract, which shall be duly executed by the Company and the Award Holder. Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion. The terms of each Award and Contract need not be identical.

8.  Adjustments upon Changes in Common Stock. Notwithstanding any other provision of the Plan, and except as set forth below in the event of a Change in Control, in the event of a stock dividend, recapitalization, merger, consolidation, spin-off, stock-split, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding Award, the exercise price of each Award, and the maximum number of shares subject to each Award that may be granted to any employee in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties.  In the discretion of the Board of Directors, the Board of Directors may determine that this Plan shall be assumed by and become the stock option plan of an Affiliate of the Company in connection with any of the events listed above. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to options without payment therefor. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph 10 if such adjustment (a) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such Award), and (b) would be considered as the adoption of a new plan requiring stockholder approval. Notwithstanding the foregoing, the adjustments described in this Section 9 and the manner of application of the provisions of this Section 9 shall be determined by the Committee in its sole discretion and to the extent permitted under Section 409A of the Code and the regulations thereunder to avoid treatment of any Award as the deferral of compensation. The conversion of one or more outstanding shares of preferred stock that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Paragraph 10.

Except as may otherwise be expressly provided in an applicable Contract, in the event of a Change in Control (as defined in Paragraph ~~17~~16) any options shall vest in full at such date so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock and such options shall otherwise terminate as of the effective date of the Change in Control; provided, however, that the Award Holder shall be given notice of the Change in Control not less than five (5) days in advance so he will be given an opportunity to exercise any options prior to the Change in Control, which exercise may be conditioned upon consummation of such Change in Control. However, except as may be expressly provided in an applicable Contract, the shares subject to an outstanding Option shall not vest on such an accelerated basis, and such Option shall not terminate, if and to the extent that: (a) such Option is assumed (i.e., appropriate provision for any outstanding options is made by substitution on an equitable basis of appropriate stock of the Company or of the successor corporation which will be issuable in respect to one share of Common Stock of the Company) by the successor corporation (or parent thereof) in the Change in Control and the Company's repurchase rights, if any, are concurrently assigned to such successor corporation (or parent thereof), or if the Change in Control is of the type specified in Paragraph 17(c)(i)(C) the Company expressly agrees to allow the option to continue or (b) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option shares at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested Option shares, or (c) the acceleration of such Option is subject to other limitations imposed by the Administrators at the time of the Award grant. Except as may otherwise be expressly provided in an applicable Contract, all outstanding repurchase rights under a Contract (for shares acquired pursuant to the exercise of an Option or shares acquired pursuant to a Stock Award) shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of a Change in Control, except to the extent that (x) those repurchase rights are assigned to the successor corporation (or Parent thereof) in connection with such transaction or, if the Change in Control is of the type specified in Paragraph 17(c)(i)(C) the Company expressly agrees to provide for the continuation of such repurchase rights or (y) such accelerated vesting is precluded by other limitations imposed by the Administrators at the time the Award is granted.

The Administrators shall have the discretionary authority, exercisable at the time the unvested Award shares are issued or any time while the repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares subject to those terminated rights shall immediately vest, in the event that the Award Holder's employment, consultancy or directorship should subsequently be terminated by the Company or the successor without Cause within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the successor corporation (or parent thereof).

9.  Amendments and Termination of the Plan. The Plan was adopted by the Board of Directors on May 11, 2006. No Award may be granted under the Plan after May 10, 2016. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part~~, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, ruling or interpretation of any governmental agency or regulatory body; provided, however,that no amendment shall be effective, without the requisite prior or subsequent stockholder approval, which would (a) change the eligibility requirements for individuals entitled to receive Awards hereunder, or (b) make any change for which applicable law or any governmental agency or regulatory body requires stockholder approval.~~ No termination, suspension or amendment of the Plan shall adversely affect the rights of an Award Holder under any Award granted under the Plan without such Award Holder's consent. The power of the Administrators to construe and administer any Award granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

The Board of Directors may, subject to receipt of requisite shareholder and regulatory approval, make the following amendments to the Plan:

a.  any amendment to the number of securities issuable under the Plan, including an increase to a fixed maximum number of securities or a change from a fixed maximum number of securities to a fixed maximum percentage. A change to a fixed maximum percentage that was previously approved by shareholders will not require additional shareholder approval;

b.  the addition of any form of financial assistance;

c.  any addition of a cashless exercise feature, payable in cash or securities that does not provide for a full deduction in the number of underlying securities from the Plan;

d.  the addition of any provision in the Plan that results in participants receiving securities while no cash consideration is received by the Company;

e. any other amendments that may lead to significant or unreasonable dilution in the Company’s outstanding securities or may provide additional benefits to participants, especially to insiders of the Company, at the expense of the Company and its existing shareholders.

The Board of Directors may, subject to receipt of requisite regulatory approval, where required, in its sole discretion make all other amendments to the Plan that are not of the type contemplated in subparagraph above, including, without limitation:

a.  amendments of a housekeeping nature;

b.  the addition of or a change to vesting provisions of a security or the Plan;

c.  a change to the termination provisions of a security or the Plan that does not entail an extension beyond the original expiry date; and

d.  the addition of a cashless exercise feature, payable in cash or securities, which provides for a full deduction of the number of underlying securities from the Plan reserve.

10.  Non-Transferability. Except as may otherwise be expressly provided in the applicable Contract, no option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the Award Holder, only by the Award Holder or the Award Holder's Legal Representatives. Except as may otherwise be expressly provided in the applicable Contract, a Stock Award, to the extent not vested, shall not be transferable otherwise than by will or the laws or descent and distribution. Except to the extent provided above, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

11.  Withholding Taxes. The Company, or its Parent or Subsidiary, as applicable, may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued under an Award or a combination of cash and shares, having an aggregate fair market equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Award Holder to pay to the Company such amount, in cash, promptly upon demand.

12.  Legends; Payment of Expenses; Share Escrow. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (b) implement the provisions of the Plan or any agreement between the Company and the Award Holder with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon grant or exercise of an Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

Shares with respect to Stock Awards may, in the Administrator's discretion, be held in escrow by the Company until the Award Holder's interest in such shares vests.

13.  Use of Proceeds. The cash proceeds to be received upon the grant or exercise of an Award shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

14.  Substitutions and Assumptions of Awards of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new Awards for prior Awards of a Constituent Corporation (as such term is defined in Paragraph 17) or assume the prior options or restricted stock of such Constituent Corporation. Notwithstanding the foregoing, the substitutions described in this Section 15 and the manner of application of the provisions of this Section 15 shall be determined by the Committee in its sole discretion and to the extent permitted under Section 409A of the Code and the regulations thereunder to avoid treatment of any Award as the deferral of compensation.

15.  Definitions.

a.  "Cause~~,~~" in connection with the termination of an Award Holder, shall mean (i) "cause," as such term (or any similar term, such as "with cause") is defined in any employment, consulting or other applicable agreement for services between the Company and such Award Holder, or (ii) in the absence of such an agreement, "cause" as such term is defined in the Contract executed by the Company and such Award Holder, or (iii) in the absence of both of the foregoing, (A) conviction of such Award Holder for any felony or the entering by him of a please of guilty or nolo contendere with respect thereto, (B) willful and repeated failures in any material respect of such Award Holder to perform any of the Award Holder's reasonable duties and responsibilities assigned to him and the failure of the Award Holder to cure such failures hereunder within thirty (30) days after written notice thereof from the Company, (C) the commission of any act or failure to act by such Award Holder that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company, any of its Subsidiaries or any Parent or any other affiliate of the Company (or its or their respective employees), whether financially or otherwise, or (D) any material violation by such Award Holder of the requirements of such Contract, any other contract or agreement between the Company and such Award Holder or this Plan (as in effect from time to time); in each case, with respect to subsections (A) through (D), as determined by the Board of Directors.

b.  "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

c. "Change in Control" shall mean

i.  any of the following transactions effected with a Person not an Affiliate of the Company immediately prior to the transaction:

A.  a merger or consolidation of the Company with or into another entity;

B.  the exchange or sale of all or a portion of the outstanding shares of the Company for securities of another entity, or other consideration provided by such entity; or

C.  the issuance of equity securities of the Company or securities convertible into equity securities, in exchange for securities of another entity or other consideration provided by such entity;

and in the case of either A, B or C the Company's shareholders prior to the transaction, do not possess, immediately after such transaction, more than fifty percent (50%) (not including the holdings of the other entity or Affiliate thereof, if such person was a shareholder of the Company prior to the transaction) of the voting power of any of the following: (X) the Company; (Y) such other entity; or (Z) any direct or indirect Parent of such other entity;

ii.  a sale of all or substantially all of the Company's assets to a third party not an Affiliate of the Company immediately prior to such transaction.

iii.  any person or entity (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company controlled by the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; excluding, however, any person or entity acquiring such beneficial ownership (A) directly from the Company or from an affiliate of the company who acquired such beneficial ownership directly from the Company (including any acquisition resulting from exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities acquired from the Company or such an affiliate), and (B) pursuant to a reorganization, merger or consolidation involving the company which does not itself constitute a Change in Control pursuant to subsection (i) of this definition; provided, however, that this subparagraph (c)(iii) shall be inapplicable if the Company is not at the time of an event described in this subparagraph (c)(iii), a reporting company under the Securities Exchange Act of 1934;

iv.  during any period of not more than two consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by shareholders of the Company of each new director was approved or ratified by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or who were new directors approved by such a vote; provided, however, that this subparagraph (c)(iv) shall be inapplicable if the Company is not at the time of an event described in this subparagraph (c)(iv), a reporting company under the Securities Exchange Act of 1934; or

v.    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

For the purposes of this definition, the term "Affiliate" of any person or entity ("Person") shall mean any other person or entity which controls, is controlled by, or is under common control with such Person. As used herein, "control" shall be the possession, directly or indirectly, of the power to direct or cause the direction of the management of, and policies of a person whether through the ownership of voting securities, by contract or otherwise.

d.  "Disability" shall mean a permanent and total disability within the meaning of Section 22(e) (3) of the Code.

e. "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Award Holder with respect to an Award granted under the Plan.

f.  “Parent" shall mean a "parent corporation" within the meaning of Section 424(e) of the Code.

g.  “Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

16.  Governing Law. The Plan, any Awards granted hereunder, the Contracts and all related matters shall be governed by, and construed in accordance with, the laws of Idaho, other than those laws which would defer to the substantive law of the other jurisdiction.

Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

17.  Partial Invalidity. The invalidity, illegality or unenforceability of any provision in the Plan, any Award or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

18.  Stockholder Approval. The Plan shall be subject to approval of the Company's stockholders. No options granted hereunder may be exercised prior to such approval, provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. ~~Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before May 11, 2007, the Plan and any Awards granted hereunder shall terminate.~~

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under the Idaho Business Corporation Act, an Idaho corporation:

(1)

shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding;

(2)

may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if the officer or director conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation, and in all cases, that his conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by section 30-1-202(2)(e), Idaho Code; and

(3)

may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation to the same extent as a director; and if he is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; or liability arising out of conduct that constitutes receipt by him of a financial benefit to which he is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law.

We have purchased an insurance policy covering our officers and directors, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been our directors or officers. Our premium for the policy was $51,613 plus taxes and fees.

On August 9, 2006, we entered into Indemnification Agreements with our directors and officers. The following summary of the Indemnification Agreements is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached to this Report as Exhibit 10.2. All capitalized terms in the following paragraph shall have the meanings ascribed to them in Indemnification Agreement.

Under the Indemnification Agreements, if the Indemnitee is a party to an Action or is threatened to be made party to an Action, or is a witness on our behalf or on behalf of our affiliate(s), because of his service to us as an officer, director, or another Entity in any capacity at our request, we are obligated to defend, indemnify, and hold harmless the Indemnitee against judgments, fines, settlement payments and expenses, reasonable attorneys’ fees, expenses and costs of investigation, and any related appeals. Notwithstanding the foregoing, we are not obligated to indemnify the Indemnitee where a judgment or final adjudication adverse to the Indemnitee shows (1) his acts were committed in bad faith or by gross negligence, or were the result of his active and deliberate dishonesty, which was material to the cause of action, or (2) the Indemnitee personally gained, in fact, a financial profit or other advantage, illegally obtained. If the Indemnitee is only partially successful, we will indemnify the Indemnitee to the extent he was successful. We will advance funds to the Indemnitee to pay expenses incurred in defending an Action in advance of its final disposition, however, the Indemnitee must repay such advances if a court determines that the Indemnitee was not entitled to such advances. The Indemnification Agreement will continue until the later of (1) 6 years after the Indemnitee has ceased to serve as an officer, director, or another Entity in any capacity at our request, or (2) the final termination of all pending or threatened Actions involving the Indemnitee.

Insofar as indemnification for liabilities arising under the Act or the indemnification agreements may be permitted to directors, officers and controlling persons of Western Goldfields, Inc., we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules

See the index to exhibits that appears immediately following the signature pages of this registration statement.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(f) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on May 14, 2007.

Western Goldfields Inc.

By:	/s/ Raymond Threlkeld
Name: Raymond Threlkeld Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities on May 14, 2007.

	/s/ Raymond Threlkeld	President and Chief Executive Officer
	Raymond Threlkeld	(Principal Executive Officer)

	*	Chief Financial Officer
	Brian Penny	(Principal Financial Officer and Principal Accounting Officer)

	*	Chairman of the Board
Randall Oliphant

	*	Director
Vahan Kololian

	*	Director
Martyn Konig

	*	Director
Gerald Ruth

* By:	Raymond Threlkeld
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger
3.1(2)	Articles of Western Goldfields Inc.
3.2(3)	Bylaws of Western Goldfields Inc.
3.3(4)	Articles of Western Goldfields (USA) Inc.
3.4(5)	Bylaws of Western Goldfields (USA) Inc.
4.1(6)	Shareholder Rights Plan
5.1* *	Opinion of Cassels Brock & Blackwell LLP regarding legality.
8.1* *	Opinion of Shearman & Sterling LLP as to certain U.S. tax matters.
10.1(7)	Stock Option Plan
21.1**	List of subsidiaries.
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2* *	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1).
23.3* *	Consent of Shearman & Sterling LLP (included in Exhibit 8.1).
24.1*	Powers of Attorney (included on signature pages).
99.1*	Form of proxy card.
99.2*	Tax Instructions Letter

——————

*

Filed herewith.

**

Previously filed

(1)

Included as Annex I herein

(2)

Included as Annex II herein

(3)

Included as Annex III herein

(4)

Included as Annex IV herein

(5)

Included as Annex V herein

(6)

Included as Annex VI herein

(7)

Included as Annex VII herein